As filed with the Securities and Exchange Commission on October 16, 2001
                           Registration No. 333-46666



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 8
                     TO THE FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          BIOQUEST INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

Virginia                                                     7375                                                54-1965777
--------                                                     ----                                                ----------
(Primary Standard                                     (Primary Standard                                       (IRS Employer
Industrial Classification                         Industrial Classification                                  Identification
("SIC") Number)                                        ("SIC") Number)                                              Number)

                     ---------------------------------------
                             11217 Silverleaf Drive
                         Fairfax Station, Virginia 22039
                                 (703) 764-4464
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                           principal executive office)
   ---------------------------------------------------------------------------

                                    Copy To:
                              Carl N. Duncan, Esq.
                              5718 Tanglewood Drive
                            Bethesda, Maryland 20817
                                 (301) 263-0200

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of the Registration Statement

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                      1933, check the following box: [x].












The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================
                                   PROPSECTUS
================================================================================







                        1,000,000 Shares of Common Stock
                    ($10,000,000 if Sold at $10.00 per Share
                  and $14,000,000 if Sold at $14.00 per Share)





                          BIOQUEST INTERNATIONAL, INC.





     BioQuest International, Inc. is making this offering of 1,000,000 of its shares of common stock on a best-efforts, self-underwritten, Dutch Auction, all-or-nothing basis.

          During this offering, shares are being offered at $10.00 per share minimum but, because of the Dutch Auction process being employed, purchasers may pay a price of up to $14.00 per share.

          If a minimum of 1,000,000 of shares is not sold during this offering (up to 120 days from the date of this prospectus), investor funds relating to the shares will be promptly returned with all pro rata interest earned thereon.








         These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" and "Absence of Public Market" for certain factors that should be considered by prospective investors, including that there is currently no market for the shares.


         These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



================================================================================
               The date of this prospectus is October _____, 2001
================================================================================

                             REGULATORY DISCLOSURES


     Bids for shares offered hereby are subject to the following conditions:

(1) No one investor, or persons acting in concert, may purchase more than 100,000 shares.

(2) Each purchaser must represent in the Subscription Agreement and Power of Attorney that he has (a) net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (b) a net worth of at least $65,000 (similarly calculated) and an annual adjusted gross income of not less than $65,000. See also (4) below.

(3) It is our goal to encourage prudent investing and we want every bidder to carefully evaluate our company so that they can make educated bids. You must access the prospectus and then check the box at the end of this prospectus signifying that you have had access to the prospectus. You will then have access to the bidding pages.

(4) Shares are being qualified for sale in certain states. Once registered, bids only from those states will be deemed valid. For a current list of states and, if different than (2) above, the associated suitability requirements. See "Dutch Auction Bid Process Website - - Welcome," Appendix II.
















                   [Balance of page intentionally left blank]

                                TABLE OF CONTENTS

Descriptive Title                                                           Page

REGULATORY DISCLOSURES.........................................................2
PROSPECTUS SUMMARY.............................................................4
RISK FACTORS...................................................................4
CERTAIN PARTIES AND RELATED TRANSACTIONS.......................................8
APPLICATION OF PROCEEDS........................................................9
CAPITALIZATION................................................................11
DILUTION......................................................................11
THE COMPANY...................................................................12
FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT..........................34
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
         AND THE PRINCIPAL SHAREHOLDERS.......................................34
SELECTED FINANCIAL DATA.......................................................35
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS............................................35
ABSENCE OF PUBLIC MARKET......................................................36
DESCRIPTION OF CAPITAL STOCK..................................................37
PLAN OF DISTRIBUTION..........................................................37
ERISA CONSIDERATIONS..........................................................42
EXPERTS.......................................................................42
AVAILABLE INFORMATION.........................................................42
APPENDIX I - FINANCIAL STATEMENTS............................................I-1
APPENDIX II - DUTCH AUCTION BID PROCESS WEBSITE.............................II-1






No person is authorized to give any information not contained in the prospectus in connection with this offering and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction to any person to whom such offer would be unlawful.

                               PROSPECTUS SUMMARY

         Prospective investors are encouraged to access this prospectus in its entirety, including the risk factors and financial statements.

                                   The Company

         BioQuest International, Inc., organized November 4, 1999 under the laws of Virginia, is a development stage company created to design, build and operate a comprehensive Internet portal and allied companies focused on alternative/complementary/integrated medicine. Specifically, we act as a holding corporation for the purposes of creating, establishing, acquiring, building and developing various wholly owned subsidiary companies, all allied within the alternative/complementary/integrative medical field. Our business address is 11217 Silverleaf Drive, Fairfax Station, Virginia; our telephone number is (703) 764-4464.

         We are a developmental stage company without any operations or revenues to date. Our shares are not currently listed on any exchange or market. However, upon successful conclusion of this offering, as discussed in "Absence of Public Market," we intend to seek qualification of our shares for quotation, initially on the NASDAQ Bulletin Board. Nonetheless, our auditors have expressed substantial doubt as to our ability to continue as a going concern unless this offering is successful. Our founders, directors and officers, following the offering, will together own 84.7% of our shares if the 1,000,000 share offering is sold.

The Offering

Plan of                    The shares are being offered on a best efforts,
Distribution               self-underwritten, all-or-nothing, Dutch Auction
                           basis. Specifically, during this offering, all 1,000,000 shares being offered must be sold. The minimum acceptable bid during this offering is $10.00 but, because of the Dutch Auction process being employed, purchasers may pay a price of up to $14.00 per share. Because shares are being sold by its principals, Peter J. Ewens and Roger Miller, on a self-underwritten basis (without the use of broker-dealers), there is no selling commission. For details, see Appendix II, Dutch Auction Bid Process
                           Website, and www.bioquestipo.com.

Risks and Conflicts of     An investment in BioQuest involves substantial risks
Interest                   due in part to the highly speculative nature of our
                           business plan. Risks and conflicts inherent in investing in BioQuest, respectively, are discussed under "Risk Factors" and "Certain Parties and Related
                           Transactions."

Application                of Proceeds The proceeds of the offering are
                           expected to be employed as outlined in "Application of Proceeds," with particular emphasis on completing the construction of our Internet portal, BatOutOfHealth.com, and implementing Stage I of the BioQuest Centre for Natural and Integrative
                           Medicine. As described in "Application of Proceeds",
                           "The Company" and "Plan of Distribution," in the event that a clearing price greater than the $10.00 per share minimum is realized, we intend to apply more capital toward implementing our business plan.


                                  RISK FACTORS

         Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following factors before purchasing the shares offered hereby. We are a very early stage development company. Investors should carefully consider the information presented, including risks relating to the absence of operations, uncertain market acceptance, competition, potential technical obsolescence, future capital needs and dependence on key personnel.

Risks Related to Our Financial Condition
----------------------------------------

OUR ABILITY TO CONTINUE AS A GOING CONCERN DEPENDS ON THIS OFFERING BEING SUCCESSFUL. The independent auditors' report on our June 30, 2001 financial statements (see Appendix I) notes that the financial statements are prepared assuming we will continue as a going concern. For example, on that date, we had an accumulated deficit of $482,229. Our ability to continue as a going concern depends on our successful completion of this offering and our ability to generate sufficient revenue from future operations. If we do not satisfy these two conditions, then we will need to dissolve the company.

NO OPERATING HISTORY ON WHICH TO BASE OUR PROPOSED PLANS. We were only recently founded and plan to commence operations in September 2001 (See "The Company"). Since our inception, most of our time and resources have been spent in obtaining interim financing and developing a business plan. Accordingly, we have no meaningful operating history upon which an evaluation of our prospects can be based. To address these risks, we must, among other things, respond to competitive developments as well as attract, retain and motivate qualified persons. Moreover, we have incurred normal start-up expenses since inception and expect to operate at a loss for the foreseeable future. There can be no assurance that we will achieve or sustain profitability.

NO ASSURANCE WE WILL ACHIEVE PROFITABILITY OR PAY DIVIDENDS. WE HAVE NOT PAID ANY DIVIDENDS. There can be no assurance that our products and services will be accepted in the marketplace or that there will be sufficient revenues generated for us to be profitable. If we cannot maintain a reasonable profit margin, we may be forced to discontinue operations. Should our operations and proposed expansion prove to be profitable, it is likely that we will retain much or all of our earnings in order to finance future expansion. Moreover, we may be restricted from paying dividends to our shareholders under future credit or other financing agreement(s). Therefore, we do not presently intend to pay dividends, and it is not likely that any dividends will be paid in the foreseeable future.

WE MAY HAVE CONTINGENT SECTION 5 LIABILITY ARISING IN CONNECTION WITH A PRIOR MAGAZINE ADVERTISEMENT. A magazine advertisement that ran in September 2001 announcing this offering omitted a legend required by specific SEC regulation when not yet registered as we had expected. We otherwise believe the ad was in customary form. If the ad were determined to have constituted a prospectus that did not meet the requirements of Section 5 of the Securities Act, then any purchasers in this offering who viewed this ad could have the right, for a period of one year form the date of their purchase, to bring an action for rescission or for damages resulting from their purchase of our common stock. We do not believe that the existence of this advertisement (or the omission of the legend) caused a violation of the Securities Act. Moreover, we did not receive any responses to the ad and, in fact, will not use any responses which might have come from this ad.

Risks Related to This Offering
------------------------------

AMOUNT OF PROCEEDS FROM THIS OFFERING DEPENDENT UPON OUTCOME OF THE DUTCH AUCTION PROCESS. The amounts set forth in the "Application of Proceeds" section indicates our proposed use of proceeds from this offering. At least as critically, the Dutch Auction nature of this offering leaves the proceeds a function of the outcome of the auction itself. Specifically, the gross proceeds could be as low as $10,000,000 and as high as $14,000,000. A significant portion of the net proceeds of this offering, after organization and offering expenses, has been allocated, among other uses, to investment in existing subsidiaries and proposed acquisitions. While we expect to use proceeds of this offering as outlined in "Application of Proceeds," we retain broad discretion as to the specific use of such funds. For example, as described in such discussion, if shares are sold at $10.00 per share, $2,500,000 of the $10,000,000 raised (25%) are expected to be used for BatOutOfHealth.com but the dollar amount increases to $3,600,000 of the $14,000,000 (25.7%) if the shares in this 1,000,000 share
Dutch Auction offering are sold at the $14.00 maximum bid.

FLEXIBILITY IN ALLOCATING NET PROCEEDS. We have considerable discretion flexibility (see "Application of Proceeds" and preceding paragraph) in using a substantial portion of the proceeds raised by this offering to purchase unspecified businesses or to make unspecified acquisitions. There is no assurance we will be able to successfully acquire or merge with these organizations that are favorable to us but such acquisitions are expected to be 15% or less if $10,000,000 is raised, reducing to about 14.29% if the $14,000,000 maximum offering is achieved.

THIS OFFERING IS SELF-UNDERWRITTEN, A PLAN OF DISTRIBUTION DIFFERING FROM TRADITIONAL PLANS. We plan to use a "Dutch Auction" as the primary method of distributing our shares as described in "Plan of Distribution". We will solicit offers to purchase from prospective investors through the Internet as well as by traditional means. The auction is open for purposes of receiving offers to purchase, pursuant to this final prospectus, whether via hard copy or on our website which is located at www.bioquestipo.com. This method of distribution has the inherent risk that we will not sell the desired amount of securities or receive the desired price for those securities. If this were to occur, we would likely postpone or cancel the offering which could materially affect any future attempts to sell our shares in a public offering.

DISTRIBUTION OF OUR SHARES WITHOUT AN UNDERWRITER COULD RESULT IN A POOR AFTER-MARKET FOR OUR SHARES. Because we are not using a traditional underwriter for this offering (see "Plan of distribution") there may be a greater risk that our common shares will not receive adequate support from securities firms in the after-market, through market-making and other activities. If this should occur, the market price for our common shares may decline.

ARBITRARY OFFERING PRICE OF SHARES. Our minimum price per share has been arbitrarily determined by our board of directors and bears no relationship to our assets, book value or net worth. (See "Dilution")

IMMEDIATE AND SUBSTANTIAL DILUTION OF BOOK VALUE PER COMMON SHARE. This offering will result in immediate and substantial dilution, meaning that investors will pay a price per share that substantially exceeds the value of our assets after subtracting our liabilities, or net tangible book value. Very specifically, as described in "Dilution," the investors in this offering will contribute, at $10.00 per share, 92.2% of the funding to date but own only 10.0% of the shares outstanding (or, at $14.00 per share, contribute 94.3% of funding to date and own 10.0% of the shares outstanding).

NO ASSURANCE AN ACTIVE PUBLIC MARKET WILL DEVELOP; SHAREHOLDERS MAY NOT BE ABLE TO LIQUIDATE SHARES. No trading market for the purchase and sale of these shares currently exists. ( See "Securities Ownership of Certain Beneficial Owners and the Principal Shareholders" and "Certain Parties and Related Transactions"). While we will become a reporting company as a result of this offering and expect to be qualified for quotation, initially on the NASDAQ Bulletin Board within about two weeks of closing on this offering, no assurance can be given as to getting listed or the liquidity of the trading market for our shares or that an active public market will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the shares may be adversely affected. Consequently, holders of shares acquired in this offering may not be able to liquidate their investment in the event of an emergency or for any other reason.

MANAGEMENT CONTROL AND CONFLICTS MAY BE AVERSE TO OTHER SHAREHOLDERS' INTERESTS. Upon consummation of the offering, members of our management will beneficially own 84.7% of the outstanding shares. As a result of this ownership, management will have significant influence over our management policies and corporate affairs. In fact, investors who purchase shares may not have the power to elect even a single director and, as a practical matter, current management will continue to control BioQuest. Concentration of large amounts of our shares in the hands of management may also make more difficult any takeover or change in control not approved by such shareholders. Such potential conflict may extend to relationships with the Company. For example, Dr. Chappell, a principal sells herbs independently but once the offering is successful concluded
_______________________________.

NO INDEPENDENT DIRECTORS: Initially, there are no independent directors, with ours only directors being peter ewens (who is president/ceo) and roger miller (who is the cfo/treasurer/secretary). And therefore no independent Audit and Compensation Committees exist. Concurrent with closing on the Dutch Auction, outside directors will be appointed to the Board. These independent directors will determine that any proposed, on-going, affiliated transactions or loans will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will have access, at our expense, to either our counsel or independent legal counsel.

UNREGULATED STATUS; INSURABILITY. The Centre for Integrative Medicine and the treatments offered will not be licensed or regulated by any U.S. city, state and/or federal government. Nonetheless, our facilities and company will be insured against personal lawsuits, injury or death of its patients, including liabilities associated with any misdiagnosis, mistreatments and overdoses of certain holistic treatments which may be lethal if taken with certain prescriptions.

UNPROVEN ACCEPTANCE OF OUR PRODUCTS AND SERVICES. We do not currently have alternative medical products or services, as described in "The Company," and therefore we do not know how much, if any, acceptance our future products and services will receive in the marketplace. Moreover, our market is new and subject to rapid technological change. As such, the demand and market acceptance for our products is subject to a high level of uncertainty. We may, therefore, have difficulty establishing and expanding a domestic and international client base. If such a client base cannot be created and maintained, we will be forced to cease business operations.

OUR ANTICIPATED RAPID GROWTH OF THE COMPANY WILL PLACE SIGNIFICANT STRAIN ON BUSINESS RESOURCES AND VENDORS. The rapid execution necessary for us to fully exploit the market window for our alternative medicine products and services requires an effective planning and management process. Our rapid growth is expected to place a significant strain on our managerial, operational and financial resources. In addition, basically all our administrative and marketing and sales staff is yet to be hired. Similarly, the development and implementation of our business plan is placing, and will continue to place, a significant demand on our vendors. In addition, certain of our suppliers will rely on the limited components included in their products. Although we believe that we have made adequate allowances for the costs and risks associated with this expansion, there can be no assurance that our systems, procedures or controls will be adequate to support our operations or that management will be able to achieve the rapid execution necessary to fully exploit the market window for our products and services. If we are unable to manage growth effectively, our operating results and financial condition will be adversely affected.

UNCERTAINTIES REGARDING FUTURE INCREASE IN U.S. AND INTERNATIONAL GOVERNMENT REGULATION. We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally and there are currently few laws or regulations directly applicable to our products. However, it is possible that a number of laws and regulations may be adopted with respect to alternative medicine and international commerce. These possible regulations could cover issues such as nutritional supplements being regulated by the Food and Drug Administration (F.D.A.) in the future. The adoption of any such laws or regulations could decrease the demand for our products and increase our cost of doing business or otherwise have an adverse effect on our business. Moreover, there can be no assurance that export controls, either in their current form or as may be subsequently enacted in the U.S., Mexico, the Caribbean or elsewhere, will not limit our ability to distribute products - and possibly services - outside of the United States. Any such export restrictions, new legislation or regulation or unlawful exportation could have an adverse impact on our business operation.

NO CURRENT EMPLOYEES; POTENTIAL INABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL. At present, our performance is entirely dependent on the performance of our executive officers. The loss of the services of any of these executive officers could have a material adverse effect on our business. Currently, as described in "The Company," we have no employees. In fact, we will not have employees unless this offering is successful. We are dependent on our ability to attract, retain and motivate high quality personnel, especially management and highly skilled alternative medicine professionals. Since the pool of available talent is relative restricted and/or concentrated in certain geographical areas, competition for such personnel is intense and there can be no assurance that we will be able to attract, assimilate or retain highly qualified technical and managerial personnel. The inability to attract and retain qualified alternative medicine professionals could have a significantly adverse effect upon our ability to maintain business operations.

UNAUTHORIZED USE OF OUR MEDICAL TECHNOLOGY AND PROTOCOLS POSSIBLE. Our success and ability to compete is dependent, in part, upon our proprietary medical technology and protocols. Because we have no patents, we will rely on trademark, trade secret and copyright law to protect our licensed technology and medical protocols. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our medical products and services, including our protocols, or to obtain and use information that we regard as proprietary. We will generally enter into confidentiality or license agreements with our employees, consultants and vendors, as well as control access to and distribution of our documentation and other proprietary information. Nonetheless, there can be no assurance that the steps we take will prevent misappropriation of our medical technology or that such agreements will be enforceable.

NO EXPERIENCE IN GAINING ENTRY INTO OR SERVICING INTERNATIONAL MARKETS. A key component of our strategy is our planned expansion into international markets. In particular, we intend to establish a medical facility in the Caribbean by the end of 2001. To date, we have no experience in developing localized versions of our alternative medicine products and services or marketing and distributing these products and services internationally. If the international revenues generated by these alternative medicine products/services are not adequate to offset the expense of establishing and maintaining these foreign operations, our business, operating results or financial condition could be materially adversely affected. There can be no assurance that we will be able to successfully market, sell and deliver in these markets.



                    CERTAIN PARTIES AND RELATED TRANSACTIONS

         Because of certain statutory and case law relating to broad discretion granted management of a company, typically directors and officers of a corporation are indemnified by and have limited monetary liability to its shareholders. Failure of management to satisfy its fiduciary responsibility to shareholders could subject management to certain claims.

         On January 1, 2000, we issued 4,000,000 shares of restricted common stock to Mr. Peter J. Ewens, our Chairman, Chief Executive Officer and record and beneficial owner of approximately 44.2% of our outstanding shares, in consideration and exchange for $21,000.

         On January 1, 2000, Registrant issued 4,000,000 shares of restricted common stock to Mr. Roger Miller, Secretary, Treasurer and record and beneficial owner of approximately 44.2% of Registrant's outstanding common stock, in consideration and exchange for $21,000.

          On January 1, 2001 Registrant issued 250,000 shares of restricted common stock to Mr. James Chappell, our Vice President of Medical and Scientific Technology and record and beneficial owner of approximately 2.8% of Registrant's outstanding shares, in consideration for services rendered.

          On January 1, 2001 Registrant issued 250,000 shares of restricted common stock to Ms. Nicole Shoong, our President of BioQuest Media Resources Group and record and beneficial owner of approximately 2.8% of Registrant's outstanding shares, in consideration for services rendered.

         Under an oral agreement with the Board of Directors, we paid consulting fees to Peter Ewens, our Chief Executive Officer, totaling $106,080 from inception, November 4, 1999, through October 15, 2000. As the founder of the company, Mr. Ewens agreed to devote 100% of his time to establishing, developing and building BioQuest, in addition to working in conjunction with securities counsel to complete the public offering.

         It should be noted that the amount of these fees were less than what is dictated by the current market in bringing a consultant in to perform the tasks and undertake the responsibilities which Mr. Ewens has. As of October 15, 2000, all four officers of the corporation, including Mr. Ewens, entered into employment agreements as described in "Executive Compensation and Employment Contracts."

         Roger Miller, the Chief Financial Officer, is also a partner in the consulting firm of Miller & Associates, Inc. during the period, Miller & Associates, Inc. incurred expenses for supplies and other office related functions for us. We reimbursed Miller & Associates, Inc. for all expenses incurred on our behalf, totaling $13,073.

         Finally, Mr. Ewens is providing rent-free space to us, pending the conclusion of this offer (when it will obtain necessary facilities from a non-affiliated person or entity).

         Other than the foregoing purchase of shares in consideration and exchange for $42,000, there have been no past transactions between BioQuest and its affiliates. Nonetheless, Peter J. Ewens, and Roger Miller have had a personal and business relationship for nearly 25 years. Mr. Miller has been Mr. Ewens' personal tax advisor and Mr. Ewens and Mr. Miller have had majority ownership in two other corporations previously. Mr. Ewens and Mr. Miller have also made personal investments in the same investment opportunities together, in each case as minority shareholders. No other prior relationships exist within our management.

         Our securities counsel, Duncan, Blum & Associates, is being paid for services rendered through significantly reduced cash compensation and the issuance of warrants to exercise the purchase of 15,000 shares at $.01 per share for up to three years from the date of this prospectus.

         We may enter into transactions with our affiliates in the future. BioQuest intends to enter into any such transactions only at prices and on terms no less favorable to BioQuest than transactions with independent third parties. In that context, BioQuest will require any director or officer who has a pecuniary interest in a matter being considered to recluse themselves from any negotiations. Moreover, our Articles of Incorporation provide that any related party contract or transaction must be authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein or the transaction must be fair and reasonable to BioQuest. In any event, any BioQuest debt instruments in the future are expected generally to prohibit us from entering into any such affiliate transaction on other than arm's-length terms. In addition, a majority of the Board is (and must continue to be) neither an officer nor has a pecuniary interest (other than as a shareholder or Director) in any transactions with BioQuest. In turn, commencing immediately, a majority of the independent members of the Board of Directors (defined as having no pecuniary interest in the transaction under consideration) will be required to approve all matters involving interested parties. Concurrent with closing on the Dutch Auction, outside directors will be appointed to the Board. The independent directors will determine that any proposed, or ongoing, affiliated transactions or loans will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will have access, at the company's expense, to the Company's or independent legal counsel.



                             APPLICATION OF PROCEEDS

         The net proceeds from the sale of our shares of common stock offered hereby, after associated organization and offering expenses, are estimated to be $9,346,000 if sold at the $10.00 minimum bid price per share and $13,346,000 if sold at the $14.00 maximum bid price per share. See "Capitalization" below with regard to our current capitalization and that which will exist if this 1,000,000 share offering is achieved.

         We expect that not less than 85% of the proceeds will be used to finance the development and expansion of our contemplated activities as well as for general corporate purposes. In the event only the minimum amount of funding is subscribed, we will concentrate our efforts primarily on completing the construction of our Internet portal, BatoutofHealth.com, and establishing and outfitting Stage I of the BioQuest Centre for Natural and Integrative Medicine. In the event that the "clearing price" on this Dutch Auction is higher than the $10.00 minimum bid, we intend to be more aggressive in implementing our business plan and further develop operations, personnel and project. This may include up to 15% of the proceeds being used to acquire other businesses allied with the alternative medicine field not carried on by our then-existing subsidiaries. For example, we anticipate conducting exploratory discussions in the future with potential strategic partners and/or acquisition candidates in the field of alternative medicine for our existing subsidiaries. Should any relationships develop from these discussions, it is anticipated that all such transactions would involve either an all-stock transfer or payment via a cash component and a stock component. The figures listed assume all such transactions will be part cash and part stock and include anticipated due diligence expenses.

         Anticipated application of proceeds below does not, however, include cash flow from revenue. We anticipate receiving revenues from operations, but there can be no assurance that such revenues will be sufficient to generate positive cash flow before proceeds from this offering are expended. At anticipated levels of capital expenditures (so-called "burn rates"), proceeds from the minimum offering are expected to fund our operations for not less than

12 months. However, investors are advised that, given the Dutch Auction process, the selling price could be a high as $14.00 a share, which would increase the net proceeds to BioQuest to as much as approximately $13,346,000.





                                                        APPLICATION OF PROCEEDS


                                       GROSS PROCEEDS      $10,000,000(1)            $12,000,000(2)           $14,000,000(3)
                                                           -----------               -----------              -----------
                                                                    Percentage                Percentage               Percentage
                                                         Dollar     Of Gross       Dollar     Of Gross      Dollar     Of Gross
                                                         Amount      Proceeds      Amount      Proceeds     Amount      Proceeds
                                                         ------      --------      ------      --------     ------      --------

Organization and Offering Expenses

     Accounting Fees                                       $30,000     0.3%          $30,000      0.2%        $30,000     0.2%

     Legal Fees (4)                                         35,000     0.4            35,000      0.3          35,000     0.3

     Printing and Related Costs                             25,000     0.3            25,000      0.2          25,000     0.2

     Filing Fees (SEC & State)                              34,000     0.4            34,000      0.3          34,000     0.3

     Software license Fee for Internet-Based Direct
        Public Offering                                     25,000     0.3            25,000     0.2           25,000     0.2

     Complete Web Site for Stage I(5)                       45,000     0.5            45,000      0.4          45,000     0.3

     Marketing - Internet                                  230,000     2.3           230,000      1.9         230,000     1.6

     Marketing - Non - Internet                            230,000     2.3           230,000      1.9         230,000     1.6

     Miscellaneous                                           4,000     0.0             4,000      0.0           4,000     0.0
                                                             -----     ---             -----      ---           -----     ---

     Subtotal                                              654,000     6.5           654,000      5.4         654,000     4.7
                                                           -------     ---           -------      ---         -------     ---

NET PROCEEDS                                            $9,346,000    93.5       $11,346,000     94.6%    $13,346,000    95.3%
                                                        ==========    ====       ===========     =====    ===========    =====


USE OF NET PROCEEDS

Working Capital(6) (7)                                  $1,346,000    13.5%       $1,800,000     15.0%     $2,100,000    15.0%

Investment in Activities of Subsidiaries  (8)
    BatOutOfHealth.com                                   2,500,000    25.0         3,296,000     27.5       3,600,000    25.7

    BioQuest Centre for Natural and
        Integrative Medicine                             1,500,000    15.0         2,050,000     17.1       2,246,000    16.0

    BioQuest Media Resources Group                       1,500,000    15.0         1,600,000     13.3       1,900,000    13.6

    BioQuest Seminar Program                             1,000,000    10.0         1,100,000      9.2       1,500,000    10.7

Proposed Acquisitions(9)                                 1,500,000    15.0         1,500,000     12.5       2,000,000    14.3
                                                         ---------    ----         ---------     ----       ---------    ----

   SUBTOTAL)                                           $9,346,000     93.5%       $11,346,000    94.6%    $13,346,000    95.3%
                                                       ==========     =====       ===========    =====    ===========    =====

(1) This presentation assumes all 1,000,000 shares being offered are sold at the $10.00 minimum bid.

(2) This presentation assumes all 1,000,000 shares being offered are sold at the $12.00 mid-range bid.

(3) This presentation assumes all 1,000,000 shares being offered are sold at the $14.00 maximum bid.


                                                                -10-

(4) Legal fees represent the cash portion only. Warrants for the issuance of stock in the amount of 15,000 shares, exercisable at $.01 per share at any time prior to three years from the date of this prospectus, will be granted in lieu of the cash balance of legal fees.

(5) A portion of the total cost of the completion of Stage I of BioQuest's web site will be granted in stock (16,000 shares) upon completion of Stage I). The figures listed represent the cash portion only.

(6) No funds are expected to be raised from other sources to achieve the purposes stated. No part of the proceeds is to be used to acquire any property (including goodwill) otherwise than in the ordinary course of business. Similarly, no part of the proceeds is to be used to acquire property in the future (since that is not the Company's business) except possibly for facilities the company will, itself, use in its business activities No proceeds are expected to be used to pay indebtedness, including unpaid salaries to affiliates of the Company, except as addressed in (7) below.

(7) Portions of the proceeds of this offering will be used to pay both salaries of our management and non-affiliates. The figures listed represent amounts for a period of 6 months from the date of this prospectus. $367,500 of the $1,346,000 allocated to Working Capital, if $10,000,000 raised at the $10.00 per share minimum bid, will be used for salaries, representing 27.3% of Working Capital (or 3.6% of the gross proceeds). $1,000,000 of the $2,100,000 allocated to Working Capital if $14,000,000 is raised at the $14.00 per share maximum bid, represents 47.6% of the contemplated Working Capital (but only 7.14% of the gross proceeds). Since salaries are inclusive of those amounts paid to non-affiliates, in no case will salaries exceed 5.0% of the gross proceeds of this offering in the year following its closing.

(8) Each of these companies is in the process of development, each of which will be wholly-owned by BioQuest.

(9) Proposed acquisitions, if any, will be in other businesses allied with the alternative medicine field but not carried on by our then existing subsidiaries. In no case are proceeds so committed expect to exceed $1,500,000 - $2,000,000 - i.e., 15% or less of the amount raised in this offering.


                                 CAPITALIZATION

         The following table sets forth (i) our capitalization as of June 30, 2001; and (ii) our pro forma capitalization on the same date, reflecting (a) the sale of the 1,000,000 shares offered, for estimated net proceeds of $9.36 per share, if all share are sold at the $10.00 minimum bid price; and (b) the sale of 1,000,000 shares offered, for estimated net proceeds of $13.35 per share, if sold at the $14.00 maximum bid price. (See "Application of Proceeds" and "Description of Capital Stock.")

                                                                                                  June 30, 2001
                                                                                                  -------------
                                                                                                          As Adjusted
                                                                                                          -----------
                                                                                      Actual        Minimum        Maximum
                                                                                      ------        -------        -------
Shareholders' equity Common stock, no par value; 25,000,000 shares authorized;
9,040,473 shares issued and outstanding; 10,040,473 shares to be issued and
outstanding, as adjusted                                                                     $0             $0              $0

Additional Paid-in capital                                                              922,210     10,268,210      14,268,210

Deficit accumulated during the development stage                                      (562,229)      (562,229)       (562,229)
                                                                                      ---------      ---------       ---------

Total shareholders' equity and total capitalization                                    $359,981     $9,705,981     $13,705,981
                                                                                       ========     ==========     ===========


                                    DILUTION

         The following table sets forth the percentage of equity the investors in this offering will own compared to the percentage of equity owned by the present shareholders, and the comparative amounts paid for the shares by the investors as compared to the total consideration paid by the present shareholders of BioQuest. (See "Description of Capital Stock," "Risk Factors" and "Capitalization" for a more complete discussion of total number of shares and associated rights and consequences.) This presentation assumes all 1,000,000 shares being offered are sold at the $10.00 minimum bid. Because our shares are being sold pursuant to a Dutch Auction (where bids must be at least $10.00 but could range up to $14.00), the resulting dilution would be proportionately reduced.


Dilution for $10,000,000 Offering (1)

Initial public offering price per share                                                 $10.00  (100.0%)

         Net tangible book value per share before offering                              0.04      (0.4%)
         Increase per share attributable to new shareholders                            0.93      (9.3%)

Pro forma net tangible book value per share after offering                              $0.97     (9.7%)
                                                                                        ------
Total dilution per share to new shareholders                                            $9.03    (90.3%)
                                                                                        ======

                                 Shares Purchased                      Total Consideration
                                 ----------------                      -------------------
                                                                                                        Average Price
                            Number             Percent              Amount             Percent            Per Share
                            ------             -------              ------             -------            ---------

Existing Shares            9,040,473             90.0              $ 922,210             8.4               $ .10

New Shares                 1,000,000             10.0             10,000,000            91.6               10.00
                           ---------             ----             ----------            ----               -----

                          10,040,473            100.0            $10,922,210           100.0               $1.09
                          ==========            =====            ===========           =====               =====

Dilution for $14,000,000 Offering(2)

Initial public offering price per share                                                $14.00  (100.0%)

         Net tangible book value per share before offering                              $0.04    (0.03%)
         Increase per share attributable to new shareholders                            $1.33    (9.5%)
                                                                                        -----

Pro forma net tangible book value per share after offering                              $1.37    (9.8%)
                                                                                        -----
Total dilution per share to new shareholders                                           $12.63   (90.2%)
                                                                                       ======

                                 Shares Purchased                      Total Consideration
                                 ----------------                      -------------------
                                                                                                        Average Price
                            Number             Percent              Amount             Percent            Per Share
                            ------             -------              ------             -------            ---------

Existing Shares           9,040,473             90.0                $922,210              5.7              $0.10

New Shares                1,000,000             10.0              14,000,000             94.3              14.00
                          ---------             ----              ----------             ----              -----

                         10,040,473            100.0             14,922,210             100.0              $1.47
                         ==========            =====             ==========             =====              =====

-----------------------------
(1) Assumes issuance and sale of 1,000,000 of our shares during this offering period in addition to the 9,040,473 shares currently outstanding as of June 30, 2001.

(2) Assumes issuance and sale of 1,000,000 of our shares during this offering period in addition to the 9,040,473 shares currently outstanding as of June 30, 2001.

                                   THE COMPANY

Introduction

         BioQuest International, Inc. was organized November 4, 1999 under the laws of Virginia as a privately held corporation and to exist as a holding corporation for the purposes of creating, establishing, acquiring, building and developing various wholly owned subsidiaries, all allied with the alternative/ complementary/ integrative medicine field. We are a development stage company which has no current operations and has therefore generated no revenues. While we anticipate fully developing these entities and generating revenues, there is the possibility that we will not be able to do so if this Dutch Auction, all-or-nothing, self-underwritten offering is not successful.

         During the late summer of 2000, we received gross proceeds in the amount of $800,210 from the sale of a total of 533,473 shares of common stock at $1.50 per share, in an offering conducted pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated there under. The proceeds from such private placement are being used to fund a portion of the Stage I development of our web-site and to fund the marketing strategies for this Direct Public Offering over the Internet. Through our offering, we intend to raise capital to pursue specific targeted business development opportunities and build and expand our entities currently under development as our basis for growth and profitability.

         The field of alternative/complementary/integrative medicine is a field which has been largely misunderstood in the past 10 years. It has, however, grown exponentially, and is expected to continue to do so over the next 10-20 years. This is fueled by a number of factors, including the emergence of HMOs that have helped to erode the one-on-one patient/doctor relationships of generations past. Another contributing factor is the evolution of a well informed and better-educated consumer, many of whom mistrust the profit-driven motives of giant pharmaceutical companies and the potential side effects of chemically based drugs. In addition, alternative medicine has suffered in the past due to a lack of centralized information resources available to the masses, yet it is being rapidly brought into focus by the onset of the electronic age and, more specifically, the Internet. Moreover, the field is also highly fragmented, being made up of hundreds of thousands of individual practitioners in dozens of disciplines, each following their own practice, perhaps belonging to a loosely knit association, and all longing for a more competitive, cost-efficient and cohesive way of doing business in the 21st century.

         All of these elements, and many others, have created a unique opportunity and an exciting challenge for BioQuest. Our mission to fill a major void in the marketplace by providing the most comprehensive database of information on medical alternatives and research available; provide the consumer a base of knowledge through a full spectrum of educational instruction on a condition-specific basis; and finally furnish our users an extensive selection of resources appropriate for the prevention and/or treatment of a condition, malady, illness or disease particular to them. In order to carry out our mission, we have drafted a master blueprint of operating entities that are designed to work in harmony with one another in an effort to insure that each section of the entire loop is achieved and to guarantee that the cooperative marketing efforts are maximized while concurrently maintaining spending efficiencies at peak levels in order to derive the highest profits possible.

The Proposed Operating Subsidiaries

         BioQuest International Inc. has been structured by combining existing businesses that BioQuest will develop internally but, in due course, conceivably through the acquisition of other businesses. This is being done for two reasons. First by infusing each of these operating entities with sufficient capital, in addition to providing the proper marketing drivers and marketing management through the creation of internally developed entities, we will strive to significantly increase the revenues and earnings of our combined business operations whether existing, acquired or start-up. It should further be noted that we expect to cross-market between and amongst subsidiaries, which may create substantial cost and revenue producing efficiencies within this holding company structure. Second, this approach will enable us to fold in businesses which have a synergistic appeal within the field of alternative medicine, and which fit strategically into our master business model; have been formed and have a beginning infrastructure; have a historical track record; have begun to generate revenues; have solid and proven management; have the need for capital to properly execute their business plan and to grow the business; and have the need for a well-designed, comprehensive marketing plan and strategies in order to achieve their goals.

         The following is a brief summary on each of the companies in the process of development, each of which will be wholly - owned by BioQuest:

(1) BatOutOfHealth.com has not yet generated revenues or profits. Phase I development is expected to be completed within the next 30 days, Our main objective is to be the most comprehensive Internet portal within the field of alternative medicine. This portal, when completed, will provide a single source site for medical practitioners, individual consumers and companies to go for information, education, research, products and services related to health and well being through non-allopathic, natural, holistic and alternative/complementary therapies. Our principal focus will be on those preventative therapies employed and practiced in order to avert disease through a combination of various disciplines and modalities that have been proven to promote wellness. Alternative/ complementary treatments are available for those who demonstrate that need. It should be noted that this site has been structured to become a profit-driven e-commerce site, with B2B and B2C capabilities, and is not merely an informational site. While we are not a "dot.com" company, a portion of our business is Internet-based and we note that many dot.com companies have failed within the past 18 months.

         Our business model will use comprehensive information on alternative medical preventive therapies, protocols and treatments for conditions, maladies, illnesses and diseases, as well as state-of-the-art research on new treatments, as its initial draw for users to our website. Built into our site architecture will be personalized software, enabling us to direct only information of interest and need to each individual user. In this way, a user clicks onto BatOutOfHealth.com and is given a full menu of conditions to choose from. Once users click on one condition, they will see information specific to that condition. This information will include ways in which to prevent or avert this condition. Information on curative treatments or therapies will also be given for each of the alternative medical disciplines which applies to that condition. As an example, potential treatments or therapies relating to lower back pain may include chiropractic, yoga, massage, acupuncture, etc.

         Once the user has been educated as to the approaches or alternatives available to them, we will provide resources to such persons, enabling them to seek out prevention or treatment. These will include, but not be limited to, further information in the form of books, tapes, CD's, seminars, lists of practitioners or clinics in their area or elsewhere, as well as products such as nutritional supplements, herbs and vitamins.

         With the personalized software embedded in our back-end architecture, each time a user clicks or links onto a new area, we use that information to further tailor our informational offering to each user. When they purchase items, we know what, when and how much they purchased and, upon their return to the website, we will tailor products identical or similar to what they ordered on previous visits, to them on their current visit.

         Our users will be asked to register. This registration process will give us additional information on each user who registers including their name, address, phone number, email address, age, sex, income level, etc. From this data, we will create our own user database which we will use to market special offers or promotions, whether via email or traditional memo.

         In structuring this site to become a profit-driven e-commerce site, we have carefully developed each of the potential revenue producing areas. These include:

Retail Product Sales Transaction Fees
-------------------------------------

         We will charge each company that lists its products on our site a one-time set up fee for each product placed in the site catalog. This set up fee includes two pictures of each product, a thumbnail 64K photo and an enlarged 250K photo. In addition, as each product is sold, we will charge a sales transaction fee of a negotiated percentage of the total price for each vendor individually, such percentage dependent upon a number of factors (such as size of market share, the number of products carried, etc.).

         Direct Sales of Private Label Products
         --------------------------------------

         We will sell selected line of products under our private label brand. These items will carry attractive gross profit margins.

         Wholesale Product Sales Transaction Fees
         ----------------------------------------

         These sales will be made primarily to practitioners such as chiropractors, naturopaths, acupuncturists, etc. These will include most of the products carried or sold retail and will also include equipment used by them in their practices. Similar transaction fees as retail product sales will apply.

         Licensed Dealers
         ----------------

         Many of our practitioners will establish themselves as licensed dealers of various BioQuest branded products. These practitioners will purchase products at below wholesale costs, will display and market these products in their offices and will avail themselves of all company advertising and marketing in the overall promotions and sale of these products to the consumer.

         Yellow Pages
         ------------

         Practitioners and companies selling alternative/complementary medicine related products and services will have the opportunity to place "yellow page" ads, similar to the phone book yellow pages, on our site for a yearly fee based upon size and design of the advertisement.

         Intra-Web Sites/Hosting Fees
         ----------------------------

         Alternative medical practitioners and companies may want to have, use develop and host their sites within ours. We will charge them a web design fee and a monthly hosting fee for this service.

         E-Banner Advertising
         --------------------

         We will sell e-banners in hundreds of locations throughout our website. The revenues generated will be from banner design and set up, as well as "click through," fees.

         E-Mail Advertising
         ------------------

         We will e-mail our users and members on a regular basis. We will sell e-mail tag-line advertisements with embedded hyperlinks. We will derive revenues from this source on a click through basis as well.

         Pay Per View Events
         -------------------

         We will feature various seminars, lectures and other events on a pay per view basis. Many of these will be live-streamed while others will be archived and available at any time. Alternative media format will be available on videotape, CD's and DVD through our shopping mall.

         Link Fees
         ---------

         Once we have built an established traffic base to our site, we anticipate that companies will pay us for embedding hyper-links to their sites. We will charge an annual or multi-year fee based upon average site traffic to the page of link origination.

         Print Media Advertising
         -----------------------

         We will mail to each of our members a quarterly 12 page, four color printed magazine that will highlight major features on the site and list all upcoming events. Advertising fees for companies or practitioners placing ads in our magazine will vary according to type, size and frequency of insertion.

         Want Ads
         --------

         Users and practitioners alike will have the ability to post want ads on our site in order to sell new and used products, equipment, etc. related to natural and alternative medicine. We will charge fees on a per line/per month basis.

         Membership Fees
         ---------------

         We anticipate that a percentage of our users will register to become members. This will entitle them to receive special benefits which may include discounts on products and services and offers to members only. We will charge an annual fee to all members.

         It should be noted that our portal, while operating as its own separate entity with the expectation of producing its own revenues and profits, also serves a critical function of being the electronic marketing driver for each of the other "brick and mortar" business entities within the BioQuest "family". In that regard, we will derive revenues from each of these entities, described below, as we drive customers and business to them. We will charge fees to them, based upon the average cost of acquiring a new customer from traditional marketing resources.

         In order for BatOutOfHealth.com to drive users or visitors to its website, it has developed a comprehensive marketing plan. Our target consumer market is:

o Individuals residing in North America (According to Forrester Research, over 40% of the Internet user population currently resides on the North American continent.);
o        18-55 year olds;
o        Primarily female;
o        Actively concerned about health;
o        Uses the Internet several times per week;
o        Exists in the upper 50% of the socio-economic demographics; and
o Has a minimum of a high school education, with better than 70% having some college and 35% having degree.

         Our target business market is:

o        Chiropractors;
o        Naturopaths;
o        Acupuncturists;
o        Homeopaths;
o        Osteopaths;
o        Herbalists;
o        Body workers;
o        Spiritualists; and
o Manufacturers and distributors of nutraceuticals, equipment and products.

         We will employ strategies in the following areas, all designed to identify and drive users to our site:

o        Purchase of keywords;
o Placement of banner ads, with hyper-links to our site, on key portals and service providers;

o        Registration on all major search engines;
o E-mail ads sent to highly targeted lists of alternative medical, natural health and health and fitness advocates;
o        Direct mail to the same populations as e-mail; and
o Print ads in select alternative health and health and fitness periodicals.

         As described in "Application of Offering Proceeds", a portion of the proceeds of this offering will be used to build out Phase II of this website, which will include all personnel, hardware, software and licensed technology and contracts with outside developmental vendors.

(2) The BioQuest Centre for Natural and Integrative Medicine is dedicated to the administration of efficacious alternative, natural treatment modalities to patients from around the world who are afflicted with various diseases. We have selected the Caribbean as the location of this facility in order to provide an ideally situated, relaxed, upscale environment which will be conducive to the integrative healing and recovery of the patient. We will incorporate case-specific treatment protocols that combine or "integrate" those modalities which have been demonstrated to be the most efficacious, with the least side effects, and which may include alternative, complementary and allopathic (traditional) therapies. Of equal importance is the recognition that the patient is a holistic person, one that is intimately connected and not just an arrangement of body systems, parts and organs. In addition to treating the physical being, we must integrate a harmonious, synergistic approach that addresses the mental and spiritual components that are interrelated to one's health, balance and wellness.

         We are in the process of processing all request for licenses, approvals, concessions and incentives from the Government of Antigua for purposes of establishing BioQuest's Centre for Natural and Integrative Medicine there. Additionally, we have identified an existing facility which we expect to convert into our Centre. We are in negotiations at this time with the owner of this property to purchase this property.

         This facility will house a treatment clinic offering principally outpatient services, but will include a limited number of inpatient rooms, along with a state-of-the-art research center devoted to finding new, effective, natural treatments for disease and illness. The Centre will also train professional doctors and medical practitioners from countries throughout the world in the specific methods and techniques used in administering these highly effective treatments and therapies. We are planning to add the training component during Phase II of the development of our Centre, anticipated to occur in 2002. It is important to note that this facility will not have the "look and feel" of a traditional clinic or hospital. In our Centre, you will not see staff members wearing white coats or carrying stethoscopes around their necks. The reason is simple. Many, if not most, of the patients we will treat have been through the conventional medical system where they have undergone surgery, radiation, chemotherapy and the like. They have come to us because traditional medicine has failed them. We believe that the last thing they want to see is another medical institution that looks and feels like one more potential disappointment.

         The treatment, techniques and methods the Centre's doctors will employ are all modalities that have been proven through extensive research and years of positive results through their administration to thousands of satisfied patients in clinics and hospitals throughout the world.

         The doctors and other medical practitioners and professionals we will hire will be recruited in a variety of ways. Our first source will be via our Internet portal under the "Join the Team" career opportunities section of the site. Both currently available and anticipated positions will be listed and e-mail or faxed resumes will be solicited in response to those position openings.

         In addition, many of our medical professionals will come as referrals and through other "word of mouth" avenues. A referral fee will be awarded to each employee who refers someone who ultimately is hired by us.

         Further, we are working with a number of state and national professional associations to identify those practitioners who may wish to join us. We will also begin working with several medical placement agencies on an as-needed basis. It should also be noted that we intend to hire a number of professionals native to Antiqua, or other country, where the Centre is located.

         To date, we have successfully recruited not less than six medical professionals who have committed to coming on board once the Centre is up and running. Such professionals have further agreed to bring with them those patients who want to continue treatment with that particular doctor and who are willing to travel to the Caribbean for treatment.

         Patients will come to us from a wide variety of resources. These include, but are not limited to:

o        Word of mouth from current and former patients;
o        Patient's who come to us via BatOutOfHealth.com, our Internet portal;
o        Referral from our Seminars Program;
o Referrals from our network within the entire Alternative Medical community;
o        Referrals from the conventional medical community; and
o        Advertising in select periodicals and related publications.

     Some of the treatments and therapies we will employ, individually or in combination, are:

o        Hyperthermia

         Hyperthermia is the clinical application of therapeutic heat used primarily in the treatment of certain cancers, and the reduction of cancer-associated pain. Research has proven that blood vessels in normal tissue actually open up, or dilate, when heat is applied in an effort to flush out the heat and cool down the cell environment. Because a cancerous tumor is a tightly packed group of cells, blood circulation is restrictive and sluggish. When heat is applied to the tumor, the temperature of these cells begins to rise while normal tissue and cells are kept stabilized by the increased blood flow. Because of the restrictive blood flow in the tumor, the temperature continues to rise to destructive levels. In most cases, this requires an increase in the inner-cellular temperature of only 4(0)F. This process continues over a period of time even after the treatment, resulting in vital nutrients and oxygen being cut off from the tumor cells. The tumor cells are now extremely susceptible to destruction by radiation or additional heating. The process is continued until the tumor is destroyed or at least reduced.

o        Colon Therapy

         Colon therapy, a detoxification process, traces its roots back to ancient Egypt, India and China. The colonic irrigation, using the gravitational method, is an internal bath that helps cleanse the colon of poisons, gas and accumulated fecal matter. It is widely believed that some of these toxins may be reabsorbed into the bloodstream. Unlike an enema, it does not involve the retention of water. Colon therapy is used to help with conditions such as digestive disorders, skin problems, chronic fatigue, headaches, fibroids and back pain.

o        Chelation Therapy

         The word chelation is derived from a Greek word ("chele") that means claw, like that of a scorpion or crab. The concept of chelation is based on the observation that when a certain amino acid complex called EDTA (ethylene-diamine-tetra-acetic acid) comes in contact with certain positively charged metals and other substances (such as lead, iron, copper, calcium, magnesium, zinc, plutonium and manganese), it grabs them (hence the chele, or claw) and removes them. Thus, chelation therapy is the process of removing from the body the undesirable ionic material by the infusion, or taking orally, of an organic compound which has suitable chelating properties.

         EDTA is a synthetic amino acid first used in the 1940's for treatment of heavy metal poisoning. It is widely recognized as effective for that use as well as certain others, including emergency treatment of hypercalcemia and the control of ventricular arrhythmias associated with digitalis toxicity. Studies by the National Academy of Sciences/National Research Council in the late 1960's indicated that EDTA may be effective in the treatment of occlusive vascular disorders caused by arteriosclerosis. EDTA grabs metallic cation (such as lead or calcium) from the body and forms a stable compound that is then excreted from the system. The stability of this bond is vital to success in chelation therapy. If the bond is weak, other chemicals can break this bond to form their own compounds.

         One way to think about chelation process is the way we unclog our drains. We add a chemical to our drain. This chemical dissolves the blockage. The resulting compound is removed from the drain using our existing system.

         Chelation therapy is considered to be an effective first step treatment for atherosclerotic vascular disease. It is an alternative to bypass surgery or interventional cardiac catheterization techniques of thrombolysis and balloon angioplasty.

o        Acupuncture

         Acupuncture literally means "needle piercing," the practice of inserting very fine needles into the skin to stimulate specific anatomic points in the body, called acupoints, for therapeutic purposes. Along with the usual method of puncturing the skin with the fine needles, the practitioners also use heat, pressure, friction, suction or impulses of electromagnetic energy to stimulate the points. The acupoints are stimulated to balance the movement of energy (Qi) in the body to restore health.

         Fundamental to Chinese philosophy and Acupuncture is the concept of energy. The Chinese believed all phenomena in the universe, including human beings, to be part of an energy field. Energy was seen as preceding and permeating all matter: matter itself being a concentration of energy. The human body is also permeated by energy or Qi which circulates continuously throughout the body. This "vital energy" keeps the blood circulating, warms the body and fights disease. Qi flows along certain pathways, called meridians or channels, forming a network within the entire body and linking all parts and functions together so that they work as one entity. There are 12 main channels, each connected to an internal organ, and many subsidiary channels, all of which follow a set pathway in the body.

         Acupuncture is a method of using fine needles to stimulate the Qi of the body, thereby affecting the energy balance of a person. If the flow of Qi is disturbed; if the Qi does not move smoothly through the channels; if the Qi is blocked, too weak or too strong, then disease will occur, sooner or later. The aim of acupuncture treatment is to correct the flow of Qi by inserting needles into particular points along the channels, thereby bringing about a change in a part or function of the body. There are hundreds of acupuncture points and each will affect the Qi in a somewhat different way. Change in the energy balance of the body precedes physical change so that acupuncture can be used preventatively, encouraging the body to heal itself by correcting the Qi before a serious illness can develop.

         Acupuncture is primarily used in the United States for the treatment of chronic pain conditions such as arthritis, bursitis, headache, athletic injuries and posttraumatic and post surgical pain. It is also used for treating chronic pain associated with immune function dysfunction such as psoriasis (skin disorders), allergies and asthma. Acupuncture is also found to be effective for the treatment of mind-body disorders such as anxiety, chronic fatigue, irritable bowel syndrome, hypertension, insomnia, PMS, menopausal symptoms and depression. Some modern application of acupuncture is in the treatment of disorders such as alcoholism, addiction, smoking and eating disorders.

o        Chiropractic

         Chiropractic is one of the largest primary health care professions in the world after medicine and dentistry. Chiropractic is one of the descendants from the manual medicine of Hippocrates who, over 2000 years ago in Ancient Greece, advocated manipulation of joints. Early Chinese, Hindus, Egyptians and Babylonians are known to have used physical manipulation to treat a whole range of health problems. The word Chiropractic derives form the Greek Chiero, or hand, and Praktos, to use, and means literally "done by hand," or manipulation.

         D.D. Palmer, a late nineteenth century Canadian healer, was the founder of modern chiropractic. He propounded the fundamental principles on which chiropractic was then based, following Hippocrates' idea that we should look to the spine for the basic cause of disease. He believed that if sections of the spine were disturbed in any way, they could cause interference with nerve impulses which travel through the spinal cord. Adjusting those parts of the spine which were disturbed was thought to help the nerve impulses to travel freely.

         Chiropractic is used in the treatment of a wide variety of ailments and pain, including lower back pain, headaches, pain in the shoulder, arms, hand, hip, neck, thigh, knee, calf, ankle or foot.

o        Homeopathy

         In conventional medicine, symptoms are considered to be a manifestation of the disease. Drugs are given to kill the bacteria causing it, or to dampen the symptom of the condition. Homeopaths, on the other hand, see the symptoms as the body's attempt to heal itself. They see the symptom as a positive sign that the body's defense mechanism is trying to fight the underlying cause and, by this reasoning, they insist that the symptoms should not be suppressed as we are working against the body's attempt to cure it.

         The laws of homeopathy are the law of similars, the principle of minimum dose and prescription for the individual. The principle that like shall be cured by like, or similia similibus carantur in Latin. This principle, recognized by physicians and philosophers since ancient times, became the basis of Hahnemann's formulation of the homeopathic doctrine: the proper remedy for a patient's disease is that substance that is capable of producing, in a healthy person, symptoms similar to those from which the patient suffers.

         Each of the therapies and treatments employed play an important role in carrying out our overall philosophy that recognizes that each patient is a holistic, intimately connected person. We realize that our mental, physical and spiritual components are all interrelated relative to one's health, balance and wellness.

         We begin our process of treating patients by gathering as much information about the patient as possible. In many cases, it requires performing tests to further refine the diagnosis. We then look at each individual patient from every possible angle, with doctors and practitioners from many disciplines evaluating each patient. Once this has been completed, we begin to put together a series of protocols which will work synergistically with one another in achieving a well state in each patient. We believe that no one therapy can achieve by itself what perhaps six or eight therapies, combined at once , under disciplined protocols, may achieve.

         The facility we are seeking to house the BioQuest Centre for Natural and Integrative Medicine will ideally be on the water, and will be complete with accommodations for patients and their guests/significant others who will travel with them; a full restaurant for the preparation of highly specialized nutritional meals; a swimming pool and exercise facility; examination and treatment rooms; a lecture hall and video theatre; and an administration center. This facility will also contain sufficient expansion space which will allow for the growth of the Centre over the next 5-7 years.

         In order to make the Centre operational, all approvals, acquisition of an adequate facility, the financing for this facility, appropriate personnel to staff this facility and all other start-up expenses will be paid out of the proceeds of this offering as described in "Application of Offering Proceeds"

(3) The BioQuest Seminar Program is being established to provide a grass roots approach to educating the general public as to ways in which they can increase their overall feeling of health and well being. The Seminar Program topics and content are in the process of being written and refined at this time. The seminar programs will be directed by Dr. James Chappell, a retired chiropractic and naturopathic physician, clinical nutritionist and medical herbalist, who has treated over 7,000 patients in his 30 year career. We expect to be accomplished the outreach mission of the seminar program through lectures, seminars, symposiums, conferences, classes and retreats and which be given in all major markets throughout the United States and in select cities abroad. The topics covered in each of these venues will focus on health and well being, and will provide a valuable forum and structure for participants to "live the experience" while involved, and then take such education and experience home and put it into active daily practice.

Several of the topics are:

o        "There Is No Incurable Disease"
o        "Immunologic Rejuvenation"
o        "Systematic Detoxification"
o        "Wellness Education"

Among the conditions addressed are:

o        Heart Disease
o        Cancer
o        AIDS
o        Alzheimer's Disease
o        Diabetes
o        Arthritis
o        Chronic Fatigue Syndrome
o        Herpes
o        Sexual Dysfunction
o        Depression
o        Allergies
o        Colds
o        Flu

         The BioQuest Seminar Program will require administrative staff, sales and marketing personnel and qualified and trained speakers/program administrators in order for it to become operational. Upon completion of the offering, we will use some of the proceeds of the offering, as described in "Application of Proceeds," to recruit and train appropriate personnel for these purposes.

(4) BioQuest Media Resources Group will be created to support each of the operating subsidiaries through its use of and promotion through traditional media resources. These include newspaper, radio, television, cable, infomercials, live-streaming audio and video broadcasts on the Internet as well as newsletters.

         The first enterprise underneath the Media Resources Group umbrella to be developed is a monthly newspaper that will focus on "truth journalism" reporting on topics that are little known to the public, and yet are of great concern regarding our health and well being. The President of BioQuest Media Resources Group is Ms. Nicole Shoong, formerly Editor-in-Chief of the California Sun, a regional newspaper that focused on exposing potential threats and dangers to mankind. BioQuest's intent is to establish distribution of its newspaper publication within every major market in the U.S. and to include it as an on-line publication within BatOutOfHealth.com, our proposed Internet portal. We intend to utilize existing distributors, and will establish health food stores and alternative medical practioner's offices as our primary channels of distribution. In addition, editions will be mailed to all paid subscribers.

         The second entity we plan to develop is Heart to Heart Radio, a weekly radio talk show which we expect to syndicate nationally and will feature Ms. Shoong and Dr. Chappell, formerly the hosts of the Shoong and Chappell Show, a regional weekly broadcast in California and operating with a similar format. Heart to Heart, hosted by Ms. Shoong and Dr. Chappell, offers a featured guest each week who is preeminent in his or her discipline within the health industry. We anticipate airing the shows via live-streaming broadcasts through our contemplated Internet portal, BatOutOfHealth.com as well.

         We currently have the core personnel in place to administer these two initial entities within this subsidiary. Additional personnel will be added once the expansion program is underway. These personnel will be administrative, sales and technical writing staff. The start-up expenses will be paid out of the proceeds of this offering.

(5) The BioQuest International Health Foundation is planned to be set up as a non-profit foundation which will channel private charitable contributions and government grants and funding into the research of new treatment protocols, as well as providing treatment, through The BioQuest Centre for Natural and Integrative Medicine, to a group of patients that are financially less fortunate.

Future Acquisitions

      We have identified a number of synergistic business areas which complement our existing activities and fit our master business model. Initially, possible acquisitions would be in activities already being conducted by our then existing subsidiaries. While no more than 15% of the proceeds of this offering are expected to be applied to acquisitions, we do intend in due course to establish additional profit centers in the future. These include, but are not limited to, wellness retreat centers, alternative medical publications, direct mail nutritional supplement marketing companies, nutritional supplement manufacturing operations and a strategic alliance with a major health insurance carrier for the purposes of underwriting an alternative health only major medical insurance plan. We have investigated a number of business and acquisition opportunities and have performed preliminary due diligence on several.

       It is our intent to use a portion of the proceeds of this offering to continue the due diligence process on these projects which may include third party feasibility studies where management considers such studies prudent to complete the due diligence. To the extent that we expand via acquisition, a multi-step process would be followed. Specifically, we intend to develop an identification process to do internal research on companies which we feel fit out master business. In addition, we expect to work with a select group of business brokers to identify certain other companies which may be available for sale or merger. Once a company has been identified as having "potential fit", we intend to enter into a mutual non-disclosure agreement with any prospective company, after which we will begin the process of exchanging basic information about the companies (including history, market, financials, etc.) We then would request a face-to-face meeting with the principals and tour their operating facility. Thereafter, if still a viable candidate, we would begin the process of the deal structuring and negotiation of price, terms and conditions.









                   [Balance of page intentionally left blank.]

                              Organizational Chart

Business Potential

         In the future, BioQuest plans to develop additional strategic allied markets and products and acquire additional companies providing fundamental synergies toward the overall growth and development of BioQuest. We are committed to becoming the dominant provider of information, education, products and services related to integrative/alternative/complementary medicine throughout the world. We believe it is essential to provide a "complete loop" that offers the consumer a comprehensive base of information, a process of education and, finally, resources for purchase, implementation and treatment of products, services, methods, disciplines and therapies specific to their individual wants, needs, makeup and situation. In pursuit of this mission, and in order to achieve this preeminent status, we will employ four key business strategies throughout our growth and development.

o Dedicate our resources to the development and marketing of information, educational resources, products, services and sources for the establishment and maintenance of health and well being in addition to sources for the treatment of illnesses and diseases within the alternative/integrative/complementary medicine domain, to the greatest number of people possible, on a global scale.

o Penetrate target markets through comprehensive consumer and institutional oriented marketing strategies; drive toward market saturation through aggressive and effective advertising and promotion for all of the products and services we offer; and consolidate and direct all effort toward building the BioQuest brand.

o Within all elements of brand and product development for market readiness, adhere to the philosophy of differentiation such that our presence, products and services stand out and stand alone within each of our categories.

o Maintain our competitive edge over time through the development and implementation of new breakthrough technologies and processes; the creation of new products that establish distribution within additional niche-oriented segments of the market; and invest in new technological developments via strategic alliances, partnerships, joint ventures, acquisitions and consulting agreements.

         In examining the market conditions relative to our overall business model, we believe we are in a fertile market for our products and services as indicated by the following:

o We have a very large consumer base/market size with over 80 million baby boomers in the U.S. alone, a segment of the population which is increasingly concerned with slowing the aging process, preventing disease, optimizing health and improving their overall quality of life as they approach or enter mid-life.

o In addition, the generation X population is better educated, have higher incomes and demonstrate an established and growing regard for health and fitness that exceeds that of previous generations.

o Today, 45% of all Americans take vitamins, supplements, herbal products or dietary aids on a daily basis, with an additional 23% who do so several times per week. This popularity is feeding the $11.5 billion supplement business.(1)

o The explosive growth of the "nutraceuticals" market, which includes all dietary supplements, is an $86 billion industry.(2)

o A pendulous shift from conventional medical care and practices to alternative therapies and treatments has taken place within the past decade. In 1997, Americans made 600 million visits to alternative medical practitioners, eclipsing visits made to their conventional primary care physicians. They also spent $27 billion out of pocket on alternative care, compared to $29 billion in un-reimbursed physicians' services. (3)

o The "War on Cancer" is being lost: although billions are being spent on cancer research, the incidence rate has increased by 18% and the mortality rate has increased by over 6% over the past 30 years. (4)

o According to the American Cancer Society, 1.5 million new cases of cancer were diagnosed in 1999, with nearly 600,000 dying in the U.S. Predictions indicate that one out of three of us will develop cancer in our lifetime, 88 million people in the United States alone. This creates a significant opportunity for BioQuest and anyone else that possesses proven and effective means for treating cancer patients. Nearly 80% of all patients treated in our Centre initially will be those who conventional medicine has failed. Over time, through the education process to be administered via our Internet portal, we will get to these patients much earlier, and will arm them with natural alternatives, which they may choose over those available within conventional medicine. (4)

o The pandemic spread of HIV/AIDS has infected more than 200,000 people in the U.S. in the last decade. More than half have died, most within 4 years of showing symptoms of the disease. The Centre for Disease Control (CDC) reports that 2.2 million Americans now carry the HIV virus, but are not yet symptomatic. Global estimates are very low due to a lack of reporting and lack of adequate definition. It is estimated, however, that there are over 33 million people living with HIV/AIDS at this time, with over 5 million new cases being reported, and claiming 2.5 million lives, each year. (5)

o Today there are over 40 million Internet users in the U. S. alone, with that number expected to grow exponentially over the next decade. It is estimated that 50% of Internet users will be shopping on-line by 2001, with 53% being women. It is further estimated that by 2004, on-line shopping will reach $3.2 trillion. (6)

Footnotes:

(2) The NPD Group, Inc., Port Washington, New York, October 20, 1998, Vitamin Usage on the Upswing, NPD Group's Thirteenth Annual Report on Eating Patterns in America.

(3) Nutrition Business Journal, San Diego, California, $86 Billion Market for Nutraceuticals - More Clinical Studies Needed to Grow Category.

(4) Time Magazine, Time, Inc., New York, New York, November 23, 1998, Herbal Healing and Boston Globe, Globe Newspaper Company, Boston, Massachusetts. May 1, 2001, Medical Researchers Weigh "Alternatives"

(5) American Cancer Society (various statistics from their website, www.cancer.org).

(6) Centre for Disease Control (various statistics from their website, www.cdc.gov).

(7) The Wall Street Journal, Dow Jones & Company, Inc., New York, New York (various articles on their website www.wsj.com).


Markets and Customers

         In order to successfully establish and develop the BioQuest brand throughout all of our operating entities, we have carefully researched our markets to identify our core customers and target markets. What is of interest is that there is a significant overlap in our customer base, creating a unique opportunity to leverage the brand in a most cost-efficient manner, by utilizing cross-over marketing and sales campaigns, which will result in driving customers and sales to multiple business entities at once. BioQuest has devised a comprehensive marketing strategy designed to facilitate the achievement of our overall sales, distribution and profit objective. Our approach for our initial stage of growth is to combine the elements of high volume, high margin venues with aggressive consumer-oriented advertising via a combination of the Internet and traditional media, along with promotional programs intended to maximize both product trial and repeat sales.

         We will focus its initial marketing efforts on establishing and building the "BioQuest" brand. To do so will require us to employ a multi-faceted, synergistic marketing approach across all segments of our business.

         BioQuest, through BatOutOfHealth.com, our Internet website, will employ the strategies already outlined above. Once we have driven users to our site, we will attempt to get them to navigate our site completely. This will be done by providing fresh and up-to-the-moment content, well-designed, visually appealing graphics and the liberal used of multi-media animation or flash presentations throughout the site, along with a highly user-friendly navigation system enabling users to move from one area to another with relative ease. Embedded in the site will be subsections and links to intrasites for each of our operating subsidiaries. For example, if a user was researching osteoarthritis and they wanted to see if there was a lecture or seminar being held on that topic, they would click onto BioQuest Seminar Program to inquire.

         In this way, once we have a captive user, we want to expose him or her to every aspect and facet of our business, thus leveraging and building the "BioQuest" brand.

         Likewise, through traditional media, we will expose our potential customers to the BioQuest brand. We will do that both internally - through the BioQuest Media Resources Group - and externally (through print, broadcast, infomercials and direct mail).

         BioQuest Media Resources Group is constructing its first enterprise, a monthly newspaper focused on "truth journalism" related to health. We have selected the initial markets where we will introduce our paper. These include:
Atlanta, Georgia; Austin, Texas; Los Angeles, California; Naples, Florida; San Francisco, California; Seattle, Washington; and Washington, D.C. This 24 page publication will contain 8 pages dedicated to advertising tailored to the specific geographic market. The papers will be distributed primarily on a free basis to health food stores, nutritional supplement retailers and health and fitness clubs. We anticipate an initial distribution of 50,000 copies per month in each market. While we will also sell paid subscriptions, we anticipate our paid subscriptions to be less than 1% of the total circulation, initially.

         It should be noted that a percentage of our ad space will be reserved for advertising by other BioQuest entities, another way we will continue to leverage the BioQuest Brand.

         BioQuest Media Resources Group is also developing "Heart to Heart Radio" to distribute on a syndicated basis. We are in the process of identifying radio stations to carry this radio show in the same markets in which we will distribute our newspaper. In this way, we support the newspaper with radio and vice versa through plugs or mentions in each. And, as with the newspaper, we will reserve a certain number of on the air spots for advertising by one of our other BioQuest entities.

         Further, BioQuest Media Resources Group intends to develop a hard copy and electronic monthly newsletter which will be distributed to each of our members and users. The newsletter will report on various activities of all of the BioQuest family of companies; will contain advertising; and will also contain other human interest articles and anecdotes.

         Externally, we have targeted our initial strategy to a select group of the most significant health-related periodicals where attractive and impactful print ads will be placed announcing the arrival of BioQuest. In this way, we believe we will attract new customers to BioQuest from venues they are currently using as one information source for their health related issues. An example of several (none of which we have contracted with) might be:

o        Alternative Medicine
o        Prevention
o        Vegetarian Times
o        Natural Way
o        Shape
o        Women's Fitness

         In addition, we will use radio stations, other than those syndicating our radio show, to advertise on. We will use them to announce the arrival of our newspaper and radio show in the markets previously mentioned. Radio will also be used extensively, along with newspaper print ads, in announcing seminars which will be held in major markets throughout the country.

         We anticipate our patients coming to us from a wide variety of sources. These include, but are not limited to:

o        Word of mouth from current and former patients
o        Via our Internet portal, Bat-Out-Of-Health.com
o        Referrals from our Seminars Program, radio show and newspapers
o From our existing and anticipated expanding network within the alternative medical community o Referrals from the conventional medical community o Advertising in select periodicals and related publications

Competition

         In assessing the competition in each of our divisions, we have analyzed all factors we believe are involved in assessing who our "true" competition is. Included are those entities that we feel are, or could be, in direct competition with BioQuest. With some of the entities, there are hundreds of competitors, and with others, virtually none. A breakout by business division follows:

(1) BatOutOfHealth.com
   --------------------

         There are thousands of web sites with a relationship to health, fitness and alternative or complementary medicine. There are many thousands more that involve traditional medicine. BioQuest, in having spent nearly two years developing its concept, researched thousands of sites to determine what was, and what was not, available on the Internet. It is our opinion that a major Internet portal, as completely comprehensive as we contemplate building, does not exist.

The top 10 heath care sites ranked according to usage are (7):

   Rank       Website                    Reach        Unique Users (000)       Page Views (000)        Hours (000)
   ----       -------                    -----        ------------------       ----------------        -----------
     1       Webmd.com                    6.6%               6,550                      71,692            1,542
     2       Allhealth.com                3.4%               3,359                      25,666              624
     3       Ediets.com                   2.9%               2,873                      27,702              817
     4       Nih.gov                      2.5%               2,481                      24,043              593
     5       Drkoop.com                   1.4%               1,348                      11,634              261
     6       Healthscout.com              1.0%                 953                       4,530              100
     7       Medscape.com                 0.8%                 824                       8,505              378
     8       Healthandage.com             0.8%                 804                       2,018               36
     9       Merckmedco.com               0.6%                 606                      11,702              422
    10       Realage.com                  0.5%                 538                       3,930               73

Reach %:
This is simple division of the Unique Users divided by the total estimated population viewing the web during the reported time period.

Unique Users:
The number of web-active individuals who visited a particular site or web property within a given period. Each visitor is represented only once as a unique user.

Page Views:
The total number of pages viewed by PC Data Online pane at a particular site or within a specific property. If a single user views a page three times, this will count as three page views.

Hours:
This is a measure of the total number of hours each site is viewed by all of the users during the reported time period.

Footnotes:
(7)  PC Data Online, February 2001 (http://www.pcdataonline.com/).

         It should be noted that while there has been an overall proliferation of health related websites, a number of those have fallen in disfavor with the market and some have, in fact, gone out of business.

(2) BioQuest Centre for Natural and Integrative Medicine

         There are a number of "alternative" medical clinics and hospitals, located principally within Mexico and a few in the Caribbean, where patients seeking alternative therapies can travel and be treated. Nearly all of these clinics/hospitals specialize in one therapy, and in a few cases several therapies, and treat a limited number of diseases.

         BioQuest believes this approach falls far short of the optimum objective which is to get the patient well and to keep the patient well. This involves many things, principally educating the patient and his/her family about the lifestyle changes that must take place in order for the patient to achieve a greater overall state of wellness. In addition, training in techniques and protocols to be employed upon the patients' return home will be administered during each patient's stay at the Centre. While BioQuest may use some of the alternative treatment modalities being used by other clinics, it will do so only in combination with the rest of our program.

         In response to that void, BioQuest has designed a structure to offer a full and complete selection of alternatives and some traditional allopathic therapies for the treatment of most diseases, having chosen and incorporated only those treatments which have been proven to be most effective.

         Of perhaps utmost importance, and what we believe will set the BioQuest Centre for Natural and Integrative Medicine apart from our competitors and the rest of the world, is the individuality with which we will diagnose and prescribe an integrated course of treatments to each patient we deal with. A panel of doctors and practitioners with different disciplines and expertise on staff at the Centre will, as a group, evaluate each and every patient, and will then determine the component treatment program deemed most effective for him/her. The Centre will treat not only the diseases being treated by our competitor clinics, but will treat many others including cancer, heart disease, AIDS, Alzheimer's Disease, diabetes, arthritis, chronic fatigue syndrome, herpes, sexual dysfunctions, depression, allergies and many other auto-immune, progressive diseases and chronic conditions. The protocols used in treatment, as previously indicated, will be used in combination in treating the whole person and not just the specific condition. There are over 60 disciplines and hundreds of treatment modalities which will be used. To the best of our knowledge and understanding, through our own internal research, we do not know of a facility employing such a broad approach.

Several of the clinics/hospitals which offer alternative treatment modalities are:

>> BioPulse (Tijuana, Mexico): This clinic offers inpatient and outpatient medical treatments. Specializing in cancer, it uses induced hypoglycemic treatment (IHT) as its primary therapy.

>> Europa Institute of Integrated Medicine (Tijuana, Mexico): This clinic offers only outpatient treatments. It offers hyperthermia, high pH cesium therapy, sterile aloe vera therapy, U.B.I., ozone, cytokine, chelation and orthomolecular therapies.

>> IB Hospital and Medical Centre (Tijuana, Mexico): This clinic specializes in cancer and chronic degenerative disease, utilizing hyperthermia, U.B.I. and bioelectrical repolarization (BER) therapies.

>> Immuno-Augmentation Therapy (IAT) (Caribbean): This clinic treats cancer only, utilizing subcutaneous injections of human proteins found in blood sera, to stimulate the immune system, versus treating the cancer itself.

(1)  BioQuest Seminar Program:
     ---------------------------

     While there are many seminars and lecture circuits on everything from personal finance to investing in the stock market to learning the art of negotiation, we are aware of only a limited number of seminars available which directly address the alternatives available for the treatment of disease and the maximization of health and well-being.

(4)  BioQuest Media Resources Group:
     ------------------------------

     (a) The California Sun Newspaper

     There are many regional newspapers, tabloids and newsletters with a focus on health and its related aspects. BioQuest's objective is to expand the distribution of this monthly newspaper nationally in order to reach critical mass with its current and intended advertisers. Several similar publications are:

o        The Progressive Populist;
o        Nexus Magazine; and
o        The Spotlight.

     (b) The Shoong & Chappell Radio Show

     There are many talk show radio formats across the country. Most are market specific, with a few that are national. We are unaware of any "truth journalism", health-related radio shows that are nationally syndicated. Several local examples of this type of radio show are:

o        The Art Bell Show;
o        The Jeff Rense Show; and
o        The Roy Tuckerman Show.

Industry Regulation

         As an employer, we are subject to all federal, state and local statutes and regulations governing our relationship with employees and affecting businesses generally.

Management

         By way of summary, the following table reflects the name, age and position of our Executive Officers and Directors. Please see the biographical information, which follows:

Name                                              Age         Position
----                                              ---         --------
Peter J. Ewens                                    52          President, Chief Executive Officer and Director
Roger Miller                                      68          Chief Financial Officer, Secretary and Director
James Chappell, D.C., N.D. Ph.D., M.H.            50          Vice President of Medical and Scientific Technology
Nicole Shoong                                     47          President of BioQuest Media Resources Group

         All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. Mr. Peter Ewens will be employed, in his capacity as President, on a full time basis. Mr. Roger Miller will be employed, in his capacity as Chief Financial Officer, on a part-time (approximately 50%) basis. Dr. James Chappell, will be employed, in his capacity as Vice President of Medical and Scientific Technology, on a full time basis. Ms. Nicole Shoong will be employed, in her capacity as President of BioQuest Media Resources Group, on a full time basis. Under these agreements, the medically-related activities of Mr. Ewens, Dr. Chappell and Ms. Shoong will be incorporated into and effected through the Company.

         It should be noted that we have number of consulting/retainer agreements with outside individuals or companies. Those are:

o Vertical Solutions, a company contracted with to provide Phase I web design and development for BatOutOfHealth.com.

o Kirk Cizerle is under a consulting contract to provide e-commerce management services necessary in implementing our new website, BatOutOfHealth.com. In this capacity Mr. Cizerle is responsible for the planning and managing of the design and development efforts to launch Phase I of the website.

o Tani Hurley Public Relations, Inc. has been retained by BioQuest as its investor and public relations firm.

o Alexander Creative Consulting is under agreement with BioQuest for the purposes of providing marketing management consulting to BioQuest. In this regard, they are responsible for providing marketing communications, research, planning and coordination as requested by BioQuest.

o Raymond J. Stewart has been retained a corporate legal counsel, representing BioQuest in connection with advice regarding its development and execution of its business strategy.

o Carl N. Duncan has been retained as securities counsel in connection with our direct public offering.

         It is expected that additional personnel will be employed to assist in operations and financial management. We have also identified several people that are candidates for key positions within the organization. BioQuest has discussed opportunities with some of these people and intends to actively recruit them upon obtaining adequate funding. Management recognizes that their expertise and experience is essential to success of our business plan. We also intend to continue to expand our advisory group in the areas of business and finance.

Peter J. Ewens, Chief Executive Officer and President
-----------------------------------------------------

         Mr. Ewens, as described below, has been associated with several successful companies over the past 25 years. Prior to BioQuest, from 1985 through 1999, Mr. Ewens founded and built a food manufacturing, marketing and distribution company, Amorous Andi's, which provided high quality, niche-oriented products to the retail and food service industries in the United States. While Mr. Ewens was its operations principal, the company grew from sales of $145,000 to $1,201,000, a 728% increase, during the period from 1985 through 1989, and was named to the Inc. 500 as one of the fastest growing private companies in the United States. Growth of the company reached a peak in sales of just over $4 million.

         Prior to that, Mr. Ewens was a member of the initial sales and marketing team that started Computer Learning Centers. Mr. Ewens advanced to Director of Admissions and then ultimately to Computer Learning's Director of Marketing and Sales which had then become a division of Airco, Inc., a Fortune 500 company, following its purchase of Computer Learning Centers. While, in this capacity, he was responsible for the production and management of media advertising for schools in over 20 major markets and the company built sales to over $100 million.

         Mr. Ewens attended Marquette University, Milwaukee, Wisconsin from 1967 to 1968 as an undergraduate in Business Administration.

Roger Miller, C.P.A., Chief Financial Officer and Secretary
-----------------------------------------------------------

         Mr. Miller is a practicing tax consultant and has been in this field for the past 50 years. In addition to his involvement in the field of tax consulting, Mr. Miller was a Presidential appointee during the Carter Administration, responsible for the creation and implementation of the allocation and price regulations for propane, butane and other fuels for the entire United States.

         Mr. Miller is currently the President of Miller and Associates, Inc., in Naples, Florida. The firm represents over 3,000 individual and corporate clients worldwide and specializes in tax and financial consultation and planning. Miller and Associates is a three-year old company.

         Prior to Miller and Associates, Mr. Miller was President of Miller and Paige, Inc. of Annandale, Virginia for 20 years. Mr. Miller sold this firm to his former partner, Phyllis Paige. Miller and Paige, Inc. performed the same services to a like number of clients as Miller and Associates, Inc.

         Mr. Miller received his Law degree from Brooklyn Law, New York in 1960. Mr. Miller became a Certified Public Accountant in New York State in 1959. Mr. Miller received his Bachelor of Science in Accounting from Long Island University in Brooklyn, New York in 1950.

James Chappell, D.C., N.D., Ph.D., M.H.,
Vice President of Medial and Scientific Technology
--------------------------------------------------

         Dr. Chappell has treated over 7,000 patients in a career that began in 1971 and included many Hollywood actors, producers and directors. Dr. Chappell recently retired from active practice as a chiropractic and naturopathic physician, clinical nutritionist and medical herbalist, and is now active teaching people his well-known technique for health and natural healing. This technique specializes in chronic and terminal diseases through education in immunologic rejuvenation(TM) and systemic detoxification(TM). Among the conditions addressed are cancer, AIDS, heart disease, chronic fatigue syndrome, arthritis, herpes, sexual dysfunction, Alzheimer's disease, Parkinson's disease and diabetes. Dr. Chappell has spent the past five years treating patients and establishing the Shoong and Chappell and/or related Heart to Heart radio shows.

         Dr. Chappell, in his capacity as Vice President of Medical and Scientific Technology, will oversee all aspects of professional medical administration and technology within each of BioQuest's operating subsidiaries. This specifically includes his role as Medical Director of The BioQuest Centre for Natural and Integrative Medicine in Antigua.

         In 1980 Dr. Chappell received his Bachelor of Science in Psychology from Pacific Christian College in Fullerton, California. In 1977 Dr. Chappell received his Chiropractic Doctorate (D.C.) from the Cleveland Chiropractic School in Los Angeles, California. Dr. Chappell received his Naturopathic Doctorate (N.D.), from the Naturopathic College of California in Los Angeles, California in 1970. He also received his Doctor of Philosophy in Holistic Nutrition (Ph.D.), from the Naturopathic College of California in Los Angeles, California in 1970. Prior to that Dr. Chappell received his Master Herbalist Medical Degree, (M.H.), from Dominican Herbal College in Quebec, Canada in 1969, and attended Ventura Junior College in Ventura, California from 1967 to 1968.

Nicole Shoong, President of BioQuest Media Resources Group
----------------------------------------------------------

         Nicole Shoong has been an active advocate behind critical health issues for the past 20 years. In 1994, she created the California Sun newspaper, a monthly publication devoted to issues of health, science, the environment, politics, self-empowerment and personal discovery.

In 1998, Ms. Shoong established The California Sun News Hour, an hour talk radio program with an interview listener call-in format. The program aired on KFNX in Phoenix, Arizona and WALE in Providence, Rhode Island.

         Ms. Shoong has joined us as our BioQuest Media Resources Group President which has been established to support each of the operating subsidiaries through its use of, and promotion through, traditional media resources.

         Ms. Shoong attended Marin College in Kentfield, California in 1971, the University of Las Vegas in Las Vegas, Nevada in 1971 and the University of Wisconsin in Madison, Wisconsin from 1969 through 1970.

Executive Compensation and Employment Contracts

         BioQuest was formed on November 4, 1999, and therefore paid no compensation prior to that time. At such time as we commence operations, it is expected that the Board of Directors will approve the payment of salaries in a reasonable amount to each of its officers for their services to BioQuest.

         All key management personnel have executed Employment Agreements with us. All agreements are for a term of five (5) years from October 15, 2000. All carry standard terms that include compensation, benefits, disability, non-competition and termination of employment provisions. In addition, incentives in the form of options to be issued under a proposed stock option plan is contemplated but has not yet been developed.

         The salaries, the only variable material terms amongst these Employment Agreements, will be as follows:

Name                                            Annual Salary
----                                            -------------
Peter J. Ewens                                    $240,000
Roger Miller                                      $140,000
James Chappell, D.C., N.D., Ph.D., M.H.           $140,000
Nicole Shoong                                     $100,000

Below, please find the Summary Compensation Table providing a detailed breakdown of compensation paid to all officers of the company for fiscal years 2000 and 2001.

                                                        SUMMARY COMPENSATION TABLE

                                                                                       Long Term Compensation
                                                                                       ----------------------
                                                Annual Compensation                      Awards               Payouts
                                                -------------------                      ------               -------
           (a)                 (b)         (c)         (d)         (e)            (f)            (g)            (h)          (i)
                                                                              Restricted     Securities
                                                              Other Annual      Stock        Underlying       LTIP       All Other
Name and                                  Salary      Bonus   Compensation     Award(s)     Options/SARs    Payouts    Compensation
Principal Position            Year         ($)         ($)         ($)            ($)            ($)          ($)           ($)
------------------            ----         ---         ---         ---            ---            ---          ---           ---

Peter J. Ewens - CEO        6/30/01    $ 108,025(1)     0           0              0              0            0             0
                            6/30/00    $  70,280(1)     0           0              0              0            0             0

Dr. James Chappell - VP     6/30/01    $  77,500(2)     0           0              0              0            0             0
                            6/30/00             0       0           0              0              0            0             0

Nicole Shoong               6/30/01    $  53,332(2)     0           0              0              0            0             0
                            6/30/00             0       0           0              0              0            0             0

Roger Miller -CFO           6/30/01             0       0           0              0              0            0             0
                            6/30/00             0       0           0              0              0            0             0


(1) Of these amounts, $106,080 was paid to Mr. Ewens under an oral consulting agreement from November 4, 1999 (inception of the company) through October 15, 2000. $72,225 was paid to Mr. Ewens under his Employment Agreement from October 15, 2000 through June 30, 2001.

(2) Compensation for Dr. Chappell and Ms. Shoong includes $40,000 of stock received for prior services rendered. Each received 250,000 shares of BioQuest common stock valued at $.16 per share.

Please note that since the commencement of these employment agreements on October 15, 2000, only partial payments, aggregating $126,607, have been paid to the respective officers, under oral agreement with each, in an effort to conserve capital during this pre-IPO phase.

         As BioQuest's operations develop, it is anticipated that additional personnel may be hired. It is generally anticipated that any such future individuals will devote full time to BioQuest. At such time, the Board of Directors may, in its discretion, approve the payment of additional cash or non-cash compensation to the foregoing for their services to BioQuest.

         BioQuest does not provide officers with pension, stock appreciation rights, long-term incentive or other plans but has the intention of implementing such plans in the future.

         Since all directors are also officers, members of the Board of Directors will not be paid separately for their services. Directors' out-of-pocket expenses will be reimbursed upon presentation of appropriate documents.

Employee Benefits

         It is anticipated that we will implement, in the near future, a restricted employee stock option plan under which our Board of Directors may grant employees, directors and certain advisors of BioQuest options to purchase its shares at exercise prices of not less than 85% of the then current market price on the date of their grant. Income from any such options is not expected to be tax deferrable. As of the date of this prospectus, the plan has not been defined and no options have been granted but it is anticipated that shares will be reserved.

         BioQuest anticipates that it will adopt, in the future, an employee bonus program to provide incentive to our employees. It is anticipated that such a plan would pay bonuses in cash or stock to employees based upon BioQuest's pre-tax or after-tax profit for a particular period. It is anticipated that we will adopt a retirement plan such as a 401(k) retirement plan and that we will implement an employee health plan comparable to the industry standard. Establishment of such plans and their implementation will be at the discretion of the Board of Directors; any such bonus plan will be based on annual objective, goal-based criteria developed by the Board of Directors for eligible participants and will be exercisable only at prices greater than or equal to the market value of the underlying shares on the date of their grant.

Employee(s)

         BioQuest currently maintains its office rent-free at the home of Mr. Peter J. Ewens, the CEO and a director of BioQuest, at 11217 Silverleaf Drive, Fairfax Station, Virginia 22039. Its telephone number is (703) 764-4464. BioQuest anticipates that it will have continued use of this office on a rent-free basis for the foreseeable future and that this arrangement will be adequate for our needs while it is in the development stage. Assuming that BioQuest obtains the necessary additional financing and is successful in implementing its business plan, BioQuest will require its own commercial facility to be located in Northern Virginia. In such event, management believes that BioQuest would be able to locate adequate facilities at reasonable rental rates in Northern Virginia, suitable for its future needs.

         It is not expected that future employees will be represented by employee union(s).

Material Contracts

         To satisfy certain regulatory comments, we hereby summarize certain agreements designated as material contracts in our Form SB-2 Registration Statement not otherwise addressed:

1. We have entered into a media agency service agreement with Mediasmith, Inc. We pay Mediasmith for their services a $15,000 monthly minimum payment against an agency commission of 12% of cumulative gross media spending. That agreement provides for Mediasmith to plan and place media for us. This includes media planning, media buying and post-buy administration services. Virtually all media will be purchased on the Internet, and its purpose will be to reach prospective investors for our online Dutch Auction offering. Prospective investors will be invited via banner ads and email to visit the www.bioquetipo.com website to view the prospectus and bid on shares of stock.

2. Our flash and graphic development services agreement with FigLeaf Software, Inc. , for a flat contract amount of $15,000, relates to the design and execution of a one minute media flash video presentation as an opening for our www.batoutofHealth.com website as well as a potential media email presentation. The completed presentation has been developed into a mini CD-ROM for use as a handout with business cards.

3. Our website development agreement with ccgenesis provides for ccgenesis to further develop, for a flat contract amount of $12,000, both the creative and functional aspects of Phase I of the www.BatOutOfHealth.com website. With the exception of some minor refinements, ccgenesis has completed their work under this agreement.

4. Our monthly service fee with Adam Friedman Associates, of $8,500 covers having the firm serve, consistent with securities requirements, as public relations and investor relations counsel prior to and after our all-or-nothing, best-efforts, Internet-based Dutch Auction direct public offering.

Litigation/Mandated Disclosure

         There has not been any material civil, administrative or criminal proceedings concluded, pending or on appeal against BioQuest or its affiliates and principals (nor are any threatened or pending).

         Pertinent SEC rules require for any principals disclosures of personal bankruptcies during the past five years and corporate bankruptcies during the preceding two years. Responsive to those standards, Mr. Ewens was a principal of AA Group, Inc., a specialty bakery products company doing business as Amorous Andi's in the Washington, D.C. region. AA Group, Inc. was forced into bankruptcy because of misappropriation of escrowed funds by its former securities counsel. A lawsuit between the parties ensued. After depleting its assets in pursuing such litigation, AA Group, Inc. filed a Chapter 7 petition in bankruptcy April 18, 2000 and was discharged from bankruptcy May 22, 2000.

Family Relationships

         There are no family relationships between BioQuest and any director or executive officer.


              FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT

         Counsel has advised BioQuest's management it has a fiduciary responsibility for the safekeeping and use of all assets of BioQuest. Management is accountable to each shareholder and required to exercise good faith and integrity with respect to its affairs. For example, whether under SEC and/or general fiduciary principles, management cannot commingle property of BioQuest with the property of any other person, including that of management.

         The SEC has stated that, to the extent any exculpatory or indemnification provision purports to include indemnification for liabilities arising under the Securities Act of 1933, (the "Securities Act"), it is the opinion of the SEC that such indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who believe that BioQuest's management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at such time.

                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND THE PRINCIPAL SHAREHOLDERS

         The following table summarizes certain information with respect to the beneficial ownership of BioQuest's shares, immediately prior to and after this offering. The following table sets forth information as of June 30, 2001, regarding the ownership of BioQuest's common stock by each shareholder known by BioQuest to be the beneficial owner of more than five percent (5%) of its outstanding shares, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned.


                                                                     Prior to Offering(1)      After the Offering(2)
                                                                     -----------------         ------------------
Name of Beneficial Owner:            Address:                          Number      %           Number        %
-------------------------            --------                          -------     ---         --------     ----
     Peter J. Ewens                  11217 Silverleaf Drive          4,000,000    44.2%       4,000,000    39.8%
                                     Fairfax Station, VA 22039
     Roger Miller                    223 Dolphin Cove Court          4,000,000    44.2%       4,000,000    39.8%
                                     Bonita Shores, FL 34134
     Dr. James Chappell              410 Country Club Drive            250,000     2.8%         250,000     2.5%
                                     Ojai, CA 93023
     Nicole Shoong                   410 Country Club Drive            250,000     2.8%         250,000     2.5%
                                     Ojai, CA 93023
All Directors, Officers and 5%
Shareholders as a Group:                                             8,500,000     94.0%      8,500,000    84.7%
------------------------                                             =========     =====      =========    =====
All Beneficial Owners as a Group                                     9,040,473      100%      10,040,473    100%
--------------------------------                                     =========     =====      ==========   =====


(1)      Reflects total outstanding shares of 9,040,473 as of June 30, 2001.

(2) Assumes issuance and sale of 1,000,000 shares of BioQuest during this offering in addition to the 9,040,473 shares outstanding as of June 30, 2001, an aggregate 10,040,473 shares.

         To satisfy state regulatory requirements, we have agreed to place all shares held by Messrs. Ewens and Miller, Dr. Chappell and Ms. Shoong in a multi-year lock-up (up to four years). Under the associated agreement with the state regulators, shares must be held in escrow until certain specified conditions are met. Generally, unless shares get listed on an exchange or on NASDAQ, 2 1/2% of the aggregate shares held by these principals will be released quarterly, commencing two years after the date of this prospectus.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial data for BioQuest. The selected financial data should be read in conjunction with BioQuest's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of BioQuest and Notes thereto. The selected financial data as of and for the period from November 4, 1999 (date of inception) to June 30, 2001 have been derived from BioQuest's financial statements and are included as Appendix I to this prospectus.

               Current assets.................       $292,608
               Non-current assets.............        $77,464
               Current liabilities............        $10,091
               Revenue........................             $0
               Operating Expenses.............       $562,229
               Net loss.......................      $(562,229)
               Net loss per share ............          $(.07)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

1. Liquidity and Capital Resources. BioQuest was incorporated on November 4, 1999 in Virginia as a privately held corporation for the purpose of establishing a business or businesses all allied with the field of alternative medicine. Our goals are to brand BioQuest as the premiere provider of information, products and services within the field of alternative medicine. BioQuest has not yet commenced generating revenue. BioQuest has raised $800,210 through a private placement to fund 8-12 months of operations. BioQuest intends to raise up to $14,000,000 in this initial public offering ("IPO") and utilize these funds to finance operations and execute its business plan.

         BioQuest has not yet commenced generating any revenue. BioQuest expects to fund development expenditures and incur losses until it is able to generate sufficient income and cash flows to meet such expenditures and other requirements. BioQuest does not currently have adequate cash reserved to continue to cover such anticipated expenditures and cash requirements. These factors, among others, raise substantial doubt about BioQuest's ability to continue as a going concern. In this regard, see the Independent Certified Public Accountant's Report appearing elsewhere herein which cites substantial doubt about BioQuest's ability to continue as a going concern.

2. Plan of Operation. Through June 30, 2001, BioQuest's activities have been organizational and devoted to developing a business plan, raising capital, creating its web site, as well as beginning to develop its other subsidiary operations. Where such costs are indirect and administrative in nature, they have been expensed in the accompanying statement of operations. Where such costs relate to capital raising and are both direct and incremental, such costs have been treated as deferred offering costs in the accompanying balance sheet.

         BioQuest can be classified as an "early stage" start-up company with essentially no operating history and no revenues. Our web site is expected to be launched concurrent with the date of this prospectus.

         No assurance can be given that our products and services will be accepted in the marketplace or that there will be sufficient revenues generated for us to be profitable. Besides the risk factors (see "Risk Factors"), businesses are often subject to risks not foreseen by management. In reviewing this prospectus, potential investors should keep in mind other potential risks that could be important.

         BioQuest has developed an action plan geared to varying amounts of capital being raised. We will structure our operations based on both the amount of capital raised in the IPO and the timing of the receipt of the proceeds. Hence, during our initial 12 months of operation, we will devote a significant portion of our day-to-day operations on marketing, recruiting and retaining key personnel, planning, well establishing, branding and marketing a variety of unique products and services.

         Specifically, assuming that only $10,000,000 of capital is raised, BioQuest's goals will be to further develop BatOutOfHealth.com, BioQuest Centre for Natural and Integrative Medicine, BioQuest Media Resources Group and BioQuest Seminar Program subsidiaries. If more than more than $10,000,000 up to a $14,000,000 maximum is raised, BioQuest would devote substantially more capital to its developing subsidiaries and possible acquisitions in other businesses allied with the alternative medicine field but not carried on by our then existing subsidiaries.

         Once the offering is completed, BioQuest expects to retain up to 25 full-time employees while continuing, because of the associated efficiency and cost-effectiveness, to outsource a significant portion of the Website development to outside firms.

         Because BioQuest has no history of operations, there is no assurance that our business plan can be developed and implemented. As a result, there is no assurance that revenues will ever be generated sufficient to recover the capital raised in the IPO, let alone provide a return to shareholders on invested capital.

3. Forward-looking Statements. Statements contained in this document which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.

4. Recent Accounting Pronouncements. There are no recently issued accounting standards for which the impact on our financial statements at August 23, 2000 is not known.


                            ABSENCE OF PUBLIC MARKET

         There is no current public trading market for the shares. However, we will become a reporting company as a result of this offering and we intend to take needed action to qualify the shares for quotation, upon closing of this offering, initially on the NASDAQ Over-the Counter Bulletin Board. There is no assurance that we can satisfy the current pertinent listing standards or, if successful in getting qualified, avoid later de-listing. To be NASDAQ Over-the-Counter Bulletin Board listed requires at least one market-maker to agree to serve in that capacity based on a submission to NASDAQ, the core of which is the disclosures in this prospectus and/or subsequent reports required pursuant to the Securities Exchange Act of 1934. We have not filed our application for listing but will do so promptly after the date of this prospectus. Based on prior experience and advice of our securities counsel, we believe qualification should occur within about two weeks of the closing on this offering.


                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         We are authorized to issue 25,000,000 shares of common stock, no par value. For particulars, see "Certain Provisions of Virginia Law" below.

         There has been no established public trading market for our shares. As of the date of this prospectus, we have 79 shareholders of record owning 9,040,473 outstanding shares of common stock. The bulk of these shares are owned by our affiliates as detailed in "Securities Ownership of Certain Beneficial Owners and the Principal Shareholders."

Preferred Stock

         We are is authorized to issue 5,000,000 shares of preferred stock, no par value. Currently there are no issued and outstanding preferred shares of BioQuest and we do not anticipate any to be issued. As required under pertinent state regulatory standards, any preferred stock issued to our affiliates will be on the same terms as it is offered to all other existing shareholders or new shareholders (unless the issuance of preferred stock is approved by a majority of our independent directors who did not have an interest in the transaction and who have access, at our expense, to our or independent legal counsel).

Certain Provisions of Virginia Law

         The only classes of stock outstanding at this time are the common shares. All shares have equal voting rights in all matters to be voted upon by the stockholders. A majority vote is required on all corporate action. Cumulative voting in the election of directors is not allowed, which means that the holders of more than 50% of the outstanding shares can elect all the directors as they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors. The shares have no preemptive, subscription, conversion or redemption rights.

         In the event of our liquidation, dissolution or winding up, the shareholders are entitled to share ratably in all assets remaining after payment of liabilities. There are no redemption or sinking fund provisions or preemptive rights with respect to the shares, and shareholders have no right to require usto redeem or purchase shares. Shares can only be issued as fully paid and non-assessable shares.

Dividend Rights

         Each share is entitled to dividends if, as and when ourBoard of Directors declares dividends. We intend to retain future earnings for use in its business and do not anticipate paying any dividends on shares in the foreseeable future. While not currently so restricted, we may be prohibited from paying dividends on the shares in the future under credit or other financing agreement(s) unless certain amounts are available and certain other conditions are satisfied.


                              PLAN OF DISTRIBUTION

         We propose to offer directly to the public, 1,000,000 shares of our common stock, to be bid on at a minimum of $10 per share. Investors are advised that, in our opinion, the final offering price could be higher than $10.00 per share based on competitive bids received under this offering Dutch Auction process ("Bids"). It is possible that the Bids could be as high as $14.00 per share. Of course, the actual price will be determined in accordance with the Dutch Auction process described below but none will be deemed valid if less than $10.00 or more than $14.00 per share.

         There are no underwriters involved in this offering and we do not intend to retain brokers to offer our shares. Accordingly, we will receive the gross proceeds of this offering, a portion of which will be applied to the costs associated with this offering as described in "Application of Proceeds." The technology being employed is licensed on a one-time basis from Main Street IPO. Please note that Main Street IPO is not otherwise involved in the offering other than as lessor of the technology and the licensed Dutch Auction technology has not previously been used for an offering of securities.

         We will offer and sell the shares on a best-efforts, self-underwritten all-or-nothing basis through Roger Miller and/or Peter J. Ewens, executive officers and directors of our company, who will not be compensated for these services. Specifically, our personnel will assist in the above-described sales activities under a safe harbor provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. Rule 3a4-1 generally provides that an "associated person of an issuer' of securities shall not be deemed a broker (or dealer) solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

         The Dutch Auction process to be used in this offering operates as follows:

1. Upon effectiveness of the registration statement relating to this offering, we will post the prospectus on our www.bioquestipo.com web site (the "Website"). A copy of our prospectus for this offering in electronic format (the "electronic prospectus") is available on our separate and special offering Website. The electronic prospectus has the same content as the paper copy of the prospectus prepared for the offering. We may also solicit prospective investors by publicizing the offering through tombstone advertisements and as otherwise permitted by SEC Rule 134. Any such publications will invite persons interested in the offering to view a copy of the electronic prospectus on the Website or to obtain a paper copy of our prospectus by contacting us. Subject to Rule 134 constraints, we may reach additional potential investors by direct mail (including email) solicitation. All potential investors will be invited to register on our Website. Registration will require prospective investors to provide us with their name, address and social security number as well as certain other basic information. Investors will be able to submit a Bid at any price the investor chooses, so long as at or above the minimum $10.00 per share price and less than or equal to the maximum $14.00 per share price. No bids above or below this bid range will be accepted. We will maintain as confidential, all bids and other information disclosed.

2. The auction is open for purposes of receiving Bids to purchase 1,000,000 shares being offered. The Bids will specify the number of shares the potential investor proposes to purchase and the price the investor is willing to pay for the shares. All Bids must be accompanied by "good funds" (i.e., immediately available) made payable to BioQuest IPO Escrow Account. Pursuant to an escrow agreement with us, The American Pacific Bank will act as our escrow agent with funds escrowed in an escrow account in its Trust Department. American Pacific is an FDIC-insured, Oregon-chartered bank. TransferOnline, Inc. will serve as our transfer agent assuming the Dutch Auction 1,000,000 share all-or-nothing minimum is achieved. TransferOnline will also act as Servicing Agent, an administrative capacity in all matters regarding investor communications and reporting regarding the escrow account. If a Bid is submitted and subsequently confirmed, it may be withdrawn, as described in (5) below, at any time until the auction is closed.

         As indicated, the Bid can be at the $10.00 minimum price or at any price up to $14.00 per share and no bids below or above that range will be accepted. Similarly, new or substituted Bids may be placed at any time prior to the close of the auction. The principal factor in establishing the price the public pays us for our shares will be the "clearing price" resulting from the Bid that equals the lowest price set forth in valid firm Bids which "clears" all 1,000,000 shares being offered pursuant to this prospectus. The clearing price may be equal to or greater than the public offering price set by us, but it will not be lower. The "clearing price" will also determine the allocation of shares to successful bidders. All Bids which are below the "clearing price" will be rejected even if they are higher than the public offering price. If Bids for at least 1,000,000 shares are not received or the clearing price is not equal to or greater than the public offering price of $10.00 per share, we will either cancel the offering or file a post-effective amendment and conduct a new auction.

         The following table illustrates a hypothetical bid for our offering. The table indicates we would receive aggregate offers to purchase 750,000 shares at $11 to $14, leaving 250,000 shares of the 1,000,000 shares offered still available. (These 250,000 shares are deemed the "clearing shares"). Since the 750,000 shares bid at $11 exceed the 250,000 shares available, these shares will be allocated among all bidders who bid the 750,000 shares. Since the 250,000 shares available is 33% of the 750,000 shares bid, each bidder at the $11 clearing price would receive 33% of the number of shares they bid for. Thus, with $11 as the clearing price, this is the price that all successful bidders from $11 to $14 would pay for each share of stock bid and allocated, and the gross proceeds to BioQuest would be $11,000,000 (1,000,000 shares x $11/share). All bids below $11, in this case all 1,000,000 shares bid at $10 per share, which was the stated minimum public offering price, would be rejected and their monies would be returned to them from the escrow account.

          Number of Shares                                Aggregate Number of           Success % If 1,000,000
        Requested By Bidders       Bid Price($)     Shares at Bid Price and Greater      Valid Firm Bids Rec'd
        --------------------       ------------     -------------------------------      ---------------------
                 100,000                14                     100,000                          100%
                 100,000                13                     200,000                          100
                 150,000                12                     350,000                          100
                 400,000              11.50                    750,000                          100
                 750,000                11                   1,500,000                         33.3
               1,000,000                10                   2,500,000                            0


         As the above hypothetical bid process illustrates, this Dutch Auction process will determine the proceeds to the company with the 1,000,000 shares to be issued, the only variable being the number of valid firm Bids received (and associated price). The "clearing price" is determined by the algorithm embedded in the licensed Dutch Auction technology and thus we do not have the ability to arbitrarily choose. Of course, we do not know how many offers to purchase will be submitted or what the prices will be for any offers to purchase. The above hypothetical table is included merely to explain our auction process.

         The actual time at which the Dutch Auction closes will be determined by the algorithm embedded in the licensed Dutch Auction technology based upon general market conditions during the period immediately following effectiveness of the registration statement. The algorithm would allow the offering to remain open as long as bids demonstrate an upward trend and 120 days have not elapsed since commencement of the offering (the date of this prospectus); however, once the trend begins to tail off and trend downwards, by a decrease of 10% below the prior highest bid, notice as outlined in the subsequent paragraph would be given that bids are no longer being accepted. See (6) below as to how this algorithm specifically works.

         It should be noted that all bidders have the ability to cancel their bids at any time prior to the close of the Auction, details of which are addressed in (5) below. Further, just prior to the close of the Auction, each bidder will be sent a "confirmation" email announcing our intention to close the Auction, and giving them a final opportunity to withdraw any of their bids from the Auction. The body of the email will instruct them to go to the www.bioquestipo.com website and to go to their personal bid file under "My Bid" where they will have a final opportunity to cancel their bid(s). Each bidder will be given 24 hours to cancel. Those bids not canceled within the 24 hour time period, will continue to be valid as an accepted bid and considered for processing and allocation at the close of the Auction.

         The Servicing Agent will not engage in any marketing or soliciting activities for the offering. Specifically, its personnel are restricted from:
(i) advising potential investors about whether to submit bids and/or the suitable Bid size or price; (ii) discussing the potential market value of our stock; or (iii) discussing bidders' personal plans to invest in our stock. The Servicing Agent's president will supervise its personnel to assure compliance with these limitations.

4. Once the Auction has officially closed, the Auction process has been audited and a clearing price has been established, all bidders will be notified by email as to whether they were a successful or an unsuccessful bidder, and will be told what the clearing price is. Such communication will be made pursuant to a finalized prospectus (as defined under pertinent SEC rules) that discloses the clearing price for all firm valid Bids and the public offering price. It should also be noted that the price which all bidders will pay will always be equal to, or less than, what they bid in this process.

         As indicated, our licensed software will automatically determine what is the clearing price as well as the allocation. The Bids and documents evidencing the Bids to purchase will be maintained by BioQuest through the Website's licensed technology. American Pacific will hold all funds in escrow until the closing of the offering, at which time it will close the escrow, TransferOnline will distribute the appropriate number of common shares to successful bidders and American Pacific Bank will distribute to us the offering proceeds. Any excess funds sent with successful Bids to purchase, and all funds sent with unsuccessful Bids to purchase, will be returned to those persons or entities that had excess or unsuccessful bids.

5. As all monies submitted to the Escrow Agent by bidders in conjunction with bids placed will be held in a non-interest-bearing Escrow Account. Any interest earned on those funds will be paid to the escrow agent as a credit against their fees.

         An independent auditor has been engaged to verify and certify that the auction results are accurate and comply with the rules of the Dutch Auction process. Bids for fewer than one (1) whole share will not be accepted and no one bidder may purchase more than 10% of the number of shares accepted.

         To cancel a bid at any time, bidders may log onto the www.bioquestipo.com website, going to our Home Page. Upon following the indicated instructions, your bid will automatically be "canceled." Specifically, from the Home Page, the bidder clicks on "IPO Offering" where he or she will be asked to fill in their Username and Password. The bidder then clicks on the "Submit" button. He or she is then delivered to the "Welcome to our Offering" page. From there, the bidder clicks the "My Bids" tab and will be delivered to that page where he or she can see his or her bids with the instructions that "if you wish to cancel a bid, click on the Company Name for the specific bid you wish to cancel." When the bidder clicks on the "Cancel this Bid" button, the bid is automatically cancelled - indicated in red for that particular bid under the "My Bids" tab.

         No officer, director, promoter, affiliate or associate is expected to purchase additional shares of our company. If they were to do so, such persons will be purchasing the securities on the same terms as unaffiliated public investors and such enumerated class of persons may purchase securities for purposes of meeting the 1,000,000 share all-or-nothing offering.

(6) The algorithm determining when this offering will close works as follows:

         (a) As bids are received, a real time tracking mechanism is embedded in the software which tracks the number of shares being bid for and the price bid. As bids are being received from multiple bidders, a bid price and number of shares per bid begin to create a trending process.

         (b) In addition, bids placed initially are put into a "Pending" status and are not "Accepted" until funds, matching the amount bid, are received and cleared by the escrow agent. Once accepted status is achieved, all accepted bids (the only valid bids) are tracked for trending upward or downward.

         (c) Once the threshold of accepted bids for 1,000,000 shares has been reached, the trending mechanism is in place to determine the point in time at which our proceeds will be maximized.

         (d) The following example illustrates a probable situation, assuming our $10 minimum and $14 maximum for the 1,000,000 shares all-or-nothing offering.

                   Number of Shares                              Aggregate Number of
                 Requested by Bidders       Bid Price ($)    Shares at Bid Price and Greater
                 --------------------      -------------    -------------------------------
                        50,000                     14                    1,450,000
                      100,000                   13.50                    1,400,000
                      200,000                      13                    1,300,000
                      100,000                   12.50                    1,100,000

       -----------------------------------------------------------------------------------------------
                      400,000                      12                    1,000,000      threshold met
                      300,000                   11.50                      600,000
                      200,000                      11                      300,000
                      100,000                      10                      100,000

(e) In this example, if we assume that the first 1,000,000 shares bid for and accepted fell between $10 and $12.50 per share, and that subsequent shares bid and accepted demonstrated an upward trending as illustrated, the algorithm would allow the offering to remain open as long as the trend continued and 120 days from the date of this prospectus have not elapsed. Once the trend began to tail off and trend downwards, by a decrease of 10% below the prior highest bid reached, bids would no longer be accepted.

(f) In fact, at this time, we will inform, via email, all bidders whose bids have been placed, but whose funds have not been received in escrow, that they have seven (7) days within which to send their monies in and have their bids accepted. Once this period has passed, as above, just prior to the close of the auction, each bidder will be sent a "confirmation" email announcing our intention to close the auction and they will be given a final opportunity to withdraw any of their bids.

(g) Each bidder will be given 24 hours to cancel. Those bids not canceled within the 24 hour time period, will continue to be valid as an accepted bid and considered for processing and allocation at the close of the auction.

(h) In the example above, assuming that no bidders withdrew their bids and we closed the auction with accepted bids for 1,450,000 shares, the clearing price, dictated by the algorithm which maximizes the proceeds to BioQuest, is $12 per share, the price which all bidders will pay.

(i) If the 1,000,000 share all-or-nothing offering has not been achieved within 120 days of the date of this prospectus, the Dutch Auction will be terminated and all funds will be returned to Bidders without interest.

         Price and volume volatility in the market for our common shares may result from the somewhat unique nature of the proposed plan of distribution. Price and volume volatility in the market for our common shares after the completion of this offering may adversely affect the market price of our common shares, assuming a market does in fact develop.

         Prior to the offering, there has been no public market for our common shares. The initial public offering price for the common shares will be determined by the process described above and does not necessarily bear any direct relationship to our assets, current earnings or book value or to any other established criteria of value, although these factors were considered in establishing the initial public offering price range. Other factors considered in determining the initial public offering price range include:

o        market conditions;
o        the industry in which we operate;
o        an assessment of our management;
o        our initial operating results;
o        our business potential; and
o        other factors deemed relevant.


                              ERISA CONSIDERATIONS

         Persons who contemplate purchasing shares on behalf of Qualified Plans are urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. The management and BioQuest necessarily will rely on such determination made by such persons, although no shares will be sold to any Qualified Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.


                                     EXPERTS

         The validity of shares being offered by this prospectus will be passed upon for BioQuest International, Inc. by Carl N. Duncan, Esq., Bethesda, Maryland. As securities counsel, Mr. Duncan, is being paid for services rendered through significantly reduced cash compensation and the issuance of warrants to exercise at $.01 per share the purchase of 15,000 shares for up to three years after the date of this prospectus.

         The financial statements included in this prospectus and in the Registration Statement have been audited by Hill, Barth and King LLC, independent certified public accountants, to the extent and for the period set forth in their report, which contains an emphasis paragraph regarding BioQuest's ability to continue as a going concern, appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                              AVAILABLE INFORMATION

         BioQuest International, Inc. has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Reference is made to such Registration Statement, including the amendment(s) and exhibits thereto, for further information with respect to BioQuest and such securities.

         The Registration Statement can be inspected and copied at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's following regional offices: at Seven World Trade Centre, 13th Floor, New York, New York 10048; and 500 West Madison, Suite 1400, Chicago, Illinois 60601. Copies of the Registration Statement can be obtained from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Moreover, BioQuest has filed such materials electronically with the SEC; accordingly, such materials can be accessed through the SEC's Website that contains reports, proxy and information statements and other information regarding registrants (http// www.sec.gov).

         While BioQuest has not previously been subject to the informational and periodic reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), by filing this registration statement, it immediately becomes subject to Exchange Act requirements to file annual (Form 10-KSB), quarterly (Form 10-QSB) and periodic material reports (Form 8-KSB).

                                                                      APPENDIX I


                        CONSOLIDATED FINANCIAL STATEMENTS

                  BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                             June 30, 2001 and 2000




                              - - - o o o o o - - -


                                 C O N T E N T S


                                                                         P A G E

Independent Auditors' Report - - - - - - - - - - - - - - - - - - - - - -     I-1

Consolidated Balance Sheets  - - - - - - - - - - - - - - - - - - - - - -     I-2

Consolidated Statements of Operations  - - - - - - - - - - - - - - - - -     I-3

Consolidated Statements of
Stockholders' Equity - - - - - - - - - - - - - - - - - - - - - - - - - -     I-4

Consolidated Statements of Cash Flows  - - - - - - - - - - - - - - - - -     I-5

Notes to Consolidated Financial Statements - - - - - - - - - - - - -   I-6 - I-9


                              - - - o o o o o - - -

Board of Directors
BioQuest International, Inc.
Naples, Florida

                          Independent Auditors' Report

We have audited the accompanying consolidated balance sheets of BioQuest International, Inc. and its subsidiaries BioQuest International Company Limited and BioQuest Center for Integrative Medicine Limited (collectively, the Company) as of June 30, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 2001, for the period from November 4, 1999 (date of inception) to June 30, 2000 and for the period November 4, 1999 (date of inception) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BioQuest International, Inc. and its subsidiaries as of June 30, 2001 and 2000 and the consolidated results of their operations and their consolidated cash flows for the year ended June 30, 2001, for the period from November 4, 1999 (date of inception) to June 30, 2000 and for the period from November 4, 1999 (date of inception) to June 30, 2001 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note F to the consolidated financial statements, the Company is in the development stage and has sustained losses since its inception that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                               /s/ Hill, Barth & King LLC
                                                   Certified Public Accountants

Naples, Florida
September 10, 2001



                                           CONSOLIDATED BALANCE SHEETS

                                  BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                                          (A Development Stage Company)
                                             June 30, 2001 and 2000

                                                                     2001                  2000
                                                             -------------------   -------------------
         A S S E T S

Cash - NOTE C                                                 $    142,546           $     158,104


Receivable from stockholder                                          3,455                       0
Prepaid expenses                                                         0                   3,438
Deferred offering costs                                            146,607                  41,000
Premise and equipment - NOTE B                                      77,464                       0
                                                             -------------------   -------------------
                                                              $    370,072           $     202,542
                                                             ===================   ===================


         LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Accounts payable                                          $      10,091         $           500

Stockholders' Equity:
   Preferred stock, no par value, 5,000,000 shares
     authorized, no shares issued and outstanding                        0                       0
   Common stock, no par value, 25,000,000 shares authorized,
     9,040,473 and 8,173,333 shares issued and outstanding
     as of  June 30, 2001 and 2000, respectively                         0                       0
   Additional paid-in capital                                      922,210                 302,000
   Deficit accumulated during the development stage               (562,229)                (99,958)
                                                             -------------------   -------------------
                              TOTAL STOCKHOLDERS' EQUITY           359,981                 202,042
                                                             -------------------   -------------------
                                                              $    370,072           $     202,542
                                                             ===================   ===================





                           See accompanying notes to consolidated financial statements

                                                       I-2


                               CONSOLIDATED STATEMENTS OF OPERATIONS

                            BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                                    (A Development Stage Company)
            For the year ended June 30, 2001, the period from November 4, 1999 (date of inception)
         to June 30, 2000 and the period from November 4, 1999 (date of inception) to June 30, 2001

                                                              Period from            Period from
                                             Year ended     November 4, 1999       November 4, 1999
                                               June 30,      (Inception) to         (Inception) to
                                                2001         June 30, 2000          June 30, 2001
                                       -----------------  ------------------   --------------------
REVENUE                                   $         0        $       0            $          0
-------

EXPENSES
--------
  Advertising                                   9,334                0                   9,334
  Bank charges                                    509              144                     653
  Outside services                             18,798            3,099                  21,897
  Consulting fees                             284,637           72,880                 357,517
  Conventions                                   3,215              250                   3,465
  Depreciation                                     19                0                      19
  Interest expense                                233              233                     466
  Legal and accounting fees                    34,782            4,062                  38,844
  License and permits                             925              185                   1,110
  Meals                                         7,605            2,761                  10,366
  Office expense                                1,089            5,938                   7,027
  Postage                                       5,683                0                   5,683
  Printing and reproduction                     6,314                0                   6,314
  Contract cancellation fee                    15,000                0                  15,000
  Supplies                                      6,444                0                   6,444
  Telephone                                    10,365            2,566                  12,931
  Travel                                       34,559            7,718                  42,277
  Computer services                            22,088                0                  22,088
  Miscellaneous                                   672              122                     794
                                       -----------------  ------------------   --------------------
               TOTAL EXPENSES                 462,271           99,958                 562,229
                                       -----------------  ------------------   --------------------
                     NET LOSS             $  (462.271)       $ (99,958)           $   (562.229)
                                       =================  ==================   ====================
           NET LOSS PER SHARE              $   (0.05)       $    (0.02)           $      (0.07)
                                       =================  ==================   ====================
             AVERAGE WEIGHTED
           SHARES OUTSTANDING               8,748,589        5,278,047               7,584,923
                                       =================  ==================   ====================


                                    See accompanying notes to consolidated financial statements

                                                            I-3



                                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                          BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                                                 (A Development Stage Company)
                       For the year ended June 30, 2001, the period from November 4, 1999 (date of inception)
                    to June 30, 2000 and the period from November 4, 1999 (date of inception) to June 30, 2001


                                                                                 DEFICIT
                                                                               ACCUMULATED
                                                           ADDITIONAL            DURING              STOCK
                                        COMMON              PAID-IN           DEVELOPMENT        SUBSCRIPTION
                                         STOCK              CAPITAL              STAGE            RECEIVABLE          TOTAL
                                  -----------------   ------------------  -------------------  ------------------  --------------

Balance
   November 4, 1999                  $        0            $        0           $        0          $        0         $        0
  Proceeds from issuance
   of common stock                            0               302,000                    0                   0            302,000
 Net loss from inception to
   June 30, 2000                              0                     0              (99,958)                  0            (99,958)
                                    -----------------   ------------------  -------------------  ------------------  --------------
Balance (deficit)
   June 30, 2000                              0               302,000              (99,958)                  0            202,042
 Proceeds from issuance
   of common stock                            0               540,210                    0                   0            540,210
 Issuance of common stock
   for service                                0                80,000                    0                   0             80,000
 Net loss for year ended
   June 30, 2001                              0                     0             (462,271)                  0           (462,271)
                                    -----------------   ------------------  -------------------  ------------------  --------------
Balance (deficit)
   June 30, 2001                    $         0            $  922,210           $ (562,229)                  0         $  359,981
                                    =================   ==================  ===================  ==================  ===============














                                   See accompanying notes to consolidated financial statements

                                                            I-4



                                                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                                                      (A Development Stage Company)
                         For the year ended June 30, 2001, the period from November 4, 1999 (date of inception)
                        to June 30, 2000 and the period from November 4, 1999 (date of inception) to June 30, 2001

                                                                            Period from           Period from
                                                                             November 4,           November 4,
                                                        Year ended              1999                  1999
                                                         June 30,          (Inception) to        (Inception) to
                                                           2001             June 30, 2000         June 30, 2001
                                                     ---------------      -----------------     -----------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                            $  (462,271)         $    (99,958)         $  (562,229)
   Adjustments to reconcile net loss to net
   cash used in operating activities:
     Issuance of common stock for services                  80,000                     0               80,000
     Decrease (increase) in prepaid expenses                 3,438                (3,438)                   0
     Increase in miscellaneous receivables                  (3,455)                    0               (3,455)
     Increase in other assets                              105,607               (41,000)            (146,607)
     Increase in accounts payable                           (9,591)                  500               10,091
                                                     ---------------      -----------------     -----------------
                                  NET CASH USED
                        IN OPERATING ACTIVITIES           (478,304)             (143,896)            (622,200)
                                                     ---------------      -----------------     -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Investment in website development                       (76,681)                    0              (76,681)
   Purchases of premises and equipment                        (783)                    0                 (783)
                                                     ---------------      -----------------     -----------------
                                  NET CASH USED
                        IN INVESTING ACTIVITIES            (77,464)                    0              (77,464)
                                                     ---------------      -----------------     -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                  540,210               302,000              842,210
                                                     ---------------      -----------------     -----------------
                                NET CASH PROVIDED
                        BY FINANCING ACTIVITIES            540,210               302,000              842,210
                                                     ---------------      -----------------     -----------------

                NET INCREASE (DECREASE) IN CASH           (15,558)               158,104             (142,546)

CASH
   Beginning of period                                     158,104                     0                    0
                                                     ---------------      -----------------     -----------------
   End of period                                       $  (142,546)         $    158,104          $   (142,546)
                                                     ===============      =================     =================






                                See accompanying notes to consolidated financial statements

                                                            I-5

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                             June 30, 2001 and 2000


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------

Organization:
BioQuest International, Inc. (the Company) was incorporated under the laws of the State of Virginia on November 4, 1999. The Company's activities to date have been limited to the organization of the Company and its subsidiaries, as well as preparation for a maximum $16,000,000 common stock offering (the Offering). A substantial portion of the Offering will be used by the Company to provide the initial capitalization of the subsidiaries and for future acquisitions.

The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiaries, BioQuest International Company Limited and BioQuest Center for Integrative Medicine Limited. The wholly-owned subsidiaries are Bahamian Corporations. There has been no activity or assets purchased by these companies.

Nature of Business:
The Company was formed to create, design, establish, build and operate wholly-owned subsidiaries allied with and providing alternative, complementary and integrative medical services as well as a comprehensive internet portal focused on medicine in the world.

Use of Estimates:
The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs:
Deferred offering costs consist primarily of licensing, legal and accounting fees related to the initial public stock offering and will be offset against the offering proceeds when received.

Premises and Equipment:
Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the depreciable assets.

Income Taxes:
Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.

             ------------------------------------------------------

                  BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                             June 30, 2001 and 2000

NOTE B - PREMISE AND EQUIPMENT

Capitalized assets consists of the following:
                                                      2001                   2000
                                               --------------------   --------------------

              Website development costs         $      76,681          $               0
              Furniture and fixtures                      783                          0
                                               --------------------   --------------------
                                                       77,464                          0
              Less accumulated depreciation                19                          0
                                               --------------------   --------------------
                                                $      77,445          $               0
                                               ====================   ====================

In accordance with Emerging Issues Task Force Consensus #00-2 only the following costs associated with Website Development have been capitalized by the corporation: web site application and infrastructure development, development or acquisition of software tools for development work, development or acquisition of software necessary for general web site operations, development or acquisition of customized code for web applications, development or acquisition of database software, develop HTLM web pages, create hypertext links to other websites, create graphics and enter initial content into the web site.

Depreciation has not been computed on website development costs since this asset has not been placed into operation. Depreciation will be computed using the straight-line method over the estimated useful life of the asset.

Depreciation expense was $19, and $0 for the year ended June 30, 2001 and period ended June 30, 2000, respectively.


NOTE C - CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash balances at various financial institutions located in Naples, Florida and Fairfax, Virginia. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At June 30, 2001 and 2000 uninsured amounts held at these financial institutions total $11,215 and $40,514, respectively.


NOTE D - INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The tax effect of the differences that gave rise to a deferred tax asset of $168,779 and $34,985 and corresponding valuation allowance of ($168,779) and ($34,985) at June 30, 2001 and 2000, respectively relate primarily to the capitalization of preoperating start-up costs which are amortized over a five year term from the date operations commence for tax purposes.

             ------------------------------------------------------

                  BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                             June 30, 2001 and 2000


NOTE E - RELATED PARTY TRANSACTIONS

Under an oral agreement, the Company paid consulting fees to Peter Ewens, the Chief Executive Officer, totaling $108,025, $70,080 and $178,105 for the year ended June 30, 2001 and for the periods from November 4, 1999 to June 30, 2000 and June 30, 2001, respectively. These payments are anticipated to continue until the commencement of his employment agreement (see Note G).


Roger Miller, the Chief Financial Officer, is also a partner in the consulting firm of Miller & Associates, Inc. during the period, Miller & Associates, Inc. incurred expenses for supplies and other office related functions for the Company. Miller & Associates, Inc. was reimbursed by the Company for all expenses incurred on the Company's behalf, totaling $11,689, $1,384 and $13,073 for the year ended June 30, 2001 and for the period from November 4, 1999 to June 30, 2000 and June 30, 2001, respectively.

During the year ended June 30, 2001, the Company issued 500,000 shares of common stock to two employees for services rendered during the period form July 2000 through October 2000. The compensation expense recorded for these services equaled $80,000. This amount represents a prorata amount of employee annual compensation as provided in employment agreements entered into with the Company in October 2000.


NOTE F - GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $482,229 and $382,271 during the development stage from November 4, 1999 (date of inception) to June 30, 2001 and the year ended June 30, 2001, respectively. The ability of the Company to continue as a going concern is dependent on a successful public offering of the Company's common stock and the Company's ability to generate sufficient revenue from future operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


NOTE G - COMMITMENTS

The Company has entered into two separate contracts to develop an Internet website. Under the contracts, the Company has agreed to make future payments totaling $5,000 in cash and $16,000 payable in stock. These amounts are not due until services are provided in future months and, therefore, are not included in accounts payable as of June 30, 2001.

The Company has entered into an agreement with an individual to provide public relations services to the Company. Under the agreement, the Company has agreed to compensate the individual with 5,000 shares of the Company's common stock. The shares will be issued upon the registration of the Company's common stock with the Securities and Exchange Commission (SEC).

             ------------------------------------------------------

                  BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                             June 30, 2001 and 2000


NOTE G - COMMITMENTS (CONTINUED)

The Company has entered into employment agreements commencing on October 15, 2000 and expiring on October 14, 2005 with four executive officers providing for annual compensation aggregating $640,000. Payments made under these agreements for the year ended June 30, 2001 have been included under consulting fee expense.

NOTE H - STOCK PURCHASE WARRANTS

The Company has agreed to grant Stock Purchase Warrants in consideration for certain legal services provided to the Company. The Company intends to issue warrants, which will entitle the holder to purchase 15,000 shares of common stock. The Warrants will vest immediately commencing on the date of grant. The warrants may be exercised in whole or in part for $0.01 per share beginning on the date of initial registration of the Company's common stock with the SEC and expiring three (3) years after that date.

                                                                     APPENDIX II


















                        DUTCH AUCTION BID PROCESS WEBSITE

                                WELCOME SCREENS

The following screenshots from the BioQuest IPO.bdfirm.com have been categorized for viewing in hardcopy format.

                                                                 Help | Bid Now

                [Home]     [Abut Us]    [IPO Offering]     [Register]

(Register here)
About BioQuest IPO.com
Getting Started
Frequently asked       Welcome to the BioQuest International, Inc. Direct Public
Questions                                 Offering Website.

                     This entire website is part of the BioQuest prospectus that
                     BioQuest has filed with the Securities and Exchange
Contact Us           Commission.

                     The purpose of this site is to allow you, the individual investor, to invest directly in our company without large brokerage fees or opening a brokerage account.

                     We will conduct our self underwritten, all-or-nothing 1,000,000 share, Direct Public Offering (DPO) using a Dutch Auction of our registered shares on this site.

                     We invite you to learn more about BioQuest's business and for the future by, registering and accessing our Prospectus.

                     To request a hard copy of the BioQuest Prospectus click on Contact Us.


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       Copyright (c) 1999, 2000 BioQuestIPO.com, Inc. All rights reserved
                       Technology by: Interactica Networks

                                                                  Help | Bid Now

                [Home]     [Abut Us]    [IPO Offering]     [Register]

(Register here)
About BioQuest IPO.com
Getting Started
Frequently asked    Getting Started
Questions
                    Getting started on BioQuestIPO.com is simple. To find out about who we are and what we do, read all about us.
Contact Us
                    We also recommend you that you begin by reading the Investors' Frequently Asked Questions. This will give you all the basic information you need, from defining an IPO and/or DPO to teaching you how BioQuest's Dutch Auction offering works.

                    As an individual, after you have accessed the tutorial you can become a registered user of BioQuestIPO.com by going to the Registration page.

                    Registering for  BioQuestIPO.com  is absolutely  free! There
                    are  no  hidden   charges,   and  there  is   absolutely  no
                    obligation. There are never any membership fees, ever.

                    In order to begin, please access our preliminary prospectus to learn more about BioQuest's offering, click here to register.


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                    | Home | About Us | IPO Offering | Help |

       Copyright (c) 1999, 2000 BioQuestIPO.com, Inc. All rights reserved
                       Technology by: Interactica Networks

                                REGISTRATION SCREENS

                                                                 Help | Bid Now

                [Home]     [Abut Us]    [IPO Offering]     [Register]

User Registration

                     Please enter your information below.

               Items marked with a red asterisk (*) are required.

  Choose a
username:* [                              ]  Must have at least 4 characters

Password:* [                              ]
           Please create a password with at least 6 characters including numbers.
           e.g. "abcde6"

   Reenter
Password:* [                              ]

Keyword:*  [                              ]
           If you lose your password, we will ask you for your "keyword". (e.g. Mother's Maiden name)

                     -------------------------------------

 Courtesy
  Title:* [  Mr.     ]

   First Name:*  [                     ]
          e.g. "John"

    Last Name:*  [                     ]
          (e.g. "Smith")

 Email Address:* [                     ]
          e.g. "someone@somedomain.com"

     Street
Address 1:*[                    ]

     Street
Address 2:*[                    ]

City:*     [                    ]       State:*  [   AL         ]
           Zip:* [              ]

Country:*  [    USA             ]

Telephone
 Number:*  Area Code ([         ])  Tel. No. [       ]-[                 ]

International
       Info.* Country Code:* [          ]  Province [                    ]
              *International Residents Only

                     -------------------------------------

Gender:                                 [          ]

Age:                                    [       ]

Occupation:                             [                       ]

Annual Income:                          [             ]

How did you learn about us:             [                       ]

How many hours per week do you
spend online?                           [        ]

If you have an online brokerage
account, who is your broker?            [             ]

How many trades do you make
per week?                               [        ]

                                   Click here to finish registration    |=>

                                                                 Help | Bid Now

                [Home]     [Abut Us]    [IPO Offering]     [Register]


                    User Registration

                    Thank you for registering with BioQuest.com

                    Please take note of the following information:

                    Username:Nikitta

                    Click here to proceed
                    ----------

Sorry, at the present time, we cannot accept a bid from this state.

You may, however download a PDF file of the prospectus by clicking on the link below.

              Click here to download a PDF File of the prospectus.
              ----------

If you are a resident of a state not listed as qualified, it means we have not yet filed in your state at this time. However, should we see sufficient investor interest from one or more of the states pending qualification, we may, at that time, file in those states. Once your state has been qualified, BioQuest will email you, informing you of your state's qualification and inviting you, at that time, to return to bioquestipo.com to bid on shares.


                       States Where Shares are Now Offered
                       and From Which Bids May Be Accepted
        (Bids are valid only in states where we are currently qualified)

         These shares were registered with the SEC September 2001 pursuant to the Securities Act of 1933. As of this date, the shares have been qualified for sale ONLY in the following states:

              Colorado                      Virginia
              Connecticut                   Washington, D.C.
              Georgia                       Wisconsin
              Illinois
              Indiana
              New York


Only bona fide residents from these states may make bids. Bids from residents of any other states are not valid and will not be accepted.


                      States Where Qualification is Pending

         As of this date, qualification of the shares is pending in the following states:

Alabama                      Massachusetts              South Carolina
Arizona                      Michigan                   Tennessee
California                   Missouri                   Virginia
Delaware                     Nevada                     Washington
Florida                      New Jersey
Indiana                      Ohio
Kentucky                     Oregon
Maryland                     Pennsylvania

If you are a resident of these states, you may not make a bid at this time. Please check back periodically. As shares are qualified in the given states, they will be added to the "Qualified for Sale" listing above and deleted from the "Pending" listing. Once that occurs, residents of the affected states may thereafter make valid bids.

[Confirmation Eail Sent to New Registrant]


From:           info@bioquestipo.com
To:             Lester42
Sent:           Date and Time
Subject:        Confirmation Email
================================================================================

Dear Lester:

Welcome to, and thank you for your interest in learning about our technology! We're happy to have you as our newest memeber.

Please be sure to write down the following information:

User name:      Lester42
Keyword:        Atilinson

If you lose or forget your password, please to https://bioquest.bdfirm.com/ssl/index.esol?doc+user.user_secret
You will be asked for your E-mail and you keyword.

If your E-mail reader does not support links coyy link and paste it in your browser.

                                BIDDING SCREENS

BioQuest International, Inc.                                      Help | Log Out

[Home]            [My Profile]              [Offering]                 [My Bids]

Welcome to our Offering!

          Message Center

          Have any questions? Refer to the Budding Tutorial

          You may Update your Profile at any time.


         Open Auction

Company                    Prospectus                Auction
BioQuestIPO.com            Download                  Access
                           PDF File                Prospectus &
                                                       Bid

Each time you place a bid for shares you must access the company's prospectus. To download a PDF file fo the prospectus only, click the Download PDF File link. To access the HTML version of the prospectus and proceed to the biding screens, click the Access Prospectus & Bid link.

It is our goal to encourage prudent investing and we want every bidder to carefully evaluate our company so that they can make educated bids. You must click in the "Yes" box at the end of the prospectus signifying that you have access the prospectus and wish to palce a bid. You will then have access to the bidding pages.




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       Copyright (c) 1999, 2000 BioQuestIPO.com, Inc. All rights reserved
                       Technology by: Interactica Networks

BioQuest International, Inc.                                      Help | Log Out

[Home]            [My Profile]              [Offering]                 [My Bids]


You must read the bidding tutorial
before placing a bid.  Please click here.                  BioQuestIPO.com Info

                                                     Total shares      1,000,000
                                                         offered:
                                                     Minimum Bid:         $10.00
                                                     Closing Date:   Feb 00,2002
                                                                        00:00:00

BioQuest.com Prospectus



[Note: this pop-up box only serves as a place holder for the actual prospectus to be placed here upon being declared effective.]

                          [End page of the prospectus]
























   Once you ahve access the prospectus, you may place a bid for the company's shares by indicating below.

 I HAVE ACCESSED THE PROSPECTUS OF THE COMPANY OFFERING ITS SHARES FOR SALE AND
                              WISH TO PLACE A BID.

                                  () Yes () No
                                  [Place a Bid]

BioQuest International, Inc.                                     Help | Log Out

[Home]            [My Profile]              [Offering]                 [My Bids]

BioQuestIPO.com:Bid                                       BioQuestIPO.com Info


                                                     Total shares      1,000,000
                                                         offered:
                                                     Minimum Bid:         $10.00
                                                     Closing Date:   Feb 00,2002
                                                                        00:00:00

Dear Lester Pockwell,


Please fill in the number of shares you would like to purchase,and the price that you are willing to pay per share. Remember, this is a Dutch Auction which fills from the highest bid to the lowest bid.

Please note that bids submitted after 5:00 PM Eastern Time will not Be processed until the end of the following business day.

                                                          (1) Enter Bid

Number of shares: (?)   [                        ]        (2) Payment/Delivery

Price Per Share: (?)    [                        ]        (3) Confirm

Total: (?)                       [               ]        (4) Finish


                                                    Next ==>


                           Click on (?) icons for help


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                                      II-16

BioQuest International, Inc.                                     Help | Log Out

[Home]            [My Profile]              [Offering]                 [My Bids]


The bid information you have entered is incorrect.        BioQuestIPO.com Info
Please click here to change your bid

                                                     Total shares      1,000,000
                                                         offered:
                                                     Minimum Bid:         $10.00
                                                     Closing Date:   Feb 00,2002
                                                                        00:00:00

BioQuest International, Inc.                                     Help | Log Out

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BioQuestIPO.com:Bid                                       BioQuestIPO.com Info


                                                     Total shares      1,000,000
                                                         offered:
                                                     Minimum Bid:         $10.00
                                                     Closing Date:   Feb 00,2002
                                                                        00:00:00


Dear Lester Pockwell,

Please choose the payment method you would like to      (1) Enter Bid
use to Purchase these shares.
                                                        (2) Payment/Delivery
You must also indicate a delivery method for
your share certificates.                                (3) Confirm

Please note bids will not be accepted until after       (4) Finish
payment has been received by the Escrow Agent. Until your money is received by the Escrow Agent, your bid is not official. The auction is subject to close
As determined by the algorithm embedded in the Dutch
Auction Technology being used. If the auction ends before your payment has been received, your bid will automatically be canceled.

Payment Method:            (?) [ List of Available Payment methods] v]

        | Click here| to set up additional payment methods

Delivery Method:           (?) [ List of Available Delivery methods] v]

    | Click here| to set up additional certificate delivery methods


 <== Back                                                Next ==>


                           Click on (?) icons for help


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                       Technology by: Interactica Networks

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Payment Methods

Please choose which payment method you would like to add to your Account.

(You must have at least one payment method set up before you can complete a bid.)

                            |Debit My bank Account|

                   |Certified Cashier's Check or Money Order|

                                |Wire Transfer|



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                                      II-19

BioQuest International, Inc.                                     Help | Log Out

[Home]            [My Profile]              [Offering]                 [My Bids]

You have not entered a Payment  Method.                   (1) Enter Bid

Please add your payment information to continue.          (2) Payment/Delivery

Please click |here| to go back                            (3) Confirm

                                                          (4) Finish




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                                      II-20

BioQuest International, Inc.                                     Help | Log Out

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Payment Methods:  Debit My Bank Account

The Escrow Agent can debit your bank account for the exact amount of your bid. To set up this payment method, please fill in the information below. You may only debit an FDIC commercial bank. You may also only Debit a checking or savings account (not a money market account).

Please note that you must have sufficient funds in your designated bank Account in order for Escrow Agent to successfully debit your account. If you do not have sufficient funds, it may take up to 5 days before your bid is rejected.

________________________________________________________________

                                    Debit My Bank Account
         Your account will not be debited until the bid is confirmed.

               Drivers License #: [                           ]

           Drivers License State: [     ]

                   Date of birth: [          ]
                       (DDMMYYY)
                       Bank Name: [                            ]

             Bank Account Number: [                            ]

       Bank Routing (ABA) Number: [           ]

                         Check #: [           ]

               Social Security #: [           ]

                       Client ID: [                            ]


                            [Next]  [Reset]

________________________________________________________________

Looking for the ABA and Account Number?
Look on one of your checks for the account you would like us to debit. Both the bank Routing (ABA) and Account numbers appear on the Bottom of the check, as indicated below:


    [Graphic of a check indicating where the ABA and Account Numbers are.]

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                       Technology by: Interactica Networks

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The following fields are incomplete or incorrect:

 . Date of Birth
 . Drivers License State
 . Drivers License #
 . Debit Bank Account No.
 . Routing #
 . Social Security #

Please click back and fill them completely/correctly.












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                       Technology by: Interactica Networks

BioQuest International, Inc.                                     Help | Log Out

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Payment Methods:  Bank Check or Money Order

If you would like to pay with either a certified cashier's check or a money Order, you may do so by sending either one to the following address:

The American Pacific Bank
BioQuest IPO Escrow Account
Attn: Richerd Cheong
315 S.W. Fifth Avenue -- Suite 201
Portland, Oregon 97204

IMPORTANT: You must write your unique bid number (?) on your certified cashier's check or money order, and include the invoice which appears when you have finished placing your bid. If you do not write your unique bid number (?) on your payment, your bid will be rejected.

[Next]












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                                      II-24
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Payment Methods: Wire Transfer

If you would like to pay via a wire transfer, you may do so using the information below.

IMPORTANT: You must include your unique bid number (?) on your wire transfer. You may include this as one of the additional "Comment" fields on your wire transfer. Ask your bank for more information. If you do not write your unique bid number on your payment, your bid will be rejected.

We also ask that you provide us with the following information. This will help us identify funds in case they are sent incorrectly.

_______________________________________________________________________

                        My Account Information:

                        Bank Name: [               ]

                  Name on Account: [               ]

              Bank Account Number: [               ]

        Bank Routing (ABA) Number: [               ]

                           [Next]  [Reset]


    [Graphic of a check indicating where the ABA and Account Numbers are.]









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                                      II-25
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The following fields are incomplete or incorrect:

*       Wire Transfer Bank Name
*       Wire Transfer Bank Account Name
*       Wire Transfer Bank Account No.
*       Wire Transfer Routing No.

Please click back and fill them completely/correctly.

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You have not entered a Delivery Method                   (1) Enter Bid

Please add your delivery information to continue         (2) Payment/Delivery

Please click here to go back                             (3) Confirm

                                                         (4) Finish











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





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Your payment information has been updated successfully.

Click [here] to continue in bidding process.












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BioQuestIPO.com:Bid                                       BioQuestIPO.com Info

                                                     Total shares      1,000,000
                                                         offered:
                                                     Minimum Bid:         $10.00
                                                     Closing Date:   Feb 00,2002
                                                                        00:00:00


Dear Lester Pockwell,

Please choose the payment method you would like to use to Purchase these shares.

You must also indicate a delivery method for your         (1) Enter Bid
share certificates. Please note bids will
not be accepted until after payment has been              (2) Payment/Delivery
received by the Escrow Agent. Until your money is
received by the Escrow Agent, your bid is not official.   (3) Confirm
The auction is subject to close As determined by the algorithm embedded in the Dutch Auction Technology being (4) Finish used. If the auction ends before your payment has Been received, your bid will automatically be canceled.

Payment Method:            (?) [ Cashier's Check/Money Order v]

        | Click here| to set up additional payment methods

Delivery Method:           (?) [ List of Available Delivery methods v]

    | Click here| to set up additional certificate delivery methods


 <== Back                                                             Next ==>


                           Click on (?) icons for help

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                                      II-29
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                             _____________________________

                                Held By Transfer Agent
                             _____________________________

                               No Information Necessary
                             _____________________________

                                    [Next]  [Reset]













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                                      II-30

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Delivery Methods

Please choose which delivery method you would like to add to your account.

(You must have at least one delivery method set up before you can complete a bid.)

                            [Held By Transfer Agent]

                               [Brokerage Account]










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                                      II-31

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You have not entered a Delivery Method.                   (1) Enter Bid

Please add your delivery information to continue.         (2) Payment/Delivery

Please click |here| to go back                            (3) Confirm

You have not entered a Payment Method.                    (4) Finish

Please add your payment information to continue.

Please click |here| to go back.










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                             _____________________________

                                   Brokerage Account
                             _____________________________

                               Brokerage Name: [          ]

                                  Broker Name:*[          ]

                              Name on Account: [          ]

                                    Account 3: [          ]
                             ______________________________

                                     [Next]  [Reset]

                                       *Optional





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                                      II-33

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The following fields are incomplete or incorrect:

        . Brokerage Name
        . Name on Account
        . Brokerage Account #

Please click back and fill them in completely/correctly.











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                                      II-34

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Your delivery information has been updated successfully.
Click [here] to continue in bidding process.













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                                      II-35

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BioQuestIPO.com:Bid                                       BioQuestIPO.com Info

                                                     Total shares      1,000,000
                                                         offered:
                                                     Minimum Bid:         $10.00
                                                     Closing Date:   Feb 00,2002
                                                                        00:00:00


Dear Nikitta Chooch,

Please choose the payment method you would like to use to Purchase these shares.

You must also indicate a delivery method for your share   (1) Enter Bid
certificates.
                                                          (2) Payment/Delivery
Please note bids will not be accepted until after
payment has been received by the Escrow Agent. Until      (3) Confirm
your money is received by the Escrow Agent, your bid is
not official. The auction is subject to close             (4) Finish
As determined by the algorithm embedded in the Dutch
Auction Technology being used. If the auction ends before your payment has Been received, your bid will automatically be canceled.

Payment Method:            (?) [ Cashier's Check/Money Order v]

        | Click here| to set up additional payment methods

Delivery Method:           (?) [ Held by transfer agent v]

    | Click here| to set up additional certificate delivery methods


 <== Back                                                        Next ==>


                           Click on (?) icons for help




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                                      II-36

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BioQuestIPO.com:Bid                                       (1) Enter Bid
                                                          (2) Payment/Delivery
                                                          (3) Confirm
                                                          (4) Finish
Dear Lester Pockwell,

Please confirm the details of the bid you have submitted.

Please remember that bids will not be accepted until payment has been received by the Escrow Agent(?).

The auction is subject to close as determined by the algorithm embedded in the Dutch Auction technology being used. If the auction ends before your payment has been received, your bid will automatically be canceled and your money is refunded.

Number of Shares:   (?)                                      1

Price Per Share:    (?)                                 $10.00

Total:              (?)                                $ 10.00

Payment Method:     (?)                          Wire Transfer

Delivery Method:    (?)                 Held by transfer agent


Verification of Taxpayer Identification

Please select one of the options below:

( ) I am a citizen of the United States of America

( ) I am not a citizen of the United States of America

If you are a citizen of the United States, you must fill in the Following information:

Under penalty of perjury, I certify that:

 . The number entered below is my correct Tax
  Identification Number.
 . I am not subject to backup withholding on dividend or interest funds by the Internal Revenue Service because
  (1)I am exempt from backup withholding, or (2)I have not been notified by the IR that I am subject to backup withholding.


Submittal of this form denotes certification of these statements.
Please enter you Taxpayer Identification Number, omitting the hyphens. For individuals, this is your Social Security Number.

Taxpayer Id Number: (?)      [                ]

Please enter your password:  [                          ]

<== Back                                                      Confirm Bid ==>


                           Click on (?) icons for help


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                                      II-38

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BioQuestIPO.com:Bid                                       (1) Enter Bid
                                                          (2) Payment/Delivery
                                                          (3) Confirm
                                                          (4) Finish


The password you entered is incorrect. Please try again.

The Social Security # is empty or incorrect. Please click here to change your Social Security #.


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                                      II-39

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BioQuestIPO.com:Bid                                       (1) Enter Bid
                                                          (2) Payment/Delivery
                                                          (3) Confirm
                                                          (4) Finish
Dear Lester Pockwell,

Your bid for BioQuestIPO.com has been received, and will be processed. (?)

Please remember that bids will not be accepted until payment has been received by the Escrow Agent. (?)

If you are paying by check or wire transfer, please make sure that the payment is for the exact amount listed below. If you submit a payment which is either too large or too small, your bid will automatically be rejected.

You must also write the Unique bid Number (?) on the check, money order or wire transfer to ensure that your bid is processed properly. If you do not include this bid number, your bid will be rejected. IT MUST INCLUDE THE LETTERS UBN.

The auction is subject to close as determined by the algorithm embedded in the Dutch Auction technology being used. The maximum duration of the auction will be 120 days. If the auction ends before your payment has been received, your bid will automatically be canceled.


Bid Number:         (?)                        UBN000360000116

Number of Shares:   (?)                                      1

Price Per Share:    (?)                                 $10.00

Total:              (?)                                $ 10.00

Payment Method:     (?)                          Wire Transfer

Delivery Method:    (?)                 Held by transfer agent



                    [Please Click Here to Print Your Invoice]


                           Click on (?) icons for help
                    [Please click Here to Return to Offering]


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                                      II-40

                                                                 BioQuestIPO.com
                                                                     P.O. box 15
                                                 Fairfax Station, Virginia 22039

                                                                  1-866-468-6228


                                  Bid Invoice

                 Please Print this Invoice out for your records

Bid Placed By:                             Bid Placed for:

Lester Pockwell                            Company: BioQuestIPO.com
123 E Street                               Offering: 1,000,000 Shares
Silver Spring, MD 209001                   Minimum Price Per Share: 10.00

                                           Auction Ends on: 2002-02-00 00:00:00

                                           (subject to change)


Unique Bid Number    Date Placed   Number of Shares  Price Per Share   Total Bid
-----------------    -----------   ----------------  ---------------   ---------
UBN000360000097      2001-09-21            1             $ 10.00        $ 10.00
                     12:35:56


                                                                SubTotal $ 10.00

                                                                   Total $ 10.00


                        Method of Payment Selected:   Wire Transfer

                        Certificate Delivery Method:  Held by Transfer Agent

*Notes:

Please note that payment must be received by the Escrow Agent prior to the closing of the auction. Your bid cannot be processed until payment has been received.

You have chosen to pay by certified check. In order for your bid to be properly processed by the Escrow Agent, you must include your Unique Bid Number on the certified check or money order. If the unique bid number is not present on your certified check or money order, the Escrow Agent will not be able to match your payment with your bid, and your bid will automatically be rejected.

You should also include a copy of this invoice with your bank check or money order.

From:    info@bioquestipo.com
To:      cduncan@sprintmail.com
Sent:    Thursday, July 12, 2001 11:33 A.M.
Subj:    BioQuestIPO.com Bid Notice


Dear Lester,

You have successfully submitted a bid with BioQuestIPO.com!

Bid Summary:
Company Name: BioQuestIPO.com
Unique Bid #: UBN000360000097
Bid Price: $ 10.00
# of Shares: 1
Total Cost: $ 10.00

Your bid is currently being processed. Once all funds are received by the escrow agent, your bid will be officially accepted and you will be notified by email. Note, that you may place more than one bid and can cancel your bid any time before the auction closes. We will also notify you 24 hours prior to the closing of the auction, that the auction is about to close, and that you have a final opportunity to cancel your bid. Your bid will continue to be valid as an accepted bid, and considered for processing at the close of the Auction.

Please check the My Bids page frequently for status updates. Should you have a problem, please email us at info@bioquestipo.com.

Remember, in the event of a tie, shares will only be allocated by the time of accepted bids on a first come first serve basis.

Thank you.

BioQuestIPO.com

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Welcome to My Bids Area!

Your bids

Your Current Bids:

Company                    Bid #                 Amount         Status
-------                    -----                 ------         ------
BioQuestIPO.com            UBN000360000046       $10.00         Canceled
BioQuestiPO.com            UBN000360000047       $10.00         Processing

Your Previous Bids:

Company                    Bid #                 Amount      Shares Allotted


If you wish to cancel a bid click on the Company Name for the Specific bid you wish to cancel. Then click on "Cancel this Bid".



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                                      II-43

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Company BioQuestIPO.com: Current Bid

Date Bid Placed:                          2001-08-24  12:12:37

Bid Number:         (?)                        UBN000360000087

Number of Shares:   (?)                                      1

Price Per Share:    (?)                                 $10.00

Total:              (?)                                $ 10.00

Payment Method:     (?)                  Cashier's Check/Money
                                                         Order

Delivery Method:    (?)                 Held by transfer agent
Status:                                             Processing

[Cancel this Bid]
 _______________


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                                      II-44

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Are you sure you want to Cancel this bid?

Please Enter Your Password:
[                         ]

   [Cancel Your bid]





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                                      II-45

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            The passowrd you entered in incorrect. Please try again.

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          Your bid was canceled.  See your [Offering] for more details.




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                                      II-47

                              INVESTOR HELP SCREENS

              Including links to the Bidding Tutorial, Bidding Tips
                           Frequently Asked Questions

Investor Help
             Bidding

How To Bid
----------
Follow these instructions to learn all the details about our Dutch Auctions, the bidding process and what you can do to bid successfully on the BioQuest offering. You can also get some quick answers to the most frequently asked questions about bidding.


Glossary of Bidding Terms for our Offering
------------------------------------------
Definitions of terms used in the bidding process. Look here for explanations of unfamiliar terminology, or to make sure you understand exactly what is required for each of the forms you need to fill out to place your bid.

Investor Help
             Bidding
                   How To Bid

Tutorial
--------
Provides a step-by-step walk-through of the bidding process. Especially for beginners and first time users, this tutorial is designed to take you through the bidding process, from choosing a bid price and the number of shares, to sending in your money all the way through to the receipt of your shares. You will need to go through this tutorial before you are allowed to place a bid.

Frequently Asked Questions
--------------------------
Answers to the most frequently asked questions about the bidding process, and Dutch Auctions. Look here for quick answers to some of your most important questions.

QuickTips
---------
10 Important Tips every bidder should know.

Investor Help
             Bidding
                   How To Bid
                         BIDDING TUTORIAL
                         Accessing the Prospectus
                         Placing a Bid
                         Selecting Payment and Delivery Methods
                         Confirming your Bid and Taxpayer Status
                         Your Final Bid and Printing Your Invoice


Bidding Tutorial

A Step by Step Tutorial of the Bidding Process.

For first time and beginner bidders, this tutorial will provide you with a complete walk-through of the bidding process, from accessing the prospectus to placing your bid, setting up a payment method and confirming your bid. You will need to go through this tutorial before you are allowed to place a bid.

Click Here to proceed to step 1: Accessing the Prospectus
-------------------------------------------------------

Investor Help
             Bidding
                   How To Bid
                         Bidding Tutorial
                         ACCESSING THE PROSPECTUS
                         Placing a Bid
                         Selecting Payment and Delivery Methods
                         Confirming your Bid and Taxpayer Status
                         Your Final Bid and Printing Your Invoice

NOTE: ALL NUMBERS USED IN THE FOLLOWING TUTORIAL ARE FOR EXAMPLE PURPOSES ONLY!

Accessing the Prospectus

On the Welcome to Our Offering page, you will see an Auction tab which contains a company name and two links: a link to download a copy of our prospectus in PDF format, a link which you can follow to access the prospectus and then place a bid for our shares.

Each time you place a bid for a company's shares, you must access the company's prospectus.


                [Auction]
       [Company]               [Prospectus]            [Auction]
        -------                 ----------              -------
        XYZ Corporation          Download                Access
                                 PDF File             Prospectus &
                                                          Bid

To access XYZ Corporation's prospectus only, on this website, click on the "Download PDF File" link in the second column.

If you choose to download the prospectus in PDF format, you will need a copy of Adobe Acrobat installed on your computer. A free version of Adobe Acrobat Reader, as well as download and installation instructions for most major operating systems is available from Adobe's Web site wwww.adobe.com.

To access XYZ Corporation's propsectus and place a bid, click on the "Access Prospectus & Bid" link in the third column. (Note: by clicking this link you will access the prospectus each time you place a bid.)


Once you have had accessed the prospectus and wish to access the bidding screens, you can indicate it by clicking the "Yes" button on the last page of the company's prospectus. You may then proceed to the bid area.


        ------------------------------------------------------------
        | Once you ahve accesed the prospectus, you may place a    |
        | bid for the company's shares by indicating below.        |
        |                                                          |
        |      I HAVE ACCESSED THE PROSPECTUS OF THE COMPANY       |
        |  OFFERING ITS SHARES FOR SALE AND WISH TO PLACE A BID.   |
        |                                                          |
        |                  [ ] Yes       [ ] No                    |
        |                                                          |
        |                      [Place a bid]                       |
        ------------------------------------------------------------


Click Here to Proceed to Section 2: Placing a Bid
-------------------------------------------------

Investor Help
             Bidding
                   How To Bid
                         Bidding Tutorial
                         Accessing the Prospectus
                         PLACING A BID
                         Selecting Payment and Delivery Methods
                         Confirming your Bid and Taxpayer Status
                         Your Final Bid and Printing Your Invoice


Placing a Bid


Once you have indicated that you have accessed the prospectus, you will have access to the bidding pages.

The first step in placing a bid is to determine how many shares you wish to purchase, and what price you are willing to pay for each of those shares.

Remember, once the auction closes, shares are allotted to the highest bidders first. Even though everyone who receives shares pays the same price for them, the higher you bid, the more likely you are to receive the entire allotment of shares for which you placed a bid. Low bidders may receive all, some or none of the shares that they bid for, depending on how many shares are available, how many other bidders have placed higher bids and what the clearing price is.

To begin placing your bid, first enter the number of shares that you are willing to purchase.

Next, enter the Price Per Share that you are willing to pay.

The "Total" field will automatically be filled in for you. This is the exact amount of your bid, and your payment received by the Escrow Agent must match this amount exactly.

Please note the icons throughout the bidding sections. Clicking on these icons will bring up a window with a definition and explanation of what each field is for, and guidelines for filling in those fields correctly. Please refer to these help sections if you have any questions.

Once you have filled in the number of shares you want to purchase and the price per share you are willing to pay, you are ready to proceed to the payment method section. Click the "Next" button at the bottom of the bidding form to proceed.


Click Here to Proceed to Section 3: Selecting Payment and Delivery Methods

Investor Help
             Bidding
                   How To Bid
                         Bidding Tutorial
                         Accessing the Prospectus
                         Placing a Bid
                         SELECTING PAYMENT AND DELIVERY METHODS
                         Confirming your Bid and Taxpayer Status
                         Your Final Bid and Printing Your Invoice

Selecting Payment and Delivery Methods

Before your bid can be processed, you must indicate how you wish to pay for the shares you are bidding on. Please note that bids cannot be accepted until the funds have been received by the Escrow Agent.

To select a payment method, you must have already created and set up at least one payment method in your profile. The payment methods available to you in the bidding section will depend on what payment methods you have already established.

To choose which payment you would like to utilize for a specific auction, select one from the pull-down menu.

                                /
                Payment       \/ List of Available Payment methods
                Method:[?]       Cashier's Check/Money Order
                                 Wire Transfer
                                 Bank Account Debit


There are some important factors to consider when selecting a payment method. First and foremost, your payment MUST be received by the Escrow Agent before your bid can be accepted. If for any reason your payment is delayed, mis-routed, lost or returned, your bid will be canceled. Please also note that the closing of the auction is subject to close as determined by the algorithm embedded in the Dutch Auction technology being used. If the auction closes before your payment is received, your bid will automatically be canceled.

Some other important factors include:

o A Cashier's/Bank Check, Money Order or Wire Transfer must have your Unique Bid ID prominently printed on it, otherwise the Escrow Agent will not be able to match your bid with your payment, and your bid will be rejected at the close of the auction.

o If you choose "Bank Account Debit," be certain that there are sufficient funds in your account prior to placing your bid. Otherwise, your bid may be initially accepted, and then rejected if sufficient funds are not available in your bank account.

Please also note that all residual funds (i.e., the difference between the final cost of the shares you have been allotted and the amount that you previously sent in) will be returned to you by check within 2 weeks, regardless of the payment method which you utilized.

You must also select a delivery method for your stock certificates, should you be allotted shares at the end of the auction. You have a maximum of two choices, both of which must be established and set up in your profile prior to placing a bid. Once you have done so, you will be able to select which method of stock certificate delivery you wish to use for each auction you participate in.

Select the delivery option you desire from the pull-down menu.

                                /
                Delivery      \/ List of Available Delivery methods
                Method: [?]      Send to My Brokerage Account
                                 Hold at Stock Transfer Agent

Once you have selected a payment and delivery method, click the "Next" button to proceed to the bid confirmation page.


Click Here to Proceed to Section 4: Confirming Your Bid and Taxpayer Status
---------------------------------------------------------------------------

Investor Help
             Bidding
                   How To Bid
                         Bidding Tutorial
                         Accessing the Prospectus
                         Placing a Bid
                         Selecting Payment and Delivery Methods
                         CONFIRMING YOUR BID AND TAXPAYER STATUS
                         Your Final Bid and Printing Your Invoice

Confirming your Bid and Taxpayer Status

Once you have selected a payment method and delivery method, you are ready to confirm the details of your bid and verify your Taxpayer ID number.

Make sure that the number of shares you have bid on, and the price per share that you indicated you were willing to pay, are both correct. Also double check the payment and delivery methods that you selected in step 2.


                Number of Shares: [?]                  1,000
                Price Per Share: [?]                  $27.00
                Total: [?]                        $27,000.00
                Payment Method [?]             Wire Transfer
                Delivery Method [?]     Deliver to Brokerage
                                                     Account

If all of that information is correct, you are now ready to confirm your bid.

First, you must indicate whether or not you are a citizen of the United States. Choose the appropriate option from the two which are listed.


        Please select one of the options below:

        [x]  I am a citizen of the United States of America

        [ ]  I am NOT a citizen of the United States of America


If you are a citizen of the United States of America, then you must verify that the disclosure statement which follows is true.

          Under penalty of perjury, I certify that:

          *    The number of entered below is my correct
               Tax Identification Number.

          * I am not subject to backup withholding on dividend or interest funds by the Internal Revenue Service because (1) I am exempt from backup withholding, or
               (2) I have not been notified by the IRS that I am subject to backup withholding.

          Submittal  of this form  denotes  certification  of these
          statements.  Please  enter  your  Taxpayer   Identification
          Number, omitting the hyphens. For individuals, this is your social security number.

          Taxpayer ID Number: [?]  [                      ]

If the statement above is true, you must indicate such by entering your Taxpayer ID Number. For individuals, this is your social security number.

If you are not a citizen of the United States of America, you are not required to enter anything into the Taxpayer ID Number field.

Finally, once you have filled in the required bids, if you are certain that your bid information is correct, enter your password (this is the same as the password you used in the Offering section of the site) into the password field and then click on the "Confirm Bid" link.

               Please enter your password  [                       ]

 <-- Back                                                 Confirm Bid -->

The next screen will include the final details of your bid, as well as any pertinent instructions regarding your payment or delivery methods. There will also be a link which you can use to display a printable invoice for your records. You should also include a printed copy of this invoice with any payments you need to send in to the Escrow Agent.


Click Here to Proceed to Section 5: Your Final Bid and Invoice
--------------------------------------------------------------

Investor Help
             Bidding
                   How To Bid
                         Bidding Tutorial
                         Accessing the Prospectus
                         Placing a Bid
                         Selecting Payment and Delivery Methods
                         Confirming your Bid and Taxpayer Status
                         YOUR FINAL BID AND PRINTING YOUR INVOICE

Your Final Bid and Printing Your Invoice

Once your final bid has been confirmed, you will see a page summarizing the details of your bid.

The most vital piece of information presented on this page is your UNIQUE BID NUMBER. You should pay careful attention to this number. If you have any questions regarding your bid, or any problems with your payment, you MUST refer to this number.


                Bid Number: [?]              UBN123450123456
                Number of Shares: [?]                  1,000
                Price Per Share: [?]                  $27.00
                Total: [?]                        $27,000.00
                Payment Method [?]             Wire Transfer
                Delivery Method [?]     Deliver to Brokerage
                                                     Account


The Unique Bid Number is the only piece of information which the Escrow Agent can use to identify your payment. Therefore, if you chose to pay with a Cashier's Check, Bank Check, Wire Transfer, or Money Order, you must include your Unique Bid Number on your payment. If you are paying by Cashier's/Bank Check or Money Order, write the Unique Bid Number in the "memo" area. If you are paying by wire transfer, make sure that your bank includes the Unique Bid Number as one of the comment areas on your wire transfer. IT MUST INCLUDE THE LETTERS "UBN".

Lastly, you will notice a link to a printable invoice.


                    Please Click Here to Print Your Invoice
                    ---------------------------------------


Click on that link to go to a page which you can print, and which will serve as the invoice for your bid. To help the Escrow Agent identify your payment, if you choose to pay by Cashier's/Bank Check or Money Order, include a copy of the invoice with your payment.

Investor Help
             Bidding
                   How To Bid
                         Frequently Asked Questions
                              How does a Dutch Auction work?
                              How does the bidding process work?
                              How can I pay for the IPO shares I bid on?
                              Who and what is an escrow/transfer agent?
                              If I am allocated shares, how will I receive them? When can I trade my shares?
                              How can I trade my shares?

Answers to the most frequently asked questions about the bidding process, and Dutch Auctions. Look here for quick answers to some of your most important questions.

Investor Help
             Bidding
                   How To Bid
                         Frequently Asked Questions
                              How does a Dutch Auction work?
                              How does the bidding process work?
                              How can I pay for the IPO shares I bid on?
                              Who and what is an escrow/transfer agent?
                              If I am allocated shares, how will I receive them? When can I trade my shares?
                              How can I trade my shares?

How does a Dutch Auction work?

The normal auction, as used on ebay.com for example, is used to sell one specific item, with the market price obviously set to the highest bid. A "Dutch Auction" is used to sell many items, in our case, shares of a company's stock. A Dutch Auction is often blind, whereby each bidder does not see anyone else's bids. At the conclusion of the auctions, the bids are placed in descending order. The market price (or clearing price) is set to the lowest bid that sells the number of items being sold. In our Dutch Auction, bids less than $10 or more than $14 are invalid and iwll be rejected.


Example:
BioQuest wants to sell 1 million shares of its stock to the public. The minimum they are willing to accept for the stock is $10 per share. This means that if the shares are not sold at $10/share or higher, BioQuest will withdraw the IPO. BioQuest receives the following bids, ordered from highest to lowest share price:

         *  Bids of 100,000 shares @ $14 per share
         *  Bids of 100,000 shares @ $13 per share
         *  Bids of 150,000 shares @ $12 per share
         *  Bids of 400,000 shares @ $11.50 per share
         *  Bids of 750,000 shares @ $11 per share
         *  Bids of 1,000,000 shares @ $10 per share

In this example, the "clearing price" would be set to $11, as the 1,000,000th share is sold as part of the $11 per share groups bid. Therefore, bids from $11.50-$14 would get their full allotment (all the shares they requested), but they would purchase them at a price of $11 per share. Bids at $11 would receive only 250,000 of their requested 750,000 shares (or 33 1/3% of the shares each bidder bid on). Bids at $10 would receive nothing.


This is indeed a simple example used to illustrate the Dutch Auction process. In reality, no single bidder may bid on more than 10% of the total number of shares being sold. Investors should bid the highest price that they would be willing to pay for the stock. This determines the price that yields the fairest results for both the investors and the Company.

Investor Help
             Bidding
                   How To Bid
                         Frequently Asked Questions
                              How does a Dutch Auction work?
                              How does the bidding process work?
                              How can I pay for the IPO shares I bid on?
                              Who and what is an escrow/transfer agent?
                              If I am allocated shares, how will I receive them? When can I trade my shares?
                              How can I trade my shares?

How does the bidding process work?

Now that you have registered with us, you have access to the online BioQuest Prospectus. Here's how the bidding process works:

Next to BioQuest under Company, you will see two links: one to access the prospectus only and one to access the prospectus and then place a bid. It is our goal to encourage prudent investing, and we want every bidder to carefully evaluate our company so that they can make educated bids. You must click on the "Acess Prospectus & Bid" link, access the prospectus and then click on the "Yes" button at the end of the of the prospectus. You will then have access to the bidding pages. You may access the prospectus again in PDF format by clicking on the "Download PDF File" (to download the prospectus only) or by clicking on the "Access Prospectus & Bid" link to acess the prospectus and the bidding screens. From the BioQuest.com Bid page, you get to a series of screens asking you to make your bid. You must provide the number of shares you wish to bid on, the highest price you would be willing to pay for those shares (in no case less than $10 or more than $14), where you want those shares sent (e.g. Your brokerage account or held by the Transfer Agent,) and how you will pay for your bid. Your password is required to certify your bid and confirm the information.

Once submitted, your bid will be marked "processing." At this time, you must make payment arrangements. If you selected bank account debit on the bidding for, your payment will be automatically transferred to the escrow account. If you selected certified check, money order or wire transfer, you must manually send in your payment. It is critical that you write your Unique Bid Number on your check, or in the reference link on the wire instructions. Once your payment is received and cleared by the Escrow Agent, your bid is market as "accepted." If you are not allocated any shares, all of your money will be returned to you, or if you are allocated shares but at a lower price, the excess funds will be immediately returned as well. All funds will be returned to you by check, sent out after the close of the auction and the auditor's approval (usually within 5 business days).

While bidding is available 24 hours a day, any bids submitted after 5:00 PM Eastern Time will be processed the next business day.

That's it! Keep coming back to My Bids page to view the status of each of your bids. Remember the auction is subject to close as determined by the algorithm embedded in the Dutch Action technology being used at any time prior to the end of the 120 day period, so remember to bid early and to check back often!

Investor Help
             Bidding
                   How To Bid
                         Frequently Asked Questions
                              How does a Dutch Auction work?
                              How does the bidding process work?
                              How can I pay for the IPO shares I bid on?
                              Who and what is an escrow/transfer agent?
                              If I am allocated shares, how will I receive them? When can I trade my shares?
                              How can I trade my shares?

How can I pay for the IPO shares I bid on?

You can pay for the IPO shares you bid on in one of three ways:

* Send in a certified check or money order for the amount due. NO PERSONAL CHECKS WILL BE ACCEPTED! (You must include the Unique Bid Number on your certified check or money order.)
* Wire funds directly from your bank or brokerage account. (You must include the Unique Bid Number as part of your wire transfer instructions.)
*    Have the Escrow Agent debit your bank account.

Remember, shares will only be allocated to those investors whose money has been received and confirmed by the Escrow Agent. Please keep in mind the following amount of time that may be necessary for your payment to clear:

* Certified check or money order - Clears the day it is received by the Escrow Agent
* Wire - Clears the day it is received (note that wire transfer cutoffs are 5PM Eastern Time).
* Debit - Clears immediately, if there are sufficient funds. Please note, that if there are insufficient funds, your bid can be rejected up to 5 days after you placed the bid.

PLEASE NOTE, THE ABOVE TIME GUIDELINES CAN VARY DEPENDING ON YOUR BANK. THEREFORE, UNTIL FUNDS ARE RECEIVED AND CONFIRMED BY THE ESCROW AGENT, YOUR BID IS NOT ACCEPTED.

Investor Help
             Bidding
                   How To Bid
                         Frequently Asked Questions
                              How does a Dutch Auction work?
                              How does the bidding process work?
                              How can I pay for the IPO shares I bid on?
                              Who and what is an escrow/transfer agent?
                              If I am allocated shares, how will I receive them? When can I trade my shares?
                              How can I trade my shares?

Who and what is an escrow/transfer agent?

An escrow/transfer agent is the bookkeeper of funds coming in from the bidding process of the Auction. The Escrow Agent is an FDIC insured bank. A Transfer Agent is the bookkeeper for public companies' stock records. They keep track of how many shares there are, where they are, and whom they belong to.

The Escrow Agent will hold your payment until the close of the auction or until you cancel your bid, in which case, you will receive your refund in 2 weeks (Our auction will not last longer than 120 days). If you are allocated shares, the Transfer Agent will issue you the appropriate number of shares of stock. If not allocated shares, the Escrow Agent will return all money to you directly by check within two weeks.

Investor Help
             Bidding
                   How To Bid
                         Frequently Asked Questions
                              How does a Dutch Auction work?
                              How does the bidding process work?
                              How can I pay for the IPO shares I bid on?
                              Who and what is an escrow/transfer agent?
                              If I am allocated shares, how will I receive them? When can I trade my shares?
                              How can I trade my shares?

If I am allocated shares, how will I receive them?

Your shares can be held by the Transfer Agent, or automatically transferred to any brokerage account you have. When you place a bid you will indicate how and where you want your shares to be delivered.

If you choose to let the Transfer Agent hold your shares, they are held in book entry form. You may choose to have the certificate sent to you or your brokerage account at a later date.

If you want the shares sent to your brokerage account, you must take one additional step. Upon notification of allocation, you will need to download a form letter from the Transfer Agent, and forward that letter to your broker requesting that they initiate the transfer certificates from the Transfer Agent. This can usually occur in 24-48 hours.

Investor Help
             Bidding
                   How To Bid
                         Frequently Asked Questions
                              How does a Dutch Auction work?
                              How does the bidding process work?
                              How can I pay for the IPO shares I bid on?
                              Who and what is an escrow/transfer agent?
                              If I am allocated shares, how will I receive them? When can I trade my shares?
                              How can I trade my shares?

When can I trade my shares?

As soon as the company's stock begins trading on market, your shares are free to trade. Upon completion of the offering and after the approval of the auditors, the company anticipates the share will initially trade on the NASDAQ Bulletin Board. We have not filed our application for listing but will do so promptly after the date of the prospectus. Based on prior experience and advice from our securities counsel, we believe qualification should occur within about two weeks of the closing on this offering.

Investor Help
         |=> Bidding
                   How To Bid
                         Frequently Asked Questions
                              How does a Dutch Auction work?
                              How does the bidding process work?
                              How can I pay for the IPO shares I bid on?
                              Who and what is an escrow/transfer agent?
                              If I am allocated shares, how will I receive them? When can I trade my shares?
                              How can I trade my shares?

How can I trade my shares?

You can trade your stock with your current broker. As long as the stock was transferred to your brokerage firm, you are free to begin trading as soon as a market develops. If, unexpectedly, a market does not develop shortly after closing on this offering, you will be unable to trade your shares until a secondary market develops.

BIDDING QUICK TIPS

New to bidding? Here are some quick facts to help you:

1. Before placing a bid, it is always a good idea to be a prudent investor who does his/her homework. You are highly encouraged to access the company's prospectus, and do your own outside research, to understand the company itself and make an educated bid.

2. The company sets the number of shares to be issued and the minimum bid price. In order to place a bid, you must price your bid at or higher than the minimum and up to the maximum bid price, and indicate the number of shares you would like. For example, the minimum bid is $10.00 and the maximum bid is $14.00. You may place your bid anywhere between $10.00 and $14.00. Bids outside that range will be rejected.

3. The higher your bid, the more likely you are to be allocated shares. Your bid must be an amount that you are willing to pay. Remember, you must come up with the full cash amount of your bid before your bid is accepted into the auction.

4. You may bid for as little as one share. However, no one investor, individual or institution can place a bid for more than 10% of the total shares offered to for our company. In BioQuest's offering of 1,000,000 shares, you may not bid for more than 100,000 shares.

5. Once you place a bid, the bid is not officially accepted until your money is received at the Escrow.

6. BioQuest has the right to close the auction as determined by the algorithm embedded in the Dutch Auction technology used.

7. Remember, in the event of a tie, shares will be allocated to investors on a first come, first serve basis according to bid time.

8. Each bidder will be assigned a Unique Bid ID for each bid placed. It is important to remember that this Unique Bid ID needs to be written on your certified check or included in your wire instructions. Without this Unique Bid ID on your check, your check will be returned or wire refused, and your bid not accepted.

9. You can cancel your bid at any time before the close of the auction by going to the "My Bids" section of the website, clicking on the company's name beside the bid's Unique Bid Number and following the prompt instructions to cancel your bid. Once canceled, your money will be returned to you by check within two weeks. further, just prior to the close of the Auction, you will be sent a "confirmation" email announcing our intention to close the Auction, and giving you a final opportunity to withdraw any of your bids from the Auction. You will have 24 hours to cancel. All bid snot canceled, will be considered for processing at the close of the Auction.

10. Note, that you will be notified via email, just prior to the close of the Auction, that you have a final opportunity to cancel your bids. You will be given 24 hours to cancel. Those bids not canceled within the 24 hour time period, will continue to be valid and accepted bids, and will be considered for processing at the close of the auction. Once the Auction has closed, the Auction process has been audited, and a clearing price has been established, you will be notified by email accompanied by a finalized prospectus reflecting the clearing price.

Investor Help
            |=> Bidding
                      |=> Glossary of Bidding Terms for our Offerings
                                            Certificate Delivery Method
                                            Number of Shares
                                            Payment Method
                                            Price Per Share
                                            Escrow Agent
                                            Stock Transfer Agent
                                            Taxpayer ID Number
                                            Total Bid
                                            Unique Bid Number


Definitions of terms used in the bidding process. Look here for explanations of unfamiliar terminology, or to make sure you understand exactly what is required for each of the forms you need to fill out to place your bid.

Investor Help
            |=> Bidding
                      |=> Glossary of Bidding Terms for our Offerings
                                            Certificate Delivery Method
                                            Number of Shares
                                            Payment Method
                                            Price Per Share
                                            Escrow Agent
                                            Stock Transfer Agent
                                            Taxpayer ID Number
                                            Total Bid
                                            Unique Bid Number

Certificate Delivery Method

You can have your IPO shares delivered in one of two way:

         . Your shares can be held with the Transfer Agent, or . You can choose to have your shares automatically transferred to your brokerage account.

When you place a bid, you are required to indicate which delivery method you choose.

See Also:

Bidding Tutorial:  Selecting Payment and Delivery Methods

Frequently Asked Bidding Questions: If I am allocated shares, how will I receive them?

Investor Help
            |=> Bidding
                      |=> Glossary of Bidding Terms for our Offerings
                                            Certificate Delivery Method
                                            Number of Shares
                                            Payment Method
                                            Price Per Share
                                            Escrow Agent
                                            Stock Transfer Agent
                                            Taxpayer ID Number
                                            Total Bid
                                            Unique Bid Number

Number of Shares

This is the minimum number of shares that you are willing to purchase. Depending on the price which you indicated that you are willing to pay per share, and the time and date that you submitted your bid, you may not receive all of the shares you have requested.

Important: No investor may bid or received more than 10% (100,000) of the total number of shares being offered (1,000,000).

Investor Help
            |=> Bidding
                      |=> Glossary of Bidding Terms for our Offerings
                                            Certificate Delivery Method
                                            Number of Shares
                                            Payment Method
                                            Price Per Share
                                            Escrow Agent
                                            Stock Transfer Agent
                                            Taxpayer ID Number
                                            Total Bid
                                            Unique Bid Number

Payment Method

You can pay for your shares bid for in one of three ways:

         . Send in a certified check or money order for the amount due. . Wire funds directly from your bank or brokerage account.
         . Have the Escrow Agent debit your bank account.

See also:

Bidding Tutorial: Selecting Payment and Delivery Methods

Frequently Asked Bidding Questions: How can I pay for the IPO shares
I bid on?

Investor Help
            |=> Bidding
                      |=> Glossary of Bidding Terms for our Offerings
                                            Certificate Delivery Method
                                            Number of Shares
                                            Payment Method
                                            Price Per Share
                                            Escrow Agent
                                            Stock Transfer Agent
                                            Taxpayer ID Number
                                            Total Bid
                                            Unique Bid Number


Price Per Share

This is the maximum price you are willing to pay per share (but in no case less than $10 or more than $14). [Note that the final offering price of stock is determined by calculating that price at which the entire allocation of shares being offered to the public will be sold (the "clearing price").] If you have a successful bid, the price per share you actually pay will most likely differ from that which you indicated you are willing to pay. It can never be higher, but will be equal to or lower than the price which you bid.


Shares are allocated to the highest bidders first. Therefore, even though your bid may be above the minimum bid price, you may or may not receive any shares, depending on how many people placed bids which were higher than yours.

See also:

Frequently Asked Questions:  How does a Dutch Auction work?

Investor Help
            |=> Bidding
                      |=> Glossary of Bidding Terms for our Offerings
                                            Certificate Delivery Method
                                            Number of Shares
                                            Payment Method
                                            Price Per Share
                                            Escrow Agent
                                            Stock Transfer Agent
                                            Taxpayer ID Number
                                            Total Bid
                                            Unique Bid Number

Stock Transfer Agent

A Transfer Agent is the bookkeeper for public companies' stock records. They keep track of how many shares are issued, where they are located, and to whom they belong.

Investor Help
            |=> Bidding
                      |=> Glossary of Bidding Terms for our Offerings
                                            Certificate Delivery Method
                                            Number of Shares
                                            Payment Method
                                            Price Per Share
                                            Escrow Agent
                                            Stock Transfer Agent
                                            Taxpayer ID Number
                                            Total Bid
                                            Unique Bid Number

Escrow Agent

An Escrow Agent acts as the depository of all monies received for bids placed. The Escrow Agent is an FDIC insured bank.

Investor Help
            |=> Bidding
                      |=> Glossary of Bidding Terms for our Offerings
                                            Certificate Delivery Method
                                            Number of Shares
                                            Payment Method
                                            Price Per Share
                                            Escrow Agent
                                            Stock Transfer Agent
                                            Taxpayer ID Number
                                            Total Bid
                                            Unique Bid Number

Tax Payer ID Number

For individuals, this is your 9 digit Social Security Number, entered without the hyphens ("-"). You are required to verify that the following information is true before we are able to accept your bid.

         . The number entered below is the correct Tax Identification
           Number for the individual placing the bid.

         . The individual placing the bid is not subject to backup withholding on dividend or interest funds by the Internal Revenue Service because he/she:

                  1.  Is exempt from backup withholding, or
                  2. Has not been notified by the IRS that he/she is subject to backup withholding.

See also:

Bidding Tutorial: Confirming your Bid and Taxpayer Status

Investor Help
            |=> Bidding
                      |=> Glossary of Bidding Terms for our Offerings
                                            Certificate Delivery Method
                                            Number of Shares
                                            Payment Method
                                            Price Per Share
                                            Escrow Agent
                                            Stock Transfer Agent
                                            Taxpayer ID Number
                                            Total Bid
                                            Unique Bid Number

Total Bid

This amount is automatically calculated by multiplying the number of shares you indicated you were willing to purchase by the price per share you indicated you were willing to pay.

This is the total amount that you will need to send to the Escrow Agent in order to insure that your bid is accepted. It is important that you send EXACTLY this amount, along with your Unique Bid Number, otherwise your bid will be automatically rejected.

Investor Help
            |=> Bidding
                      |=> Glossary of Bidding Terms for our Offerings
                                            Certificate Delivery Method
                                            Number of Shares
                                            Payment Method
                                            Price Per Share
                                            Escrow Agent
                                            Stock Transfer Agent
                                            Taxpayer ID Number
                                            Total Bid
                                            Unique Bid Number


Unique Bid Number

This number is generated by BioquestIPO.com and is assigned to all completed bids. It allows you to track your current bids, and it allows the Escrow Agent to match up your bid with your payment.

It is absolutely vital that you write your unique bid number on all payments, whether they be a certified bank check, money order or wire transfer. Failure to do so will result in your bid status remaining as processing, until the end of the auction, at which time it will be rejected. The unique bid number is the only way the Escrow Agent can match your bid with your payment.

Your Unique Bid Number will look as follows:

                                                UBN123450123456

See also:

Bidding Tutorial: Your Final Bid and Printing your Invoice

                               MEMBER LOG IN SCREEN

                          BIOQUESTIPO.COM MEMBER LOG IN

                        Register if you haven't already.
               No minimum deposit or brokerage account required!

                        Username:[                      ]

                        Password:[                      ]

                   User name and password are case sensitive.
                       Forgot your password? Click here.

                                     [submit]

                                FAQ SCREENS

FAQ's for the Individual

o       What is an IPO?
o       What is a self-underwritten Direct Public Offering (DPO)?
o       What is a Dutch Auction?
o       What happens in case of a tie?
o       How does the bidding process work?
o       What information do I receive about BioQuest?
o       How long will the auction be open?
o       What is the minimum number of shares I can buy?
o       How do I pay for the DPO?
o       Who/What is the escrow/transfer agent?
o       Can I change or cancel a bid?
o       Can I submit more than one bid?
o       What happens to my stock once I buy it?
o       When can I trade the stock?
o What happens if I bid for BioQuest's DPO and I get out bid or the offering does not get done?
o       How is BioQuest's  website  different from other sites  offering  online
        IPO's?
o       On what exchange will BioQuest's shares be listed?
o       How can I receive a hard copy of BioQuest's prospectus?

FOR THE INDIVIDUAL:
WHAT IS AN INITIAL PUBLIC OFFERING (IPO)?

An Initial Public Offering is when a corporation offers stock to the public for the first time.

WHAT IS A SELF-UNDERWRITTEN DIRECT PUBLIC OFFERING (DPO)?

A self-underwritten DPO is when a company files to go public itself without the use of a traditional investment banking firm.

WHAT IS A DUTCH AUCTION?

This is a system that enables all potential investors in an IPO to make a bid at the price they are willing to pay for the stock in the aftermarket. The price for the IPO is set at the price of the lowest bid price that sells all of the allotted shares. All shares are priced at that price. The investors are allocated their shares by filling the highest bid first and then in descending bid price order.

An example:

BioQuest wants to sell 1,000,000 shares of its stock on an all-or-nothing basis at $10/share minimum in a DPO. This means that if at least 1,000,000 shares are not sold at $10/share to as high as $14/share, BioQuest will withdraw the DPO. Investors then bid the price that they are willing to pay, understanding that this is an auction that fills from the highest price to the lowest price. One person may bid $14/share for 1,000 shares. Another, $10/share for 1 share.

Number of Shares      Bid Price    Aggregate Number of      Success % if
Requested By             ($)       Shares at Bid Price       1,000,000
  Bidders                              and Greater         Valid Firm Bids
  -------             ---------        -----------         ---------------
  100,000                 14             100,000                 100%
  100,000                 13             200,000                 100%
  150,000                 12             350,000                 100%
  400,000                 11.50          750,000                 100%
  750,000                 11           1,500,000                 33.3%
1,000,000                 10           2,500,000                  0

In the example above, BioQuest desires to sell 1,000,000 shares of its stock and a total of 2,500,000 shares were bid for at prices ranging from $10/shares to $14/share. All bidders from $11.50/share to $14/share would receive 100% of their shares bid for, and the aggregate number of shares in that range is 750,000. That leaves 250,000 shares for the next lowest bid group at $11/share. However, there were 750,000 bids at that price. this means that each bidder would receive 33 1/3 % of the number of shares they bid for because 250,000 divided by 750,000 equals 33 1/3%.
Thus, $11/share is the "clearing price" and the price all bidders will pay at the conclusion of the Auction. Those who bid higher than $11/share will get refund checks sent to them from the Escrow Agent for the difference. Likewise, those who bid at $11/share and sent in money to the Escrow Agent for their total bid, would receive a refund for the shares which were not allotted to them (66 2/3%). Those who bid at $10/share are deemed "unsuccessful bidders" and 100% of their money would be refunded to them by the Escrow Agent.


WHAT HAPPENS IN CASE OF A TIE?

If there are too many bids at the clearing price to fill them all with the remaining shares, the following procedure will be carried out:

The total remaining shares to allocate will be divided by the total number of shares bid on at the clearing price. If the percentage is less than 10%, then bids will be filled in their entirety on a first-come, first-served basis based on your bid submission time. If this percentage is greater than or equal to 10%, then everyone who has a bid at the clearing price will receive that percentage of their desired allotment. All partial share allotments will be rounded down to the nearest whole number, and these combined partial shares will be allocated to the bidders based on their time stamps, on a first-come first-served basis. See the examples below for clarification.

Total shares offered in the DPO: 1,000,000 (see example above).

Clearing Price: $11.00

750,000 shares bid are allocated 100% to investors who bid from $11.50/share to $14/share.

There are 250,000 shares left to be allocated amongst 750,000 bid for at the $11/share price. (750,000 of the 1,000,000 offered were already allocated at 100% to bidders from $11.50/share to $14/share).


In this example each bidder at $11/share would receive 33 1/3% of the number of shares they bid for because 250,000 divided by 750,000 equals 33 1/3%.

HOW DOES THE BIDDING PROCESS WORK?


You place a bid on an IPO for the price you feel comfortable paying in the aftermarket and which will be high enough to insure you are a "successful bidder". Remember, this is a Dutch Auction that fills from the highest bid to the lowest bid. In this offering, only bids between $10 and $14 will be considered valid.


WHAT INFORMATION DO I RECEIVE ABOUT BIOQUEST?

You should access BioQuest's prospectus before placing a bid. Our prospectus will be available to you online or from this site you may go to Contact Us and request a hard copy be sent to you via the U.S. Postal Service.

HOW LONG WILL THE AUCTION BE OPEN?

The auction is subject to close as determined by the algorithm embedded in the Dutch Auction technology being used. specifically, the algorithm would allow the offering to remain open as long as bids demonstrate an upward trend and 120 days have not elapsed since the commencement of the offering; however, once the trend begins to rail off and trend downward by a decrease of 10% below the prior highest bid, notice would be given that bids are no longer being accepted. In no case will the auction remain open no longer than 120 days. Therefore, it is in your best interest to place a bid and send your money to the Escrow Agent as soon as possible.

The algorithm determining when this offering will close works as follows:

     * As bids are received, a real time tracking mechanism is embedded in the software which tracks the number of shares being bid for and the price bid. As bids are being received from multiple bidders, a bid price and number of shares per bid begin to create a trending process.

     * In addition, bids placed initially are put into a "Pending" status and are not "Accepted" until funds, matching the amount bid, are received and cleared by the escrow agent. Once accepted status is achieved, all accepted bids (the only valid bids) are tracked for trending upward or downward.

     * Once the threshold of accepted bids for 1,000,000 shares has been reached, the trending mechanism is in place to determine the point in time at which our proceeds will be maximized.

     * The following example illustrates a probable situation, assuming our $10 minimum and $14 maximum for the 1,000,000 shares all-or-nothing offering.


     Number of Shares                              Aggregate Number of
   Requested by Bidders  Bid Price ($)    Shares at Bid Price and Greater
   --------------------  -------------    -------------------------------
          50,000            14                     1,450,000
         100,000          13.50                    1,400,000
         200,000            13                     1,300,000
         100,000          12.50                    1,100,000
   -----------------------------------------------------------------------------
         400,000            12                     1,000,000      threshold met
         300,000          11.50                      600,000
         200,000            11                       300,000
         100,000            10                       100,000

     * In this example, if we assume that the first 1,000,000 shares bid for and accepted fell between $10 and $12 per share, and that subsequent shares bid and accepted demonstrated an upward trending as illustrated, the algorithm would allow the offering to remain open as long as the trend continued and 120 days have not elapsed. Once the trend began to tail off and trend downwards, by a decrease of 10% below the prior highest bid reached, bids would no longer be accepted.

     * In fact, at this time, we will inform, via email, all bidders whose bids have been placed, but whose funds have not been received in escrow, that they have seven (7) days within which to send their monies in and have their bids accepted. Once this period has passed, as above, just prior to the close of the auction, each bidder will be sent a "confirmation" email announcing our intention to close the auction and they will be given a final opportunity to withdraw any of their bids.

     * Each bidder will be given 24 hours to cancel. Those bids not canceled within the 24 hour time period, will continue to be valid as an accepted bid and considered for processing and allocation at the close of the auction.

     * In the example above, assuming that no bidders withdrew their bids and we closed the auction with accepted bids for 1,450,000 shares, the clearing price, dictated by the algorithm which maximizes the proceeds to BioQuest, is $12 per share, the price which all bidders will pay.



WHAT IS THE MINIMUM NUMBER OF SHARES I CAN BUY?

There is no minimum number of shares that a prospective bidder has to buy. You can buy one (1) share to a maximum of 10% (100,000 shares) of the 1,000,000 share offering.

HOW DO I PAY FOR My SHARES?

You can pay for the shares you bid on in one of three ways:

o    Send in a certified check or money order for the amount due.
o    Wire funds directly from your bank or brokerage account.
o    Have your bank account  electronically  debited  (United  States  Residents
     Only).

All payments are sent to and received by the Escrow Agent.

WHO AND WHAT IS THE ESCROW/TRANSFER AGENT?

An Escrow Agent is the bookkeeper of funds coming in from the bidding process of the Auction. The Escrow Agent is an FDIC-insured bank.
A Transfer Agent is the bookkeeper for public companies' stock records. They keep track of how many shares there are, where they are, and whom they belong to.

CAN I CHANGE OR CANCEL A BID?

You can cancel your bid at anytime prior to the closing of the auction by going to the "My Bids section of the website, clicking on the company's name beside the bid's Unique Bid Number and following the prompt instructions to cancel your bid. The only way to change a bid is to cancel your original bid and re-submit a new bid. Further, just prior to the close of the Auction, each bidder will be sent a "confirmation" email announcing our intention to close the Auction, and giving you a final opportunity to cancel any of your bids from the Auction. Each bidder will have 24 hours to cancel. You bid will continue to be valid as an accepted bid, and considered for processing at the close of the Auction.

To cancel a bid at any time, from the Home Page click on "IPO Offering" where you will be asked to fill in your Username and Password. You then click on the "Submit" button which will deliver you to the "Welcome to our Offering" page. From there, click the "My Bids" tab and you will be delivered to the page where you can see your bids with the instructions "if you wish to cancel a bid, click on the Company Name for the specific bid you wish to cancel." When the bidder clicks on the "Cancel this Bid" button, the bid is automatically cancelled - indicated in red for that particular bid under the "My Bids" tab. CAN I SUBMIT MORE THAN ONE BID?

Yes. You can submit as many bids as you would like. Please remember that you can only bid for up to 10% of the entire BioQuest offering. Therefore, the total shares of all your bids may not exceed 100,000 BioQuest shares.

WHAT HAPPENS TO MY STOCK ONCE I PURCHASE IT?

When you place a bid, you indicate how you want the Transfer Agent to deliver your shares. Either they may be held with the Transfer Agent or transferred to your brokerage account

WHEN CAN I TRADE THE STOCK?

Shares are expected to begin trading on the NASDAQ Bulletin Board on or about one week after the close of this Auction if this 1,000,000 share offering is successful.

WHAT HAPPENS IF I BID FOR THE BIOQUEST'S DPO AND I GET OUT BID, OR THE OFFERING IS WITHDRAWN?

If you were out bid or the offering does not go public, you will be returned all monies by check from the Escrow Agent at the end of the auction. If you paid originally by wire transfer, all funds will be credited to the account from which you wired funds. All other payment methods will be reimbursed by check from the Escrow Agent within two (2) weeks.

HOW IS BIOQUESTIPO.COM DIFFERENT FROM OTHER SITES OFFERING ONLINE IPO'S?

BioQuest's site is different from other sites offering "online" IPO's in several ways:

o    You can buy our stock directly from BioQuest on our site.

o You can pay for the DPO with a certified check/money order, wire transfer, or debiting your bank account.

o    We use a Dutch Auction method to allocate the purchase of shares.

o A self-underwritten offering done on our website enables anyone with the requisite money to pay for their shares, to have an equal chance to buy from 1 share to 10% of this BioQuest offering.


HOW CAN I RECEIVE A HARD COPY OF BIOQUEST'S PROSPECTUS?

You can print it out directly from the BioQuestIPO.com website. Or you may go to Contact Us and request a copy to be sent by phoning, faxing or emailing us.

                    ABOUT US/ ABOUT BIOQUEST IPO.COM SCREEN

                                                                 Help | Bid Now

                [Home]     [Abut Us]    [IPO Offering]     [Register]

(Register here)
About BioQuest IPO.com
Getting Started
Frequently asked    About BioQuestIPO.com
Questions

                    BioQuest International, Inc. was organized November 4, 1999 under the laws of Virginia as a privately held corporation and to exist as a holding corporation for the purposes of creating, establishing, acquiring, building and developing various wholly owned subsidiary companies, all allied within the alternative/complementary/integrative medical field.

                    BioQuest International, Inc. is the first company ever, to do a self-underwritten, Direct Public Offering (DPO), over the Internet, and using the Dutch Auction process. The funds it will raise through this offering will infuse capital into each of its proposed entities, as well as new ones it will acquire upon the successful completion of the offering.

                    We invite you to learn more about BioQuest's business and plans for the future, by Registering and accessing our Prospectus.




                                      II-88
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                                      II-90

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Thank you for updating your profile!

Your user information is now as follows:

Username:       Investor42
Mr. Investor Noname

1234 Boogie Woogie Avenue
Yourtown
MD 20901
USA

301-555-5555
Email@email.com

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                                      II-91

                                PRIVACY STATEMENT SCREENS

                                                                 Help | Bid Now

                [Home]     [Abut Us]    [IPO Offering]     [Register]

(Register here)
About BioQuest IPO.com
Getting Started
Frequently asked    BioQuestIPO.com Privacy Statement
Questions
                    Receipt of Information

                    Our primary goal is to provide you with a smooth, efficient and customized experience while you visit this site and bid on our Auction. To be able to access our prospectus online, you need to register using our registration form. You will be required to provide us with your contact information, such as name, address, phone number and e-mail. For your protection, you are required to create a unique user name and password.

                    You may request a hard copy of the BioQuest prospectus by clicking on Contact Us.

                    We automatically track certain information about you based upon your behavior on our site. This information may include the URL that you just came from (whether this URL is on our site or not), which URL you next go to (whether this URL is on our site or not), what browser you are using, and your IP address (an anonymous code that identifies the physical location of your internet service provider). We use this information solely to conduct internal research on our users' demographics, interests and behavior to better understand and serve our users. This information is compiled and analyzed on an aggregated, and not on an individual, basis.

                    If you use a service provided by an affiliated company of BioQuestIPO.com, the Service Provider may provide personal information about you and possibly the transaction back to BioQuestIPO.com.

                    Our Use of Your Information

                    We use personally identifiable information about you to improve our marketing and promotional efforts, to statistically analyze site usage, improve our content and product offerings and customize our site's content, layout and services. We believe these uses allow us to improve our site and better tailor it to meet your needs now, and for the future.

                    We may also use your data to deliver information to you that, in some cases, is targeted to your interests, such as targeted banners, new services and promotions. By registering with BioQuestIPO.com, you expressly agree to receive this information. You can remove yourself from participating on this site by sending an email to info@bioquestipo.com.

                    We may use your email address, your mailing address and phone number to contact you regarding administrative notices, new product offerings and communications relevant to your use of the site.

                    We may use information in the file we maintain about you, and other information we obtain from your current and past activities on the site, to resolve disputes, and troubleshoot. At times, we may look across multiple users to identify problems or resolve disputes, and in particular on rare occasions, we may evaluate your information to look for users using multiple User ID's.

                    Our Disclosure of Your Information

                    Unfortunately, due to the existing regulatory environment, we cannot ensure that all of your private communications and other personally identifiable information will never be disclosed in ways not otherwise described in this Privacy Statement. By way of example (without limiting the foregoing), we may be forced to disclose information to the government or third parties under certain circumstances, or third parties may unlawfully intercept or access transmissions or private communications. You expressly grant us permission to disclose any information about you to law enforcement or other government officials as we, in our sole discretion, believe necessary or appropriate, in connection with an investigation of fraud, intellectual property infringements or other activity that is illegal or may expose us to legal liability.

                    The following describes some of the ways that your personally identifiable information may be disclosed:

                    Service Providers. BioQuestIPO.com offers a number of third party services from our site (e.g., escrow, authentication). If you choose to use these optional services, we will, by necessity, provide some of your personally identifiable information to the Service Provider offering such services. You can, of course, avoid having us make such disclosures by choosing not to use these services. Because we do not control the privacy practices of these third parties, you should evaluate their practices before deciding to use their services.

                    BioQuestIPO.com Subsidiaries and Joint Ventures. We will share much of our data, including personally identifiable information about you, with our subsidiaries and Joint Ventures that are committed to serving your person-to-person investment needs throughout the world. To the extent that these entities are getting access to your information, they will treat it at least as protectively as they treat information they obtain from their other users. We require our subsidiaries and joint ventures to follow privacy practices no less protective of all users than the practices described in our document. Welcome to the BioQuestIPO.com community!

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        Copyright(C)1999, 2000 BioQuestIPO.com, Inc. All rights reserved
                       Technology by: Interactica Networks

                                LEGAL DISCLAIMER SCREEN

                                                                 Help | Bid Now

                [Home]     [Abut Us]    [IPO Offering]     [Register]

(Register here)
About BioQuest IPO.com
Getting Started
Frequently asked         BioQuestIPO.com Legal Disclaimer
Questions

                    1. This site is to be used for the purposes of reviewing BioQuest's prospectus and bidding on BioQuest's self-underwritten Direct Public Offering (DPO).

                    2. Only registered bidders of BioQuestIPO.com may bid on the shares offered on this site.

                    3. It is the responsibility of the registered bidder to secure his/her password and user name and BioQuestIPO.com shall not be responsible for the unauthorized use of a registered member's username and password to enter the site and bid on shares.

                    4. All substantive content of the offering documents presented herein is the property of BioQuest, and may be protected by copyright laws and treaties both in the United States and in foreign jurisdictions.

                    5. All sales of securities herein are conducted pursuant to the "Dutch Auction" method and all registered bidders agree that they have been fully informed of, and agree to abide by, the standard conduct of the "Dutch Auction" as set forth in the DPO Tutorial herein.

                    6. It is understood and agreed that registered bidders may bid on our shares after accessing our prospectus. The registered bidder will signify that he/she has had access to the prospectus prior to making any bids on our BioQuest stock. We strongly urge you to access the prospectus prior to bidding.

                    7. There are a number of factors that affect the length and closing date of our auction. We do not and cannot control these factors.


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                                      II-96

                                CONTACT US SCREEN

                                                                 Help | Bid Now

                [Home]     [Abut Us]    [IPO Offering]     [Register]

(Register here)              Contact Us
About BioQuest IPO.com
Getting Started              P.O. Box 15
Frequently asked             Fairfax Station, Virginia 22039
Questions                    To request a hard copy of our Prospectus you may
                             phone, fax or email us with your request at the numbers/address below.

                             phone: 1-866-468-6228
                             fax: 1-866-466-3228
                             info@bioquestipo.com


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        Copyright(C)1999, 2000 BioQuestIPO.com, Inc. All rights reserved
                       Technology by: Interactica Networks

                          BIOQUEST INTERNATIONAL, INC.


                        1,000,000 Shares of Common Stock








                                   PROSPECTUS










                               October _____, 2001





Until November __, 2001 (25 days after the date hereof), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a current copy of this prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by BioQuest. This prospectus does not constitute as an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 26.          Recent Sales of Unregistered Securities

          There has been no established public trading market for the Registrant's common stock since its inception on November 4, 1999. As of June 30, 2001, Registrant had 79 shareholders of record owning 9,040,473 outstanding shares of common stock.

          On January 1, 2000 Registrant issued 4,000,000 shares of restricted common stock to Mr. Peter J. Ewens, the Chairman and Chief Executive Officer of Registrant and record and beneficial owner of approximately 44.2% of Registrant's outstanding shares, in consideration and exchange for $21,000.

          On January 1, 2000, Registrant issued 4,000,000 shares of unrestricted common stock to Mr. Roger Miller, the Treasurer, Secretary and record and beneficial owner of approximately 44.2% of Registrant's outstanding common stock, in consideration and exchange for $21,000.

          On January 1, 2001 Registrant issued 250,000 shares of restricted common stock to Mr. James Chappell, the Vice President of Medical and Scientific Technology and record and beneficial owner of approximately 2.8% of Registrant's outstanding shares, in consideration for services rendered.

          On January 1, 2001 Registrant issued 250,000 shares of restricted common stock to Ms. Nicole Shoong, the President of BioQuest Media Resources Group and record and beneficial owner of approximately 2.8% of Registrant's outstanding shares, in consideration for services rendered.

          No underwriter was employed in connection with the offering and sale of the shares. The Registrant claimed the exemption from registration in connection with each of the offerings provided under Section 4(2) of the Act and Rule 506 of Regulation D promulgated there under as well as similar provisions under state law.

          Registrant received gross proceeds in the amount of $800,210 from the April 25 - August 12, 2000 sale of a total of 533,473 shares of common stock at $1.50 per value per share in an offering conducted pursuant to Section 4(2) of the Securities Act of 1993 and Rule 506 of Regulation D promulgated there under as well as similar provisions under state law. These sales were made to 76 persons, 70 of whom were clients or associates of Mr. Miller and 6 of whom were friends or associates of Mr. Ewens. All of these individuals have had an extended pre-existing relationship with either Mr. Miller or Mr. Ewens. The proceeds from such private placements were used to fund a portion of the Stage I development of the Registrant's website and to fund the marketing strategies for the Direct Public Offering.

Item 27.          Index to Exhibits

(a)(1)   Financial Statements -- Included in prospectus:
         Independent Certified Public Accountants' Report.
         Balance Sheets as June 30, 2001 and June 30, 2000.
         Statements of Operations for the year ended June 30, 2001 and for the periods from November 4, 1999 (date of inception) to June 30, 2000 and June 30, 2001. Statements of Changes in shareholder's Equity for the year ended June 30, 2001 and for the periods from November 4, 1999 (date of inception) to June 30, 2000 and June 30, 2001.
         Statements of Cash flows for the year ended June 30, 2001 and for the periods from November 4, 1999 (date of inception) to June 30, 2000 and June 30, 2001. Notes to Financial Statements.

(a)(2) Included Separately from prospectus: Consent of Independent Public Accountants. (See Exhibit 23.2 below.) Other than the Financial Data Schedule, no schedules are included for the reason that all required information is contained in the financial statements included in the prospectus.

                                     SB-2-1

(b)      Exhibits:

         * 3.1.1  Certificate of Incorporation of Registrant.
         * 3.1.2  Articles of Amendment to the Certificate of Incorporation
            *3.2  Bylaws of Registrant
            *3.3  Form of Stock Certificate
            *3.4  Subscription Agreement and Power of Attorney. (No longer applicable.)
            *5.1  Opinion of Counsel as to the legality of the shares.
           *10.1  Employment Agreement between Registrant and Pete Ewens.
           *10.2  Employment Agreement between Registrant and Roger Miller.
           *10.3  Employment Agreement between Registrant and Dr. James Chappell.
           *10.4  Employment Agreement between Registrant and Nicole Shoong.
           *10.5  Technology Leasing Agreement between Registrant and MainStreetIPO.com, Inc.
           *10.6  Professional Services Agreement between Registrant and Vertical Solutions.
           *10.7  Dynamic Web Site Development Letter of Agreement between Registrant and Kirk Cizerle.
           *10.8  Letter of Agreement between Registrant and Tani Hurley Public Relations.
           *10.9  Letter of Agreement between Registrant and Alexander Creative Consulting, Inc.
           *10.10 Agreement  of  Purchase  and Sale and Deposit  Receipt  between  Registrant  and  Hastings  Investment
                  Limited. (No longer applicable.)
           *10.11 Engagement Agreement between Registrant and Ray Stewart, Esq.
           *10.12 Engagement Agreement between Registrant and Duncan, Blum and Associates.
           *10.13 Warrant Agreement between Registrant and Duncan, Blum & Associates.
           *10.14 Dutch Auction Bid Process Website (attached to the prospectus as Appendix II).
           *10.15 Technology Leasing Agreement (December 15, 2000) between Registrant and MainStreetIPO.com, Inc.
           *10.16 American Stock Exchange Listing Application and Associated Exhibits. (No longer applicable.)
            10.17 Escrow Agreement between Registrant and The American Pacific Bank (reflecting $14,000,000 maximum offering and restrictions on Service Agent role).
           *10.18 Audit Agreement between Registrant and DeLap White Caldwell & Croy, LLP.
           *10.19 Bat-Out-Of-Health Website "Screenshots."  (No longer applicable.)
           *10.20 Form of Transfer Agent Agreement between and Registrant and TransferOnline, Inc.
           *10.21 Media Agency Service Agreement between Registrant and Mediasmith, Inc.
           *10.22 Programming/Consulting Services Agreement between Registrant and FigLeaf Software, Inc.
           *10.23 Website Development Agreement between Registrant and ccplanet.com, Inc. D/B/A ccgenesis.
            10.24 Final Supplemental Solicitation Materials.
          * 10.25 Investor and Public Relations Agreement between Registrant and Adam Friedman Associates.
            10.26 Form of Promotional Shares Lock-In Agreement Relating to Registrant's Principals.
            23.1  Consent of Counsel (Duncan, Blum & Associates).
            23.2  Consent of Auditors (Hill, Barth & King LLC).

         *These exhibits were filed in the September 26, 2000 Registration Statement and/or Pre-Effective Amendments No. 1, 2, 3,4, 5, 6, and/or 7 respectively filed March 22, May 16, July 26, August 2 and 27, September 14 and 27, 2001. Since no changes have occurred and/or are material, these exhibits are not being re-filed and are hereby incorporated by reference.



                                     SB-2-2






                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Pre-Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Fairfax Station, State of Virginia, on the 16th day of October, 2001.

                 BioQuest International, Inc.

                 By: /s/ Peter J. Ewens
                         -----------------------------------
                         Peter J. Ewens, Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 8 to the Registration Statement has been signed below by the following persons in their respective capacity as officer and/or director of the Registrant on the date indicated.

Signatures/Title                                                      Date
----------------                                                      ----

/s/ Peter J. Ewens                                              October 16, 2001
------------------
Peter J. Ewens, Chairman and Chief Executive Officer

/s/ Roger Miller                                                October 16, 2001
----------------
Roger Miller, Director, Secretary, Treasurer and
Principal Financial and Accounting Officer